Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 16, 2011

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as the Agent

WELLS FARGO CAPITAL FINANCE, LLC

as Documentation Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS

and

JPMORGAN CHASE BANK, N.A.

as Co-Syndication Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as the Sole Lead Arranger and Book Manager

and

WESTLAKE CHEMICAL CORPORATION

and each other Person listed on Schedule 1 hereto,

as the Borrowers

$400,000,000

6.4	Corporate Name; Prior Transactions.	27
6.5	Subsidiaries and Affiliates.	28
6.6	Financial Statements and Projections.	28
6.7	Solvency.	28
6.8	Real Estate; Leases.	28
6.9	Proprietary Rights.	29
6.10	Trade Names.	29
6.11	Litigation.	29
6.12	Labor Disputes.	29
6.13	Environmental Laws.	29
6.14	No Violation of Law.	30
6.15	No Default.	30
6.16	ERISA Compliance.	31
6.17	Taxes.	31
6.18	Regulated Entities.	31
6.19	Use of Proceeds; Margin Regulations.	31
6.20	Copyrights, Patents, Trademarks and Licenses, etc.	32
6.21	No Material Adverse Change.	32
6.22	Full Disclosure.	32
6.23	Locations of Collateral.	32
6.24	Deposit Accounts.	32
6.25	Governmental Authorization.	32
6.26	No Restrictions.	33

ARTICLE 7. AFFIRMATIVE AND NEGATIVE COVENANTS		33
7.1	Taxes and Other Obligations.	33
7.2	Legal Existence and Good Standing.	33
7.3	Compliance with Law and Agreements; Maintenance of Licenses; Amendments to Charter Documents.	33
7.4	Maintenance of Property; Inspection of Property.	34
7.5	Insurance.	34
7.6	Insurance and Condemnation Proceeds.	35
7.7	Environmental Laws.	35
7.8	Compliance with ERISA.	36
7.9	Mergers; Consolidations; or Sales.	36
7.10	Distributions; Capital Change; Restricted Investments.	37
7.11	Transactions Affecting Collateral or Obligations.	39
7.12	Guaranties.	39
7.13	Debt.	39
7.14	Payment / Prepayment of Debt.	40
7.15	Transactions with Affiliates.	41
7.16	Business Conducted.	41
7.17	Liens.	42
7.18	Sale and Leaseback Transactions.	42
7.19	New Subsidiaries.	42
7.20	Fiscal Year.	42
7.21	Fixed Charge Coverage Ratio.	42
7.22	Use of Proceeds.	42
7.23	Collateral.	42
7.24	Tax Shelter Regulations.	44
7.25	Permitted Acquisitions.	44

7.26	Excluded Deposit Accounts.	45
7.27	Further Assurances.	45

ARTICLE 8. CONDITIONS OF LENDING		46
8.1	Conditions Precedent to Making of Loans on the Closing Date.	46
8.2	Conditions Precedent to Each Loan.	48

ARTICLE 9. DEFAULT; REMEDIES		48
9.1	Events of Default.	48
9.2	Remedies.	51

ARTICLE 10. TERM AND TERMINATION		52
10.1	Term and Termination.	52

ARTICLE 11. AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		53
11.1	Amendments and Waivers.	53
11.2	Assignments; Participations.	54

ARTICLE 12. THE AGENT		57
12.1	Appointment and Authorization.	57
12.2	Delegation of Duties.	57
12.3	Liability of Agent.	57
12.4	Reliance by Agent.	57
12.5	Notice of Default.	58
12.6	Credit Decision.	58
12.7	Indemnification.	58
12.8	Agent in Individual Capacity.	59
12.9	Successor Agent.	59
12.10	Collateral Matters.	59
12.11	Restrictions on Actions by Lenders; Sharing of Payments.	60
12.12	Agency for Perfection.	61
12.13	Payments by Agent to Lenders.	61
12.14	Settlement.	61
12.15	Concerning the Collateral and the Related Loan Documents.	64
12.16	Field Audit and Examination Reports; Disclaimer by Lenders.	64
12.17	Relation Among Lenders.	65
12.18	Co-Agents.	65
12.19	Bank Product Providers.	65

ARTICLE 13. MISCELLANEOUS		66
13.1	No Waivers; Cumulative Remedies.	66
13.2	Severability.	66
13.3	Governing Law; Choice of Forum; Service of Process.	66
13.4	WAIVER OF JURY TRIAL.	67
13.5	Survival of Representations and Warranties.	67
13.6	Other Security and Guaranties.	67
13.7	Fees and Expenses.	68
13.8	Notices.	68
13.9	Waiver of Notices.	69
13.10	Binding Effect.	69

13.11	Indemnity of the Agent, the Arranger, the Letter of Credit Issuers and the Lenders by the Borrowers.	70
13.12	Limitation of Liability.	70
13.13	No Advisory or Fiduciary Responsibility.	71
13.14	Final Agreement.	71
13.15	Counterparts.	71
13.16	Captions.	71
13.17	Right of Setoff.	71
13.18	Confidentiality.	72
13.19	Conflicts with Other Loan Documents.	73
13.20	Westlake as Agent.	73
13.21	Patriot Act Notice.	73
13.22	Restatement of Existing Credit Agreement.	73
13.23	Confirmations.	74
13.24	Electronic Execution.	74

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	–	DEFINITIONS

EXHIBIT A	–	FORM OF NOTE
EXHIBIT B	–	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C	–	FORM OF OBLIGATION GUARANTY
EXHIBIT D	–	FORM OF NOTICE OF BORROWING
EXHIBIT E	–	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT F	–	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT G	–	FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 1	–	BORROWERS
SCHEDULE 1.2	–	LENDERS’ COMMITMENTS
SCHEDULE 6.4	–	PRIOR CORPORATE NAMES
SCHEDULE 6.5	–	SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.9	–	PROPRIETARY RIGHTS
SCHEDULE 6.10	–	TRADE NAMES
SCHEDULE 6.11	–	LITIGATION
SCHEDULE 6.12	–	LABOR DISPUTES
SCHEDULE 6.13	–	ENVIRONMENTAL LAW
SCHEDULE 6.16	–	ERISA COMPLIANCE
SCHEDULE 6.23	–	LOCATIONS OF COLLATERAL
SCHEDULE 6.24	–	DEPOSIT ACCOUNTS
SCHEDULE 7.10	–	EXISTING INVESTMENTS
SCHEDULE 7.13	–	DEBT AND EXISTING LETTERS OF CREDIT
SCHEDULE 7.17	–	EXISTING LIENS

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of September 16, 2011 (this “Agreement”) among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A. with an office at 901 Main Street, Dallas, Texas, 75202, as agent for the Lenders (in its capacity as agent, the “Agent”), and Westlake Chemical Corporation, a Delaware corporation (“Westlake”) and certain of its domestic subsidiaries listed on Schedule 1 hereto, each with offices at 2801 Post Oak Boulevard, Houston, Texas 77056 (each a “Borrower” and collectively, all Borrowers, including Westlake, the “Borrowers”).

W I T N E S S E T H:

WHEREAS, Westlake and certain of its domestic subsidiaries as borrowers, the Agent, and lenders party thereto entered into an Amended and Restated Credit Agreement dated as of September 8, 2008, which amended and restated the Credit Agreement dated as of July 31, 2003 among Westlake, certain of its domestic subsidiaries as borrowers, the Agent and the lenders party thereto (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, Westlake and other Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement, and the parties have agreed to amend and restate the Existing Credit Agreement, in each case, upon the terms and conditions set forth in this Agreement; and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A, which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits, and Schedules attached hereto are incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

ARTICLE 1.

LOANS AND LETTERS OF CREDIT

1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $400,000,000 (as such amount may be increased or reduced from time to time pursuant to the terms of this Agreement, the “Total Facility”) to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

1.2 Revolving Loans.

(a) Revolving Loans and Notes.

(i) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon any Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrowers in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base but not in excess of the Maximum Revolver Amount on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

(ii) The Borrowers shall execute and deliver to each Lender requesting a note, a note, an amended and restated note, or a second amended and restated note, as applicable, to evidence the Revolving Loan of that Lender. Each note shall be in the principal amount of the requesting Lender’s Pro Rata Share of the Maximum Revolver Amount, dated the date hereof and substantially in the form of Exhibit A (each a “Note” and, collectively, the “Notes”). Each Note shall represent the obligation of the Borrowers to pay the amount of the requesting Lender’s Pro Rata Share of the Maximum Revolver Amount, or, if less, such Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to the Borrowers together with interest thereon as prescribed in Section 2.1. The entire unpaid balance of the Revolving Loan and all other Obligations (other than Bank Products that the applicable Lender chooses not to terminate and indemnity obligations that survive the termination of this Agreement and are not due and payable at such termination) shall be immediately due and payable in full in immediately available funds on the Termination Date.

(b) Procedure for Borrowing.

(i) Each Borrowing shall be made upon any Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing in substantially the form of Exhibit D (“Notice of Borrowing”) and signed by Westlake, on its behalf and as agent for the other Borrowers, which Notice of Borrowing shall be received by the Agent prior to (i) 12:00 noon (Houston, Texas time) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 12:30 p.m. (Houston, Texas time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $5,000,000 (and integral increments of $1,000,000 in excess of such amount);

(B) the requested Funding Date, which must be a Business Day;

(C) whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan);

(D) the duration of the Interest Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month); and

(E) the Borrower or Borrowers which are to receive all or any portion of such Borrowing and the amount of such Borrowing to be advanced to such Borrower or Borrowers.

(ii) In lieu of delivering a Notice of Borrowing, the Borrowers may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

(iii) In lieu of delivering a Notice of Borrowing, the Borrowers may also request Borrowings in accordance with any ancillary agreements entered into by the Agent and the Borrowers from time to time relating to borrowing procedures.

(iv) The Borrowers shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

(c) Reliance upon Authority. Prior to the Closing Date, the Borrowers shall deliver to the Agent, a notice setting forth the account of the Borrowers (“Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person’s request for Revolving Loans on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on its behalf.

(d) No Liability. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by any Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

(g) Making of Revolving Loans. If the Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 2:30 p.m. (Houston, Texas time) on the applicable Funding Date. After the Agent’s receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

(h) Making of Non-Ratable Loans.

(i) If any Borrower requests a Base Rate Loan and the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section 1.2(h) is herein referred to as a “Non-Ratable Loan,” and such Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $40,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

(ii) The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(i) Agent Advances.

(i) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 5% of the Borrowing Base but not in excess of the Maximum Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 13.7 (any of such advances are herein referred to as “Agent Advances”); provided, that the Majority Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(ii) The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(j) Increase in Commitments. The Borrowers may request an increase in the Commitments from time to time upon notice to the Agent, as long as (a) the requested increase is in a minimum amount of $25,000,000 and is offered on the same terms as existing Commitments, except for a closing fee specified by the Borrowers, (b) increases under this Section do not exceed $150,000,000 in the aggregate and no more than four (4) increases are made, (c) no reduction in Commitments pursuant to Section 3.2 has occurred prior to the requested increase, (d) the Agent shall have received certified copies of the resolutions of Westlake approving such increase in the Commitments, (e) the increased Commitments shall be on the same terms and conditions as the existing Commitments, (f) the Borrowers shall deliver any legal opinions or other documents reasonably requested by the Agent, and (g) the Borrowers shall pay, on demand, all fees and reasonable costs and expenses (including Attorney Costs) paid or incurred by the Agent and the Arranger in connection with the increase in the Commitments. The Agent shall promptly notify Lenders of the requested increase and, within ten (10) Business Days thereafter, each Lender shall notify the Agent if and to what extent such Lender commits to increase its Commitment; provided that no Lender shall have any obligation to increase its Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Commitments and become Lenders hereunder. The Agent may allocate, in its discretion, the increased Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 8.2 are satisfied, total Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by the Agent and the Borrowers, but no later than forty-five (45) days following the Borrowers’ increase request. The Agent, the Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as the Agent deems appropriate to evidence the increase in and allocations of the Commitments. On the effective date of an increase, all outstanding Revolving Loans, Letter of Credit Obligations and other exposures shall be reallocated among Lenders, and settled by the Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.

1.3 Letters of Credit.

(a) Agreement to Issue. Subject to the terms and conditions of this Agreement, each Letter of Credit Issuer, as requested by any Borrower, agrees to issue, and to amend or renew Letters of Credit previously issued by it in accordance with this Section 1.3, for the account of any Borrower one or more commercial/documentary and standby letters of credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) and the Agent agrees to provide credit support or other enhancement to a letter of credit issuer acceptable to the Agent, which issues a letter of credit for the account of any Borrower (any such credit support or enhancement being herein referred to as a “Credit Support”) from time to time during the term of this Agreement. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b) Amounts; Outside Expiration Date. A Letter of Credit Issuer shall not have any obligation to issue any Letter of Credit and the Agent shall not have any obligation to provide Credit Support at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance for standby letters of credit and 180 days from the date of issuance for documentary letters of credit; provided that any Letter of Credit issued in connection with the IRBs may have an expiration date of not later than the Termination Date. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the applicable Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of a Letter of Credit Issuer to issue any Letter of Credit and the obligation of the Agent to provide Credit Support is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(i) The Borrowers shall have delivered to the applicable Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and such Letter of Credit Issuer; and

(ii) If a Defaulting Lender exists, no Letter of Credit Issuer shall have any obligation to issue any Letter of Credit and the Agent shall not have any obligation to provide any Credit Support, until such Lender or the Borrowers have entered into arrangements satisfactory to the Agent and the applicable Letter of Credit Issuer to eliminate any Fronting Exposure associated with the Defaulting Lender; and

(iii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit.

(i) Request for Issuance. The Borrowers must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the proposed Letter of Credit Issuer, the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit is standby, commercial, or documentary, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

(ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (A) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (B) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall notify the applicable Letter of Credit Issuer and such Letter of Credit Issuer shall issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met. No Letter of Credit Issuer shall issue any Letter of Credit without receiving prior notice or confirmation from the Agent that the foregoing clauses (A) and (B) are met.

(iii) No Extensions or Amendment. No Letter of Credit Issuer shall be obligated to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

(e) Assumption of Risk; Rights of Letter of Credit Issuers.

(i) Assumption of Risk by the Borrowers. The Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of the Agent, any Letter of Credit Issuer or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Letter of Credit Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or any Letter of Credit Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Letter of Credit Issuer, the Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of the Letter of Credit Issuers under the Loan Documents shall be cumulative. The Letter of Credit Issuers shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the Borrowers are discharged with proceeds of any Letter of Credit. Nothing set forth herein shall prevent the Borrowers, following reimbursement in respect of any Letter of Credit, from asserting claims against a Letter of Credit Issuer for any honor of any Letter of Credit constituting gross negligence or willful misconduct.

(ii) Rights of Letter of Credit Issuers. In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or Letter of Credit Documents, a Letter of Credit Issuer shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Letter of Credit Issuer, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. A Letter of Credit Issuer may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. A Letter of Credit Issuer may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or Letter of Credit Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(iii) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name any Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents, and other writings and property received by such Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(f) Reimbursement; Participations.

(i) If any Letter of Credit Issuer honors any request for payment under a Letter of Credit, the Borrowers shall pay to such Letter of Credit Issuer, on the same day (“Reimbursement Date”), the amount paid by such Letter of Credit Issuer under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by the Borrowers. The obligation of the Borrowers to reimburse a Letter of Credit Issuer for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that the Borrowers may have at any time against the beneficiary. Whether or not the Borrowers submit a Notice of Borrowing, the Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due a Letter of Credit Issuer on any Reimbursement Date and each Lender agrees to fund its Pro Rata Share of such Borrowing whether or not the Commitments have terminated, an overadvance exists or is created thereby, or the conditions in Article 8 are satisfied.

(ii) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the applicable Letter of Credit Issuer, without recourse or warranty, an undivided Pro Rata Share interest and participation in all Letter of Credit Obligations relating to such Letter of Credit. If a Letter of Credit Issuer makes any payment under a Letter of Credit and the Borrowers do not reimburse such payment on the Reimbursement Date, the Agent shall promptly notify the Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to the Agent, for the benefit of such Letter of Credit Issuer, the Lender’s Pro Rata Share of such payment. Upon request by a Lender, a Letter of Credit Issuer shall furnish copies of any Letters of Credit and Letter of Credit Documents in its possession at such time.

(iii) The obligation of each Lender to make payments to the Agent for the account of a Letter of Credit Issuer in connection with such Letter of Credit Issuer’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. The Letter of Credit Issuers do not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any Letter of Credit Documents. The Letter of Credit Issuers do not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the Letter of Credit Documents or any Account Party. The Letter of Credit Issuers shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Letter of Credit Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Account Party.

(iv) No Letter of Credit Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit Documents except as a result of its actual gross negligence or willful misconduct. A Letter of Credit Issuer shall not have any liability to any Lender if such Letter of Credit Issuer refrains from any action under a Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

(g) Supporting Letter of Credit; Cash Collateral. (i) If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding. In the event Supporting Letters of Credit are not delivered, then the Loan Parties shall provide cash collateral for all remaining Letters of Credit in an amount equal to 110% of the aggregate face amount of such Letters of Credit. (ii) If a Defaulting Lender exists, the Borrowers shall, on demand by any Letter of Credit Issuer or the Agent from time to time, cash collateralize the Pro Rata Share of any Defaulting Lender of the Letter of Credit Obligations.

(h) Auto-Reinstatement Letters of Credit. The Lenders acknowledge that the Letter of Credit issued by the Bank in connection with the IRBs (as amended, renewed, replaced, and extended from time to time, the “IRB L/C”) permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder. Unless otherwise directed by the Bank, no Borrower shall be required to make a specific request to the Bank to permit such reinstatement. The Lenders shall be deemed to have authorized (but may not require) the Bank to reinstate all or a portion of the stated amount thereof in accordance with the provisions of the IRB L/C.

(i) Additional Letter of Credit Issuers. The Borrowers and all Additional Letter of Credit Issuers shall comply with all terms and conditions relating to Letters of Credit set forth in this Agreement, including without limitation, Section 1.3(d)(i) above. Each Additional Letter of Credit Issuer shall promptly provide to the Agent a copy of all original Letters of Credit issued by such Additional Letter of Credit Issuer, and all renewals, extensions, amendments, modifications, cancellations, or draws thereof. Each Additional Letter of Credit Issuer shall only issue a Letter of Credit in accordance with this Section 1.3.

(j) Resignation of Letter of Credit Issuer. Any Letter of Credit Issuer may resign at any time upon notice to the Agent and the Borrowers. On the effective date of such resignation, such Letter of Credit Issuer shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of a Letter of Credit Issuer hereunder, including under Sections 1.3 and 13.11, relating to any Letter of Credit issued prior to such date. The Agent shall promptly appoint a replacement Letter of Credit Issuer, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

1.4 Bank Products. The Loan Parties and their Affiliates (including Westlake Veba Trust) may request and the Agent or Lenders may, in their sole and absolute discretion, arrange for the Loan Parties and their Affiliates (including Westlake Veba Trust) to obtain from the Bank or the Bank’s Affiliates or the Lenders or the Lenders’ Affiliates, Bank Products, although the Loan Parties and their Affiliates (including Westlake Veba Trust) are not required to do so. If Bank Products are provided by an Affiliate of the Bank, any Lender or an Affiliate of a Lender, the Loan Parties agree to indemnify and hold the Agent, the Bank, the Lenders, and their respective Affiliates harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank, or any of the Lenders and their respective Affiliates which arise from any indemnity given by the Agent, its Affiliates, or the Lenders or their respective Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Loan Party’s rights, with respect to the Bank, any Lender or their respective Affiliates, as the case may be, which relate to the Bank Products or the provision of the Bank Products pursuant thereto. The agreement contained in this Section shall survive termination of this Agreement. Each Loan Party acknowledges and agrees that the obtaining of Bank Products from the Bank, any Lender or their respective Affiliates (a) is in the sole and absolute discretion of the Bank, any Lender, or their respective Affiliates, and (b) is subject to all rules and regulations of the Bank, any Lender, or their respective Affiliates.

ARTICLE 2.

INTEREST AND FEES

2.1 Interest.

(a) Interest Rates. All outstanding Revolving Loans shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margin, but not to exceed the Maximum Rate. If at any time Revolving Loans are outstanding with respect to which the Borrowers have not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Revolving Loans shall bear interest at a rate determined by reference to the Base Rate (unless the Default Rate has been effected by the Agent and the Required Lenders pursuant to Section 2.1(b)) until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Revolving Loans shall bear interest as follows:

(i) For all Base Rate Loans at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges for LIBOR Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). All interest charges for Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and for actual days elapsed. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

(b) Default Rate. If any Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Event of Default is continuing, (i) the principal amount of all Revolving Loans shall bear interest at the Default Rate applicable thereto; (ii) the Letter of Credit Fee shall bear interest at the Default Rate applicable thereto; and (iii) any other amount (other than principal of any Revolving Loan and the Letter of Credit Fee) payable by the Borrowers under any Loan Document shall bear interest at the Default Rate applicable to Base Rate Loans.

2.2 Continuation and Conversion Elections.

(a) The Borrowers may:

(i) elect, as of any Business Day, in the case of Base Rate Loans, to convert any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one (1) month.

(b) Westlake, on its behalf and as agent for the other Borrowers, shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (Houston, Texas time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Revolving Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate amount of Loans to be converted or continued;

(iii) the type of Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

(c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than twelve (12) different LIBOR Rate Loans in effect hereunder at any time.

2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder (including any fees or other fees or other compensation which are deemed or determined to be interest) exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, for any period, any interest, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that period shall be the Maximum Rate, and, if in future periods, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

2.4 Closing Fee. Borrowers shall pay the Agent for its account the fees described in the Fee Letter (the “Closing Fee”).

2.5 Unused Line Fee. On the first day of each month hereafter and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to the Applicable Margin for Unused Line Fee times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding principal amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers’ Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

2.6 Letter of Credit Fee. The Borrowers agree to pay (a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a per annum fee (the “Letter of Credit Fee”) equal to the Applicable Margin for LIBOR Rate Loans multiplied by the stated amount of each Letter of Credit, (b) on the date of issuance of any Letter of Credit, to the Agent for the benefit of the applicable Letter of Credit Issuer, a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and (c) on the date of issuance of any Letter of Credit, to the applicable Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by such Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

ARTICLE 3.

PAYMENTS AND PREPAYMENTS

3.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand, the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount.

3.2 Full or Partial Termination of Facility.

(a) Termination of Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days’ notice (or such shorter period as agreed to by the Agent in its sole discretion) to the Agent, upon Full Payment of all Obligations (other than Bank Products that the applicable Lender chooses not to terminate and indemnity obligations that survive the termination of this Agreement and are not due and payable at such termination). On the effective date of termination of this Agreement, any Lender may terminate its and its Affiliates’ Bank Products.

(b) Partial Reduction of Facility. The Borrowers may permanently reduce the Maximum Revolver Amount in increments of $25,000,000 but in no event shall the Maximum Revolver Amount be less than $300,000,000 (the amount of such reduction, the “Partial Termination Amount”) upon at least ten (10) days’ notice to the Agent, upon the payment in full of any Revolving Loans, together with accrued interest thereon, to the extent such Revolving Loans exceed the Maximum Revolver Amount (after giving effect to such reduction). Once reduced in accordance with this Section 3.2(b), the Maximum Revolver Amount may not be increased.

3.3 Prepayments of the Loans.

(a) To the extent set forth in this Section 3.3(a), immediately upon receipt by any Loan Party of proceeds from the sale of any Collateral (other than sales of Inventory in the ordinary course of business), the Borrowers shall prepay the Revolving Loans in an amount equal to 100% of all such proceeds, net of (i) commissions and other reasonable and customary transaction costs, fees, and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, and (iii) appropriate amounts required to be reserved (in accordance with GAAP) for post-closing adjustments by any Loan Party in connection with such transaction, against any liabilities retained by any Loan Party after such transaction, which liabilities are associated with the asset or assets sold (“Net Sale Proceeds”). No payment from the Net Sale Proceeds shall be required hereunder to the extent Availability exceeds the amount of Revolving Loans outstanding on such date of determination. In addition, 100% of the Net Sale Proceeds shall be deducted from the calculation of the Borrowing Base, but such reduction shall not be deemed to be a permanent reduction of the Maximum Revolver Amount.

(b) Prepayments from the proceeds of all dispositions of Collateral in accordance with Section 3.3(a) shall be applied as follows: first, to accrued interest with respect to the Revolving Loans, second, to pay the principal of the Revolving Loans, and third to cash collateralize outstanding Letters of Credit.

3.4 LIBOR Rate Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

3.5 Payments by the Borrowers.

(a) All payments to be made by the Borrowers shall be made without set off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Houston, Texas time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.6 Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder (without regard to any grace periods hereunder, including, without limitation, Loans that constitute Agent Advances) and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

3.7 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and the Letter of Credit Issuers and except as provided in Section 11.1(b) or 12.14(e). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the

Agent following the occurrence and during the continuation of any Event of Default shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements then due to the Agent from the Borrowers (other than any fees, indemnities, or expense reimbursements arising under any Bank Product); second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than any fees or expense arising from any Bank Product); third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances), unpaid reimbursement obligations in respect of Letters of Credit, and Pari Passu Bank Product Obligations; sixth, to pay an amount to the Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligations including any amounts relating to Bank Products due to the Agent, any Lender, or their respective Affiliates by the Borrowers that are not Pari Passu Bank Product Obligations. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. To the extent not inconsistent with the express terms of this Agreement, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

3.8 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

3.9 Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Revolving Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Revolving Loans or the Letters of Credit. Each Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, absent manifest error, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within thirty (30) days after such statement is received. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

ARTICLE 4.

TAXES, YIELD PROTECTION AND ILLEGALITY

4.1 Taxes.

(a) Any and all payments by any Loan Party on account of any Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if a Loan Party or the Agent shall be required by the applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent, any Lender or any Letter of Credit Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable Loan Party or the Agent shall make such deductions; and (iii) the applicable Loan Party or the Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Requirement of Law. Without limiting the foregoing, the applicable Loan Party shall timely pay all Other Taxes to the relevant Governmental Authorities.

(b) The Borrowers shall indemnify, hold harmless and reimburse the Agent, the Lenders, and any Letter of Credit Issuer, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, any Lender or any Letter of Credit Issuer with respect to any Obligations, Letters of Credit or Loan Documents, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail (without disclosing any business or confidential information) the calculation of the amount of such payment or liability delivered to Westlake by a Lender or any Letter of Credit Issuer (with a copy to the Agent), or by the Agent, shall be conclusive absent manifest error. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower, Westlake shall deliver to the Agent a receipt issued by the Governmental Authority evidencing such payment or other evidence of payment satisfactory to Agent. Notwithstanding anything to the contrary in this Agreement, the Loan Parties shall not indemnify any Person for Excluded Taxes.

(c) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall promptly deliver to the Agent and Westlake, at the time or times prescribed by Requirement of Law or reasonably requested by the Agent or Westlake, such properly completed and executed documentation prescribed by Requirement of Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Agent or Westlake, shall promptly deliver such other documentation prescribed by Requirement of Law or reasonably requested by the Agent or Westlake as will enable the Agent and Westlake to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(d) Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States, (i) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Agent and Westlake, on or prior to the date on which such Lender becomes a Lender hereunder, duly completed copies of a then effective IRS Form W-9 or such other documentation or information prescribed by Requirement of Law or reasonably requested by the Agent or Westlake to determine whether or not such Lender is subject to backup withholding or information reporting requirements; (ii) a Foreign Lender shall deliver to the Agent and Westlake on or prior to the date on which such Foreign Lender becomes a Lender hereunder, whichever of the following is applicable: (A) duly completed copies of a then effective IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (B) duly completed copies of a then effective IRS Form W-8ECI; (C) duly completed copies of a then effective IRS Form W-8IMY and all required supporting documents; (D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (1) a certificate to the effect that such Foreign Lender is not (x) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (z) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (2) duly completed copies of a then effective IRS Form W-8BEN; or (E) any other form prescribed by Requirement of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed together with such supplementary documentation as may be prescribed by Requirement of Law to permit Borrowers to determine the withholding or deduction required to be made; and (iii) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Westlake and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Westlake or the Agent such documentation prescribed by applicable Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Westlake or the Agent as may be necessary for Westlake and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) Each Lender and each Letter of Credit Issuer shall promptly notify Westlake and the Agent of any change in circumstances that would change any claimed exemption or reduction or otherwise render the documentation provided under Section 4.1(d) obsolete or inaccurate in any material respect and shall, promptly upon reasonable request by the Agent or Westlake, provide updated documentation under Section 4.1(d). Each Lender and each Letter of Credit Issuer shall indemnify, hold harmless and reimburse (within ten (10) days after demand therefor) the Loan Parties and the Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Loan Party or the Agent by any Governmental Authority due to such Lender’s or such Letter of Credit Issuer’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section. Each Lender and each Letter of Credit Issuer authorizes the Agent to set off any amounts due to the Agent under this Section against any amounts payable to such Lender or such Letter of Credit Issuer under any Loan Document. This Section shall survive Full Payment of the Obligations, or any resignation or replacement of the Agent, any Lender, or any Letter of Credit Issuer.

(f) If the Agent, any Lender, or any Letter of Credit Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party, or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender, or such Letter of Credit Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Agent, such Lender, or such Letter of Credit Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender, or such Letter of Credit Issuer if the Agent, such Lender, or such Letter of Credit Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent, any Lender, or any Letter of Credit Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

4.2 Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers through the Agent together with an explanation of the circumstances, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans and if applicable convert to Base Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such prepayment, a Base Rate Loan.

4.3 Increased Costs; Capital Adequacy.

(a) Change in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR Rate) or any Letter of Credit Issuer;

(ii) subject any Lender or any Letter of Credit Issuer to any Tax with respect to any Revolving Loan, Loan Document, Letter of Credit, Credit Support or participation in Letters of Credit or Credit Support, or change the basis of taxation of payments to such

Lender or such Letter of Credit Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by, or imposed with respect to payments to, such Lender or such Letter of Credit Issuer); or

(iii) impose on any Lender or any Letter of Credit Issuer or the London interbank market any other condition, cost, or expense affecting any Revolving Loan, Loan Document, Letter of Credit, Credit Support, participation in Letters of Credit or Credit Support, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan or Commitment, or to increase the cost to such Lender or such Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit or Credit Support, or to reduce the amount of any sum received or receivable by such Lender or such Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Letter of Credit Issuer, the Borrowers will, within ten (10) days of receipt of the certificate delivered by the Agent under Section 4.6, pay to such Lender or such Letter of Credit Issuer, as applicable, such additional amount or amounts as will compensate such Lender or such Letter of Credit Issuer, as applicable, for such additional costs incurred or reduction suffered.

(b) Capital Adequacy. If any Lender or any Letter of Credit Issuer determines that any Change in Law affecting such Lender or such Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or such Letter of Credit Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, such Letter of Credit Issuer’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or such Letter of Credit Issuer’s Commitments, Revolving Loans, Letters of Credit, Credit Support, or participations in Letters of Credit or Credit Support, to a level below that which such Lender, such Letter of Credit Issuer or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, such Letter of Credit Issuer’s and holding company’s policies with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered, in each case, within ten (10) days of receipt of the certificate delivered under Section 4.6.

4.4 Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Rate Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Rate Loan occurs on a day other than the end of its Interest Period, (c) the Borrowers fail to repay a LIBOR Rate Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Rate Loan prior to the end of its Interest Period pursuant to Section 4.9, then the Borrowers shall, within ten (10) days of receipt of the certificate delivered under Section 4.6, pay to the Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Rate Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Rate Loans.

4.5 Inability to Determine Rates. If Required Lenders notify the Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Rate Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR Rate for the requested Interest Period, or (c) LIBOR Rate for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Loan, then the Agent will promptly so notify Westlake and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Rate Loans shall be suspended until the Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Westlake may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Rate Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

4.6 Certificates of the Agent. If any Lender or any Letter of Credit Issuer claims reimbursement or compensation under this Article 4, the Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.7 Delay in Requests. Failure or delay on the part of any Lender or any Letter of Credit Issuer to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but the Borrowers shall not be required to compensate a Lender or a Letter of Credit Issuer for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that a Lender or a Letter of Credit Issuer notifies Westlake of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

4.8 Mitigation. If any Lender or any Letter of Credit Issuer gives a notice under Section 4.2 or requests compensation under Section 4.3, or if the Loan Parties are required to pay additional amounts with respect to a Lender under Section 4.1, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

4.9 Replacement of Lenders. If any Lender requests compensation under Section 4.3, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, or if any Lender gives notice under Section 4.2, at the Borrowers’ request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from such Lender, and such Lender agrees that it shall sell, all its Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance, without premium or discount. The Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if such Lender fails to execute same within twenty (20) days of such request of assignment. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

4.10 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5.

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1 Books and Records. The Loan Parties shall maintain, at all times, correct and complete books, records and accounts in which entries that are complete, correct and timely in all material respects are made of their respective transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties, or covenants hereunder). The Loan Parties shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Loan Parties shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

5.2 Financial Information. The Borrowers shall promptly furnish to the Agent, all such financial information regarding the Loan Parties as the Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent, in such detail as the Agent or the Lenders shall request in their reasonable discretion, the following:

(a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in stockholders’ equity for Westlake and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of Westlake and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report of, independent certified public accountants of recognized national standing selected by the Borrowers, which is not qualified with respect to scope limitations imposed by any Loan Party, with respect to accounting principles followed by any Loan Party not in accordance with GAAP, or with respect to a “going concern” or similar nature. Westlake, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants’ services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Borrowers hereby authorize the Agent to communicate directly with their certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Loan Parties and to discuss directly with the Agent the finances and affairs of the Loan Parties. The Agent shall give Westlake the opportunity to participate in any discussions with its accountants.

(b) As soon as available, but in any event not later than (i) forty-five (45) days after the last day of the first three fiscal quarters of each Fiscal Year and (i) sixty (60) days after the last day of the fourth fiscal quarter of each Fiscal Year, consolidated and consolidating unaudited balance sheets and income statements, and consolidated cash flow statements and changes in stockholders’ equity, for Westlake and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day. The Borrowers shall certify by a certificate signed by a Responsible Officer of Westlake that all such statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of Westlake and its Subsidiaries as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments and the absence of applicable footnotes.

(c) As soon as available, but in any event not later than (i) thirty (30) days after the end of each month other than March, June, September or December and (ii) forty-five (45) days after the end of each March, June, September and December, consolidated unaudited balance sheets of Westlake and its Subsidiaries as at the end of such month, and consolidated unaudited income statements and cash flow statements for Westlake and its Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting in all material respects the financial position and results of operations of Westlake and its Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP (except for the inclusion of necessary footnotes) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Notwithstanding the foregoing, the financial statements required to be delivered pursuant to this clause (c) shall be required to be delivered for a particular month only if the Availability is less than or equal to the greater of (i) 25% of the Maximum Revolver Amount and (ii) $100,000,000 at any time during such month.

(d) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to Section 7.21, except for those, if any, described in reasonable detail in such certificate.

(e) As soon as available, but in any event not later than (i) thirty (30) days after the end of each month other than March, June, September or December and (ii) forty-five (45) days after the end of each March, June, September and December, a Compliance Certificate in the form of Exhibit G from a Responsible Officer on behalf of the Loan Parties stating that, among other things, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements and at the end of such period, together with a schedule setting forth in reasonable detail the calculation of the Fixed Charge Coverage Ratio for the immediately preceding twelve (12) month period. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

(f) Within thirty (30) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated, as well as consolidating by business segment in accordance with Westlake’s customary practices, balance sheets, income statements and cash flow statements) for Westlake and its Subsidiaries as at the end of and for each fiscal month of such Fiscal Year.

(g) Promptly upon the filing thereof, copies of all reports, if any, or other documents filed by any Loan Party with the SEC under the Exchange Act, and all reports, notices, or statements sent or received by any Loan Party to or from the holders of any of the Bond Debt or other Debt of any Loan Party registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued, other than non-material disclosures; provided that the Loan Parties shall file with the SEC all Material Agreements in accordance with applicable Requirements of Law.

(h) As soon as available, but in any event not later than fifteen (15) days after any Borrower’s receipt thereof, a copy of any management letters prepared for any Borrower by any independent certified public accountants of the Borrowers in connection with the audited Financial Statements of the Loan Parties for any Fiscal Year.

(i) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by any Loan Party.

(j) A Borrowing Base Certificate prepared as of the end of each fiscal quarter, to be delivered as soon as available, but in any event within fifteen (15) days after the end of such fiscal quarter; provided that, if the Average Daily Availability during any month in such fiscal quarter or in the prior fiscal quarter exceeds the greater of: (x) 12.5% of the Maximum Revolver Amount and (y) $50,000,000 but is less than or equal to the greater of (x) 75% of the Maximum Revolver Amount and (y) $300,000,000, a Borrowing Base Certificate prepared as of the end of such month and each subsequent month until all three months in any subsequent fiscal quarter exceeds the greater of (x) 75% of the Maximum Revolver Amount and (y) $300,000,000, such Borrowing Base Certificate to be delivered as soon as available, but in any event within fifteen (15) days after the end of each such month; provided further that, if the Average Daily Availability during any month is less than or equal to the greater of (x) 12.5% of the Maximum Revolver Amount and (y) $50,000,000, a Borrowing Base Certificate prepared as of the end of each subsequent week and until the Average Daily Availability during any subsequent month exceeds the greater of (x) 12.5% of the Maximum Revolver Amount and (y) $50,000,00, such Borrowing Base Certificate to be delivered as soon as available, but in any event within three (3) days after the end of each such week. Notwithstanding the foregoing, the Borrowers may deliver a Borrowing Base Certificate more frequently to determine Availability or otherwise.

(k) (i) a detailed aged trial balance of all Accounts as of the end of each fiscal quarter, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as the Agent may reasonably request, and (ii) an inventory and reconciliation reports in form satisfactory to the Agent, in each case to be delivered as soon as available after such fiscal quarter end, but in any event within fifteen (15) days after the end of such fiscal quarter; provided that, if the Average Daily Availability for any month in such fiscal quarter or the prior fiscal quarter does not exceed the greater of (x) 75% of the Maximum Revolver Amount and (y) $300,000,000, the reports and other information required to be delivered pursuant to this Section 5.2(k) shall be prepared as of the end of each month until the Average Daily Availability for all three months in any subsequent fiscal quarter exceeds the greater of (x) 75% of the Maximum Revolver Amount and (y) $300,000,000, such reports and other information to be delivered not later than fifteen (15) days after the end of each such month.

(l) At the request of the Agent and the expense of the Borrowers, Inventory appraisals to be performed by an appraisal company acceptable to the Agent; provided that (i) no Inventory appraisal shall be required for any year in which the Availability exceeds the greater of (x) 60% of the Maximum Revolver Amount and (y) $240,000,000 at all times during such period, provided that Availability may be less than or equal to the foregoing amount for no more than five (5) consecutive Business Days if it is more than the greater of (x) 55% of the Maximum Revolver Amount and (y) $220,000,000 at all times during such period; (ii) two (2) Inventory appraisals shall be required for each year in which the Availability is less than or equal to the greater of (x) 20% of the Maximum Revolver Amount and (y) $80,000,000 for more than five (5) consecutive Business Days during such period, or is less than the greater of (x) 15% of the Maximum Revolver Amount and (y) $60 million at any time during such period; and (iii) one (1) Inventory appraisal shall be required for any other year; provided that the Agent may request Inventory appraisals to be performed at any time a Default or an Event of Default exists. In addition to any Inventory appraisal required pursuant to the foregoing, the Agent is entitled, at the expense of the Borrowers, to cause an Inventory appraisal to be performed by an appraisal company acceptable to the Agent within ninety (90) days of the Closing Date; provided that in the event the Agent requests such appraisal to be performed, the Aggregate Revolver Outstanding may not exceed $50,000,000 at any time until the Agent has received the Inventory appraisal in form and substance acceptable to the Agent.

(m) Such additional information (including, without limitation, copies of any Material Agreement) as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of Westlake or any of its Subsidiaries.

(n) Documents required to be delivered pursuant to Section 5.2(a), (b) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provide a link thereto on Westlake’s website on the Internet at the website address www.westlake.com; or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrowers shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that the Agent and/or the Arranger will make available to the Lenders and the Letter of Credit Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system. The Agent agrees to use its best efforts in accordance with its standard business practices to post the Borrower Materials to IntraLinks or another similar electronic system. The Agent shall have no liability to the Lenders or the Borrowers for any failure to post the Borrower Materials to IntraLinks or another similar electronic system.

5.3 Notices to the Agent. The Borrowers shall notify the Agent in writing of the following matters at the following times:

(a) Promptly after any Responsible Officer of any Loan Party becoming aware of any Default or Event of Default;

(b) Promptly after any Responsible Officer of any Loan Party becoming aware of the assertion by the holder of any capital stock of any Loan Party or the holder of any Debt of any Loan Party in a face amount in excess of $20,000,000 that a default exists with respect thereto or that such Loan Party is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

(c) Promptly after any Responsible Officer of any Loan Party becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

(d) Promptly after any Responsible Officer of any Loan Party becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

(e) Promptly after any Responsible Officer of any Loan Party becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the any Loan Party in a manner which could reasonably be expected to have a Material Adverse Effect;

(f) Promptly after any Responsible Officer of any Loan Party becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect;

(g) Promptly after receipt by a Responsible Officer of any Loan Party of (i) any notice of any violation by any Loan Party of any Environmental Law or (ii) any writing from any Governmental Authority asserting that (x) any Loan Party is not in compliance with any Environmental Law or (y) any Loan Party is being investigated for its compliance with the Environmental Law, provided that any such violation, noncompliance or investigation could reasonably be expected to have a Material Adverse Effect;

(h) Promptly after receipt by any Responsible Officer of any Loan Party of any written notice that the any Loan Party is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Loan Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $20,000,000;

(i) Promptly after receipt by a Responsible Officer of any Loan Party of any written notice of the imposition of any Environmental Lien against any property of any Loan Party securing an amount which could reasonably be expected to exceed $20,000,000;

(j) (i) Any change in any Loan Party’s name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, form of organization, trade names under which any Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto (or such shorter period as agreed to by the Agent in its sole discretion); and (ii) any additional manufacturing facility, warehouse, storage facility, or customer or vendor locations where Collateral is located (other than Collateral in transit), which information shall be updated monthly or quarterly, as applicable, and included in the monthly or quarterly reports, as applicable, prescribed in Section 5.2(k);

(k) Within ten (10) Business Days after a Responsible Officer of any Loan Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event, or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code), which could reasonably be expected to result in liability to any Loan Party in excess of $15,000,000 has occurred, and, when known, any action taken or threatened by the IRS, the DOL, or the PBGC with respect thereto;

(l) Promptly after request, or, in the event that such filing reflects a potentially adverse significant financial change with respect to the matters covered thereby, within ten (10) Business Days after the filing thereof with the PBGC, the DOL, or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, or the IRS with respect to any Plan and all communications received by any Loan Party or any ERISA Affiliate from the PBGC, the DOL, or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, or the IRS, with respect to each Plan by either any Loan Party or any ERISA Affiliate;

(m) Promptly after request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability to any Loan Party in excess of $15,000,000;

(n) Within ten (10) Business Days after the occurrence of any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

(o) Within ten (10) Business Days after any Responsible Officer of any Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur which could reasonably be expected to result in liability to any Loan Party in excess of $15,000,000: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan;

(p) Promptly after the Borrowers have notified the Agent of any intention by the Borrowers to treat the Revolving Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; or

(q) Within ten (10) Business Days after any Responsible Officer of any Loan Party knows or has reason to know that any Liens for taxes or statutory Liens for taxes, assessments and other governmental charges, in an amount exceeding $5,000,000, may be imposed or assessed against its property, notices of such Liens and the details thereof.

Each notice given under this Section 5.3 shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Loan Party, its Restricted Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6.

GENERAL WARRANTIES AND REPRESENTATIONS

Each Borrower (and each other Loan Party by executing an Obligation Guaranty, with respect to such Loan Party) warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Loan Party has the power and authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent’s Liens upon and security interests in the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Loan Party, and constitute the legal, valid, and binding obligations of each Loan Party, enforceable against each such Loan Party in accordance with their respective terms except as enforceability may be limited by the Federal Bankruptcy Code or by any other state or federal bankruptcy or insolvency act or law and general principles of equity. Each Loan Party’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien (other than in favor of the Agent) upon the property of such Loan Party or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, material agreement, indenture, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Loan Party or any of its Restricted Subsidiaries. The Obligations under the Loan Documents are permitted by the applicable supplemental indenture for each Bond Debt.

6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Collateral Documents, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and, upon the filing of all applicable financing statements against the Loan Parties, such Liens shall constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (a) and (d) of the definition of Permitted Liens securing all the Obligations, and enforceable against each Loan Party and all third parties.

6.3 Organization and Qualification. Each Loan Party (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

6.4 Corporate Name; Prior Transactions. Except as set forth on Schedule 6.4 or as otherwise notified by Westlake to the Agent, no Loan Party has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

6.5 Subsidiaries and Affiliates. Except as otherwise notified by Westlake to the Agent, Schedule 6.5 is a correct and complete list of the name and relationship to each Loan Party of each and all of its Subsidiaries and other Affiliates owned, directly or indirectly, by Westlake. No Loan Party has any direct ownership interest in any Subsidiary of any Unrestricted Subsidiary of Westlake.

6.6 Financial Statements and Projections.

(a) The Borrowers have delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Loan Parties as of December 31, 2010, accompanied by the report thereon of the Borrowers’ independent certified public accountants, PricewaterhouseCoopers LLP. The Borrowers have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Loan Parties as of June 30, 2011. All such Financial Statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of the Loan Parties as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments as to the June 30, 2011 statements, and the absence of applicable footnotes.

(b) The Latest Projections when submitted to the Lenders as required herein represent the Borrowers’ good faith estimate of the future financial performance of the Loan Parties for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

6.7 Solvency. On the Closing Date, at the time of each Borrowing hereunder, and on the dates of the issuance of any Letters of Credit to be issued hereunder, each Loan Party is (and after giving effect to the transactions contemplated by the Loan Documents, and any incurrence of additional Debt will be) Solvent.

6.8 Real Estate; Leases. Except as terminated or expired in accordance with its terms, (a) each of the leases and subleases of real or personal property held by any Loan Party as lessee or sublessee (other than leases of personal property as to which any Loan Party is lessee or sublessee for which the value of such personal property in the aggregate is less than $5,000,000) is valid and enforceable in accordance with its terms against the Loan Party thereof which is a party thereto and is in full force and effect, and to the best of each Loan Party’s knowledge, no default by any party to any such lease or sublease exists; and (b) each of the leases and subleases of real or personal property held by any Loan Party as lessor, or sublessor is valid and enforceable in accordance with its terms against the Loan Party thereof which is a party thereto and is in full force and effect, and to the best of each Loan Party’s knowledge, no default by any party to any such lease or sublease exists, except in the case of clauses (a) and (b), where such default or non-enforceability could not reasonably be expected to (i) have a Material Adverse Effect or (ii) affect the Agent’s access to any Collateral. Each Loan Party has good and indefeasible title in fee simple to the Real Estate as owned by such Loan Party, or valid leasehold interests in all Real Estate leased by such Loan Party and each Loan Party has good and indefeasible title to all of its other property reflected on the June 30, 2011 Financial Statements delivered to the Agent and the Lenders, except as disposed of in compliance with Section 7.9 and except where failure to have such title could not reasonably be expected to (i) have a Material Adverse Effect or (ii) affect the Agent’s access to any Collateral, free of all Liens except Permitted Liens.

6.9 Proprietary Rights. Schedule 6.9 sets forth a correct and complete list of all of the Proprietary Rights of each Loan Party as of the Closing Date. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except those which could not reasonably be expected to have a Material Adverse Effect. To the best of each Loan Party’s knowledge, none of the Proprietary Rights of such Loan Party infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights of such Loan Party, except for any such infringement or conflict which could not reasonably be expected to (a) have a Material Adverse Effect, (b) impair any Proprietary Rights constituting Collateral, or (c) adversely affects the Agent’s enforcement of its rights in any Collateral. The Proprietary Rights described on Schedule 6.9 constitute all of the property of such type necessary to the current conduct of the business of each such Loan Party as of the Closing Date. No Proprietary Rights are necessary for the Agent to be able to enforce the Agent’s Liens granted in any Collateral Document in any Inventory or Accounts.

6.10 Trade Names. All trade names or styles under which any Loan Party or any of their Restricted Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, as of the Closing Date, are listed on Schedule 6.10.

6.11 Litigation. Except as set forth on Schedule 6.11, there is no pending, or to the best of any Loan Party’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person against any Loan Party, or to the best of any Loan Party’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

6.12 Labor Disputes. Except as set forth on Schedule 6.12, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Loan Party or any of their Restricted Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the best of each Loan Party’s knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or any of their Restricted Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of any Loan Party’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or their Restricted Subsidiaries or their employees.

6.13 Environmental Laws. Except as otherwise disclosed on Schedule 6.13 or except as could not reasonably be expected to have a Material Adverse Effect:

(a) The Loan Parties and their Subsidiaries are and have been in compliance with all Environmental Laws.

(b) Each of the Loan Parties and their Subsidiaries have obtained, and have timely filed any renewal applications for, all permits necessary for its current operations under Environmental Laws, and each Loan Party and its Subsidiaries are in compliance with all terms and conditions of such permits, or, when applicable, such applications.

(c) There has been no Release, nor to the best of any Loan Party’s knowledge, any threatened Release, that has resulted in or that could result in: (i) a violation of or obligation under any Environmental Law, including without limitation, notification, deed recordation, or remediation, or (ii) a diminution in value of the Real Estate. The Real Estate has not contained and currently does not contain any underground storage tanks, any polychlorinated biphenyls (PCBs), or any asbestos.

(d) The Loan Parties and their Subsidiaries have not given, nor were they required to give, and have not received, any notice that: (i) the Loan Parties and their Subsidiaries have violated, or are about to violate, any Environmental Law; (ii) there has been a Release, or there is a threat of Release, from the Real Estate; (iii) the Loan Parties and their Subsidiaries may be or are liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release; or (iv) the Real Estate is subject to a lien in favor of any governmental entity for any liability, costs or damages, under any Environmental Laws arising from, or costs incurred by, such governmental entity in response to a Release. No conditions have existed, currently exist, or are reasonably foreseeable, that would give rise to such a notice.

(e) Neither Loan Parties nor any Subsidiary nor any Real Estate or presently conducted operations, nor any previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release.

(f) To the best of any Loan Party’s knowledge, none of the present or past operations of the Loan Parties or their Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any compliance action is warranted or any remedial action is needed to respond to a Release or threatened Release.

(g) Neither the Loan Parties nor any of their Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Loan Party or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

(h) Neither the Loan Parties nor any of their Subsidiaries have ever disposed of, sent or arranged for the transportation of Hazardous Materials on or from Real Estate or formerly owned real property which, pursuant to CERCLA or any similar or analogous state law, has been placed or is proposed to be paced (by the United States Environmental Protection Agency (“EPA”) or similar state authority) on the “National Priorities List” or similar state list.

(i) Neither the Loan Parties nor any of their Subsidiaries have been identified by EPA, any similar state authority, or any third party, as a potentially responsible party under CERCLA, or any similar or analogous state law, with respect to the Real Estate or any other site currently or formerly owned, operated or used by Loan Parties or their Subsidiaries.

(j) None of the products manufactured, distributed or sold by the Loan Parties or any of their Subsidiaries contain asbestos containing material.

(k) No Environmental Lien has attached to the Real Estate.

6.14 No Violation of Law. Neither any Loan Party nor any of their Subsidiaries is in violation of any Requirement of Law applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

6.15 No Default. Neither any Loan Party nor any of their Restricted Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Person is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

6.16 ERISA Compliance. Except as specifically disclosed in Schedule 6.16:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently pending with the IRS with respect thereto or the applicable remedial amendment period has not elapsed and, to the best knowledge of any Loan Party, nothing has occurred which would prevent or cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of any Borrower, threatened claims (other than ordinary claims for benefits by participants and beneficiaries), actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred within the past five (5) years or is reasonably expected to occur which has or could reasonably be expected to result in liability to any Loan Party in excess of $15,000,000; (ii) the Unfunded Pension Liability, in the aggregate, for all Pension Plans does not exceed $25,000,000; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA to the PBGC with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (iv) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.17 Taxes. The Loan Parties and their Restricted Subsidiaries have filed all federal and, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, other tax returns and tax reports required to be filed (or appropriate extensions have been timely filed), and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except where such nonpayment would not constitute a breach of Section 7.1(b).

6.18 Regulated Entities. None of any Loan Party, any Person controlling any Loan Party, or any Subsidiary of any Loan Party, is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Loan Party is a regulated entity under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur Debt.

6.19 Use of Proceeds; Margin Regulations. The proceeds of any Borrowing are to be used solely (a) to pay the costs and expenses related to this Agreement, (b) for working capital purposes of the Loan Parties, and (c) for general corporate purposes, including acquisitions permitted under this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulations T, U, or X of the Board of Governors of the Federal Reserve System or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such regulations. No part of the proceeds of any Borrowing will be used for any purpose which violates, or is inconsistent with, the provisions of Regulation X. No Loan Party nor any Subsidiary of such Loan Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of any individual Borrower or of the Loan Parties on a consolidated basis) subject to the provisions of Section 7.9 or Section 7.18 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 9.1(d) will be Margin Stock.

6.20 Copyrights, Patents, Trademarks and Licenses, etc. Each Loan Party owns or is licensed or otherwise has the right to use all of the Proprietary Rights, contractual franchises, licenses, permits, rights of way, authorizations, and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of any Borrower, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary of any Loan Party infringes upon any rights held by any other Person, which in either case, could reasonably be expected to (a) have a Material Adverse Effect, (b) impair any Collateral, or (c) adversely affects the Agent’s enforcement of its rights in any Collateral. No claim or litigation regarding any of the foregoing is pending, or, to the best knowledge of any Loan Party, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.21 No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders.

6.22 Full Disclosure. None of the representations or warranties (other than as to estimates, projections, and pro forma Financial Statements) made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Loan Parties to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. Any estimates, projections, and pro forma Financial Statements delivered to the Agent or the Lenders were prepared in good faith based on assumptions believed to be reasonable at the time.

6.23 Locations of Collateral. Schedule 6.23, as updated in writing by the Loan Parties to the Agent from time to time, contains, as of the last date updated pursuant to Section 5.3(j), a correct and complete list of all manufacturing facilities, warehouses, storage facilities, or customer or vendor locations where Collateral is located (other than Collateral in transit).

6.24 Deposit Accounts. Schedule 6.24 contains as of the Closing Date a complete and accurate list of all Deposit Accounts maintained by the Loan Parties with any bank or other financial institution.

6.25 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with (a) the execution or delivery by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or (b) the borrowing and repayment of the Loans or the granting and maintenance of Liens in the Collateral, other than (i) those already obtained, (ii) the filing of UCC financing statements, and (iii) the filing of the Copyright Security Agreements and the Patent and Trademark Agreements.

6.26 No Restrictions. There exists no document, contract, or agreement to which any Loan Party or any direct or indirect parent of any Loan Party is a party that could reasonably be expected to materially and adversely affect this Agreement, any other Loan Document, or the transactions contemplated hereby or thereby or that otherwise restricts or prohibits the transactions contemplated hereby or thereby.

ARTICLE 7.

AFFIRMATIVE AND NEGATIVE COVENANTS

Each Borrower (and each other Loan Party by execution of an Obligation Guaranty, with respect to covenants applicable to such Loan Party) covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

7.1 Taxes and Other Obligations. Except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party shall, and shall cause each of its Subsidiaries to, (a) file prior to delinquency all tax returns and other tax reports which it is required to file; and (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves or other provision required by GAAP for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing. Notwithstanding the foregoing, the failure of a Loan Party or any of its Subsidiaries to comply with the foregoing shall not constitute a breach of this Section 7.1 if (i) such amounts are not yet due and payable; or (ii) (A) such Loan Party is contesting such taxes, fees, assessments, or governmental charges in good faith by appropriate proceedings diligently pursued, (B) such Loan Party has established proper reserves as required under GAAP, and (C) the nonpayment of such amounts does not result in the imposition of a Lien (other than a Permitted Lien).

7.2 Legal Existence and Good Standing. Except as permitted by Section 7.9, each Loan Party shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect. The foregoing shall not restrict any merger, consolidation, wind-up, liquidation or dissolution permitted by Section 7.9.

7.3 Compliance with Law and Agreements; Maintenance of Licenses; Amendments to Charter Documents. Each Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws), except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Loan Party shall violate the provisions of any Material Agreement, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Loan Party shall modify, amend, or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

7.4 Maintenance of Property; Inspection of Property.

(a) Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, maintain all of its Collateral and other material property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

(b) Each Loan Party shall permit representatives and independent contractors of the Agent (at the expense of the Borrowers not to exceed (i) once per year or (ii) twice per year if the Availability is less than or equal to (A) the greater of (x) 40% of the Maximum Revolver Amount and (y) $160,000,000 for five (5) consecutive Business Days during such one year period or (B) the greater of (x) 35% of the Maximum Revolver Amount and (y) $140,000,000 at any time during such one year period, in each case unless a Default or an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Loan Parties; provided, however, when a Default or an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours without advance notice. The Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants. Notwithstanding anything to the contrary in this Section 7.4, at all times during such visits and inspections, the Agent or any Lender (or their respective representatives or contractors) must comply with all applicable reasonable site regulations as the Loan Party or its Restricted Subsidiaries or any of their respective officers or employees may require by reasonable notice of the same.

(c) Each Loan Party shall own or have valid licenses for all Proprietary Rights necessary for the anticipated future conduct of the business of each such Loan Party.

7.5 Insurance.

(a) Each Loan Party shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by the Agent) satisfactory to Agent, (it being understood that the companies acceptable to the Agent on the Closing Date shall be acceptable thereafter absent a change in rating or other circumstances), (i) with respect to the properties and business of the Borrowers and the Restricted Subsidiaries of such type (including product liability, workers’ compensation, or commercial crime insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated (it being understood that policies acceptable in form and substance to the Agent in connection with the initial closing shall be generally acceptable thereafter absent a change in law, facts, or circumstances) and (ii) business interruption insurance in an amount not less than $300,000,000, with deductibles and subject to an insurance assignment satisfactory to the Agent (other than with respect to North American Pipe Corporation or Westech Building Products, Inc. for which no business interruption insurance is required absent a change in circumstances).

(b) Notwithstanding the foregoing, each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by the Agent) satisfactory to the Agent. From time to time upon request, the Borrowers shall deliver to the Agent ACORD certificates of insurance or, upon request, certified copies of its insurance policies. Unless the Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing the Agent as a loss payee as to the

Collateral or additional insured, as appropriate; (ii) requiring at least ten (10) days prior written notice to the Agent in the event of cancellation of the policy; and (iii) specifying that the interest of the Agent in the property insured will not be invalidated by: (A) any act or neglect of any Borrower or the owner of the property, (B) foreclosure, notice of sale, or similar proceedings with respect to the property, (C) change in the title or ownership of the property, or (D) change to a more hazardous occupancy. If any Borrower fails to provide and pay for any insurance, the Agent may, at its option, but shall not be required to, procure the insurance and charge the Borrowers therefor. While no Event of Default exists, the Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Agent in accordance with Section 7.6. If an Event of Default exists, only the Agent shall be authorized to settle, adjust and compromise such claims.

7.6 Insurance and Condemnation Proceeds. The Borrowers shall promptly notify the Agent of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, other than any loss, damage, or destruction involving an amount or fair market value of less than $5,000,000 in the aggregate for each occurrence (“Minor Insurance Events”). Other than with respect to Minor Insurance Events, the Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of the Collateral directly and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations (but not a reduction of the Maximum Revolver Amount) in the order provided for in Section 3.7. In the case of any loss, damage, or destruction to any assets of the Loan Parties that includes Collateral and other assets of the Loan Parties, the Loan Parties shall deliver to the Agent satisfactory evidence of the amount of the insurance and condemnation proceeds that are attributable to the Collateral; if the Agent is not satisfied with such evidence, the Agent may, at the expense of the Loan Parties, retain an independent third party to perform such valuation.

7.7 Environmental Laws.

(a) Each Loan Party shall, and shall cause each of their Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Hazardous Material, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall report to the Agent any such material non-compliance and any such response.

(b) Without limiting the generality of the foregoing, the Borrowers shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each material environmental noncompliance or material liability issue of a Loan Party with respect to its property that is reasonably expected to result in liability equal to or greater than $25,000,000. The Agent or any Lender may request copies of technical reports prepared by any Loan Party and their communications with any Governmental Authority to determine whether any Loan Party or any of their Subsidiaries is proceeding reasonably to correct, cure, or contest in good faith any alleged non-compliance or environmental liability. The Borrowers shall, at the Agent’s or the Required Lenders’ request and at the Borrowers’ expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the material non-compliance or alleged material non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

7.8 Compliance with ERISA. Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which could reasonably be expected to result in liability to any Loan Party in excess of $15,000,000 and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.9 Mergers; Consolidations; or Sales. No Loan Party nor any of their Restricted Subsidiaries shall enter into any transaction of merger or consolidation, other than (a) as permitted by Section 7.25, or (b) mergers among Loan Parties; provided that, in any merger involving a Borrower, a Borrower must be the surviving entity. No Loan Party nor any of their Restricted Subsidiaries shall transfer, sell, assign, lease, or otherwise dispose of all or any part of its property (including, without limitation, the stock or equity of any Restricted Subsidiary of such Loan Party except as expressly permitted by the immediately preceding sentence), or wind up, liquidate, or dissolve, except:

(i) sales of Inventory in the ordinary course of its business;

(ii) sales or other dispositions of Equipment in the ordinary course of business that are damaged, worn-out, obsolete, or no longer used or useable by any Loan Party in its respective business;

(iii) sales, leases, or other transfers or dispositions among Loan Parties;

(iv) the sale, discount, or transfer of delinquent Accounts that are not Eligible Accounts in the ordinary course of business for purposes of collection, so long as no Default or Event of Default exists;

(v) Distributions permitted by Section 7.10;

(vi) dispositions pursuant to mergers and consolidations permitted by Section 7.9(a);

(vii) dispositions in connection with any Restricted Investments permitted by Section 7.10;

(viii) leases, subleases, licenses, sublicenses, or transfers of property not constituting Collateral (except for Proprietary Rights) (including the provision of software under an open source license), in each case to Joint Ventures or JV Subsidiaries or otherwise in the ordinary course of business and which do not materially interfere with the business of the Loan Parties or any Restricted Subsidiary, so long as (A) such leases, subleases, licenses or sublicenses, or transfer do not adversely affect the Agent’s enforcement of its rights in any Collateral, or (B) if the property leased, subleased, licensed, sublicensed, or transferred is Proprietary Rights, such Joint Venture, JV Subsidiary, or other Person grants a royalty free license to the Agent to use the Proprietary Rights in connection with the Agent’s enforcement of its rights in any Collateral;

(ix) subject to Section 7.6, transfers of property as a result of casualty events;

(x) so long as no Default or Event of Default then exists or arises as a result thereof, the wind up, liquidation, or dissolution of any Restricted Subsidiary that is not a Loan Party, unless the assets of the dissolved Loan Party will be transferred to another Loan Party at such dissolution, wind up, or liquidation, if Westlake determines in good faith that such wind up, liquidation or dissolution is in the best interest of Westlake and is not materially disadvantageous to the Lenders;

(xi) the issuance of Capital Stock by any Loan Party, or any Restricted Subsidiary thereof, to any Loan Party, to the extent not otherwise prohibited by the terms of this Agreement;

(xii) dispositions of cash and Cash Equivalents, and dispositions of assets in securities, brokerage and commodity accounts, each in the ordinary course of business in connection with transactions permitted hereunder;

(xiii) dispositions in connection with any sale and leaseback transaction permitted by Section 7.18; and

(xiv) so long as (A) no Default or Event of Default then exists or arises as a result thereof, and (B) any mandatory prepayments required by Section 3.3(a), if any are required, are made, sales of assets not constituting Collateral, other than those in clauses (i) through (xiii), for fair value, provided that the Loan Parties or their Restricted Subsidiaries shall receive not less than 75% of the purchase price in the form of Permitted Consideration. All assets purchased with such proceeds shall be free and clear of all Liens, except the Agent’s Liens or other Permitted Liens.

7.10 Distributions; Capital Change; Restricted Investments. No Loan Party nor any of their Restricted Subsidiaries shall:

(a) directly or indirectly declare or make, or incur any liability to make, any Distribution (other than Distributions payable in Capital Stock (other than Disqualified Stock) of Westlake), except:

(i) Distributions made and/or declared by wholly owned Subsidiaries;

(ii) Distributions made and/or declared by Westlake and non-wholly owned Subsidiaries, if, on a pro forma basis after giving effect to such Distribution: (A) the Availability equals or exceeds the greater of (x) 25% of the Maximum Revolver Amount and (y) $100,000,000; or (B) to the extent the requirement in clause (A) is not met, (I) the Availability equals or exceeds the greater of (x) 17.5% of the Maximum Revolver Amount and (y) $70,000,000 and (II) the Fixed Charge Coverage Ratio is at least 1.0:1.0; and

(iii) without limiting the amount permitted under clause (ii) above, Distributions made and/or declared by Westlake and non-wholly owned Subsidiaries in the aggregate of up to $25,000,000, if, on a pro forma basis after giving effect to such Distribution, either (A) the Availability equals or exceeds the greater of (x) 17.5% of the Maximum Revolver Amount and (y) $70,000,000, or (B) the Fixed Charge Coverage Ratio is at least 1.0:1.0;

provided that for purposes of a Distribution, the Availability shall be calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement prior to such Distribution (provided that the amount of Eligible Cash shall be the amount on deposit on the date of such Distribution and provided further that the Aggregate Revolver Outstandings shall be calculated on the date of such Distribution) and Distributions are permitted hereunder only if no Default or Event of Default then exists and only to the extent that any such Distribution is made and/or declared in accordance with applicable Requirement of Law and constitutes a valid, non voidable transaction.

(b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect; or

(c) make any Restricted Investment, except:

(i) Restricted Investment made by the Loan Parties, if on a pro forma basis after giving effect to such Restricted Investment, (A) the Availability equals or exceeds the greater of (x) 25% of the Maximum Revolver Amount and (y) $100,000,000; or (B) to the extent the requirement in clause (A) is not met, (I) the Availability equals or exceeds the greater of (x) 17.5% of the Maximum Revolver Amount and (y) $70,000,000 and (II) the Fixed Charge Coverage Ratio is at least 1.0:1.0; and

(ii) without limiting the amount permitted under clause (i) above, Restricted Investment made by the Loan Parties in the aggregate of up to $25,000,000, if on a pro forma basis after giving effect to such Restricted Investment, either (A) the Availability equals or exceeds the greater of (x) 17.5% of the Maximum Revolver Amount and (y) $70,000,000, or (B) the Fixed Charge Coverage Ratio is at least 1.0:1.0;

provided that no Restricted Investment shall be permitted if a Default or Event of Default has occurred and is continuing or would be caused by such Restricted Investment; provided further that if any payment, prepayment, redemption, defeasance, purchase, or deposit in respect of any Debt of the Loan Parties is permitted to be made under Section 7.14(b), and such payment, prepayment, redemption, purchase, or deposit otherwise constitutes a Restricted Investment, such payment, prepayment, redemption, defeasance, purchase, or deposit shall not be prohibited by the terms of this Section 7.10(c).

For purposes of calculating the Availability in connection with the foregoing Section 7.10(c), the Availability shall be calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement prior to such Restricted Investment (provided that the amount of Eligible Cash shall be the amount on deposit on the date of such Restricted Investment and provided further that the Aggregate Revolver Outstandings shall be calculated on the date of such Restricted Investment).

Notwithstanding the foregoing, the preceding provisions shall not prohibit:

(i) the payment of any dividend within sixty (60) days after the date of declaration of the dividend, if at the date of declaration, the dividend payment would have complied with the provisions of this Agreement;

(ii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, (A) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of any Loan Party held by any current or former officer, director or employee of any Loan Party pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar plan or agreement, or (B) the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represent a portion of the exercise price of those stock options; provided that the aggregate price paid for all transactions under the foregoing (A) and (B) may not exceed $1,000,000 in any twelve-month period.

7.11 Transactions Affecting Collateral or Obligations. No Loan Party nor any of their Restricted Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

7.12 Guaranties. No Loan Party nor any of their Restricted Subsidiaries shall make, issue, or become liable on any Guaranty, except (a) Obligation Guaranties in favor of the Agent, (b) Guaranties of Debt permitted by Section 7.13, (c) unsecured Guaranties by Westlake of another Loan Party for goods furnished or services rendered in the ordinary course of business of such Loan Party, (d) a Guaranty by Westlake Olefins Corporation for the account of Suzhou Huasu Plastics Co. Ltd. in an aggregate amount not to exceed $8,500,000, and (e) to the extent constituting a Restricted Investment permitted by Section 7.10.

7.13 Debt. No Loan Party shall incur or maintain any Debt, other than:

(a) the Obligations;

(b) Debt existing on the Closing Date and described on Schedule 7.13;

(c) Capital Leases, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment, in each case, not constituting Inventory; provided that (i) Liens securing the same are permitted by clause (p) of the definition of “Permitted Liens,” and (ii) the aggregate principal amount of purchase money obligations of the Loan Parties constituting Debt outstanding does not exceed $150,000,000 at any time;

(d) the Bond Debt;

(e) other unsecured Debt;

(f) Debt evidencing a substantially concurrent (substantially concurrent shall be not more than forty-five (45) days prior to any refunding, renewal, extension, defeasance, or replacement of Debt) refunding, renewal, extension, defeasance, or replacement (“Refinancing”) of the Debt existing on the Closing Date and described on Schedule 7.13 and other Debt permitted hereunder (the “Replaced Debt”); provided that in the case of any such secured debt (i) the principal amount thereof is not increased, except in an amount equal to all accrued interest on such Replaced Debt and the amount of fees, expenses and premiums incurred in connection with such Refinancing, (ii) the Liens, if any, securing such Debt do not attach to any assets in addition to those types of assets, if any, securing the Replaced Debt, (iii) no Person that is not an obligor or guarantor of such Replaced Debt as of such date shall become as of such date, an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal, or extension are not materially less favorable, taken as a whole, to the Borrowers, the Agent, or the Lenders than the Replaced Debt, including, without limitation, the maturity date thereof and any principal amortization thereof;

(g) Debt of any Loan Party owed to any Restricted Subsidiaries, or Debt of any Restricted Subsidiary owed to the owner of its Capital Stock which is a Loan Party;

(h) Debt to finance insurance premiums in an amount not to exceed $10,000,000 at any time outstanding;

(i) Debt arising under Hedge Agreements or the Gas Supply/Purchase Agreement;

(j) Debt among Loan Parties on terms of the kind customarily employed to allocate charges among members of a consolidated group of entities, in each such case, that are fair and reasonable to the Loan Parties and consistent with past practices of the Loan Parties;

(k) Guaranties permitted by Section 7.12;

(l) Debt constituting Limited Recourse Stock Pledges; and

(m) Debt, other than those in clauses (a) through (l) above, secured by Liens on assets not constituting Collateral, in the aggregate principal amount outstanding at any time not to exceed the greater of (i) $600,000,000 and (ii) 30% of Tangible Assets.

7.14 Payment / Prepayment of Debt. The Loan Parties shall not,

(a) except as expressly permitted by clause (b) hereof, voluntarily prepay any principal of, or interest on, any other Debt, including the Bond Debt, except:

(i) the Obligations in accordance with the terms of this Agreement;

(ii) the Debt in connection with the IRBs;

(iii) prepayments of the Debt permitted by Section 7.13(g) or (i);

(iv) so long as no Default or Event of Default has occurred and is continuing after giving effect to such prepayment, prepayment of any Debt with funds constituting unrestricted cash;

(v) refinancings, refundings, renewals, extensions, replacements, or defeasances of other Debt to the extent such refinancing, refunding, renewal, extension, replacement, or defeasance is permitted by Section 7.13, whether subordinate to the Obligations or not; or

(vi) payment from the net cash proceeds of, or in exchange for, an Equity Issuance by Westlake (other than to another Loan Party or Subsidiary thereof); and

(b) shall not, directly or indirectly, pay, prepay, redeem, defease, or purchase, or deposit funds or property for the payment (including, without limitation, a payment in respect of any sinking fund or defeasance of any Bond Debt), prepayment, redemption, defeasance, or purchase of, any Bond Debt except:

(i) regularly scheduled interest and principal payments on Bond Debt made in compliance with the provisions thereof;

(ii) so long as no Default or Event of Default has occurred and is continuing after giving effect to such prepayment, redemption, or defeasance, redemptions, defeasance, or prepayments (whether voluntary or mandatory, and including redemptions of the GO Zone/Ike Zone debt in connection with an “Extraordinary Optional Redemption”) of the Bond Debt with funds constituting restricted or unrestricted cash;

(iii) refinancings, refundings, renewals, extensions, replacements, or defeasances of any Bond Debt to the extent such refinancing, refunding, renewal, extension, replacement, or defeasance is permitted by Section 7.13; and

(iv) payment from the net cash proceeds of, or in exchange for, an Equity Issuance by Westlake (other than to another Loan Party or Subsidiary thereof).

7.15 Transactions with Affiliates. Except as permitted by Section 7.9(a) or 7.12, or as set forth below, no Loan Party shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness (other than the Obligation Guaranties), or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate other than (a) transactions between the Loan Parties on terms of the kind customarily employed to allocate charges among members of a consolidated group of entities, in each such case, that are fair and reasonable to the Loan Parties and consistent with past practices of the Loan Parties, and (b) (i) transactions with respect to tax sharing agreements that became effective prior to the date hereof, and (ii) transactions with respect to tax sharing agreements that became effective on or after the date hereof so long as (x) the Loan Parties do not pay more taxes in the aggregate pursuant to such tax sharing agreement described in this clause (ii) than the Loan Parties in the aggregate would be required to pay if each Loan Party filed a separate tax return, or (y) the tax sharing agreement described in this clause (ii) replaces a prior tax sharing agreement and the Loan Parties do not pay more taxes in the aggregate pursuant to the tax sharing agreement than the Loan Parties would have paid in the aggregate under such prior tax sharing agreement. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing and so long as otherwise permitted in this Agreement, the Loan Parties and their Restricted Subsidiaries may engage in transactions with Affiliates in amounts and on terms no less favorable to the Loan Parties and their Restricted Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate; provided that the foregoing restrictions shall not apply to:

(i) any Distribution and Restricted Investments permitted by Section 7.10;

(ii) any transactions between or among any Loan Parties;

(iii) any transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of a Loan Party solely because such Loan Party owns, directly or indirectly through a Restricted Subsidiary, Capital Stock in, or controls, such Person;

(iv) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of Westlake; or

(v) any issuance of Equity Interests not otherwise prohibited by this Agreement.

7.16 Business Conducted. No Loan Party will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Loan Parties as conducted on the Closing Date and in similar or related businesses that are reasonable extensions or additions to the Loan Parties’ business on the Closing Date.

7.17 Liens. No Loan Party shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

7.18 Sale and Leaseback Transactions. No Loan Party or any of their Restricted Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Loan Party or such Restricted Subsidiary to lease or rent property that such Loan Party or such Restricted Subsidiary has sold or will sell or otherwise transfer to such Person, except for sale and leaseback transactions with respect to which the obligations of the Loan Parties do not exceed $150,000,000, in the aggregate, at any time.

7.19 New Subsidiaries. No Loan Party shall, directly or indirectly, organize, create, acquire, or permit to exist any Subsidiary without giving the Agent at least ten (10) days prior written notice of such organization, creation, or acquisition (or such lesser time as agreed to by the Agent in its sole discretion). The Borrowers shall cause each Person that becomes a Restricted Subsidiary of any Loan Party after the Closing Date (whether as a result of acquisition, merger, creation, or otherwise), (a) to execute an Obligation Guaranty promptly after the date such entity becomes a Restricted Subsidiary of a Loan Party and promptly deliver (but in no event later than ten (10) days following distribution by the Agent or its counsel of such Obligation Guaranty for execution) such Obligation Guaranty to the Agent and (b) to execute and deliver to the Agent all required Collateral Documents (substantially in the form of any comparable Collateral Documents delivered under the Existing Credit Agreement or otherwise acceptable to the Agent and in no event later than ten (10) days following distribution by the Agent or its counsel of such Collateral Documents for execution) creating Agent’s Liens in favor of the Agent in the Collateral owned by such Restricted Subsidiary.

7.20 Fiscal Year. No Loan Party shall change its Fiscal Year.

7.21 Fixed Charge Coverage Ratio. Effective on and during the continuance of the Triggering Date and based on the most recently delivered Financial Statements received pursuant to Section 5.2, the Borrowers will maintain a Fixed Charge Coverage Ratio for each period of immediately preceding twelve (12) months of not less than 1.0 to 1.0.

7.22 Use of Proceeds. No Loan Party shall nor shall a Loan Party suffer or permit any Restricted Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.23 Collateral. (a) To secure the full and complete payment and performance of the Obligations, the Loan Parties shall (and shall cause each Restricted Subsidiary to) enter into Collateral Documents (substantially in the form of comparable Collateral Documents delivered under the Existing Credit Agreement or otherwise acceptable to the Agent) pursuant to which, among other things, each such entity shall, to the extent permitted by applicable law, grant, pledge, assign, and create first priority Agent’s Liens (except to the extent Permitted Liens affect such priority) in and to all Collateral owned by such entity.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, obligations of any Loan Party to any Lender or any Affiliate of any Lender (other than the Bank or any Affiliate of the Bank, in which case no notice shall be required) under or in connection with any Hedge Agreement constituting Bank Product shall not constitute Pari Passu Bank Product Obligations except to the extent that such Lender or its Affiliate and the applicable

Loan Party have prior to or promptly following the entering into of the applicable Hedge Agreement, delivered a written notice of the Bank Product Termination Value of the obligations of any Loan Party to such Lender or such Affiliate of such Lender under such Hedge Agreement to be included in Pari Passu Bank Product Obligations, together with a description of the methodology to be used by such parties in determining the Bank Product Termination Value from time to time, and the Agent has acknowledged receipt of such notice in writing, which acknowledgement shall be promptly delivered by the Agent following receipt of such notice. Upon receipt of such notice, the Agent shall establish a Bank Product Reserve in the amount of such Bank Product Termination Value.

(c) The Bank Product Termination Value (other than with respect to the Bank or any Affiliate of the Bank, in which case no notice shall be required) may be changed from time to time upon written notice to the Agent by the applicable Lender or Affiliate thereof. Any such increase in the Bank Product Termination Value shall not constitute a portion of the Pari Passu Bank Product Obligations until the Agent shall have received written notice of such increase as set forth above, and the Agent has acknowledged receipt of such notice in writing, which acknowledgement shall be promptly delivered by the Agent following receipt of such notice. Upon receipt of such notice, the Agent shall adjust the applicable Bank Product Reserve by the amount specified in such notice.

(d) The provisions of this Section 7.23 shall continue to apply to any Hedge Agreement entered into by any Lender or its Affiliates, in the event the Lender ceases to be a Lender pursuant to Section 4.9, 11.1(c), or 11.2 hereof, and each Lender may continue to provide reports of increase of Bank Product Termination Values to the Agent until the Hedge Agreement is terminated or this Agreement is terminated pursuant to Section 10.1 or otherwise, but all other Bank Products of any Lender or its Affiliates shall cease to be a part of the Obligations in the event any Lender ceases to be a Lender hereunder.

(e) No Bank Product Termination Value may be established or increased at any time that a Default or Event of Default exists, or if creating a Reserve against such Bank Product Termination Value or the increase thereof would cause the Obligations to exceed the Borrowing Base, except with respect to obligations of any Loan Party under or in connection with any Bank Products (other than Hedge Agreements) of the Bank or any Affiliate of Bank.

(f) With respect to the obligations of the Loan Parties to the Bank or any Affiliate of the Bank under any Hedge Agreement, the amount determined by the Bank or any Affiliate of the Bank, and reflected on the documentation and records of the Bank or of such Affiliate shall be part of the Pari Passu Bank Product Obligations. No Bank Product Termination Value under or in connection with any Hedge Agreement of the Bank or any Affiliate of the Bank may be established or increased at any time that a Default or Event of Default exists, or if creating a Reserve against such Bank Product Termination Value or the increase thereof would cause the Obligations to exceed the Borrowing Base.

(g) Lenders (other than the Bank or any Affiliate of the Bank, but including Lenders who cease to be Lenders hereunder as described in paragraph (d) above) agree to report Bank Product Termination Value to Agent as requested by Agent from time to time.

(h) The Agent may, but shall not be required to, from time to time, at any time, establish Reserves with respect to Bank Products (other than Hedge Agreements) provided by (i) the Bank or an Affiliate of the Bank, or (ii) any other Lender or any Affiliate of any Lender provided that such Lender or Affiliate shall provide notice of such Bank Product to the Agent in accordance with the procedures set forth in this Section 7.23 with respect to Hedge Agreements, and the Agent has received and acknowledged such notice.

7.24 Tax Shelter Regulations.

(a) The Borrowers do not intend to treat the Revolving Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrowers determine to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If the Borrowers so notify the Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

(b) Neither the Agent nor any Lender intends to treat the Revolving Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Agent or any Lender determines to take any action inconsistent with this intention, such person will so notify Westlake. If the Agent or any Lender so notifies Westlake, the Agent and such Lender acknowledge that one or more of the Borrowers may treat any Loans and/or Letter of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Borrower or Borrowers, as applicable, will maintain the lists and other records required by such Treasury Regulation.

7.25 Permitted Acquisitions. The Loan Parties may consummate Acquisitions, so long as:

(a) the Acquisition by a Loan Party is of a Person or assets which are in substantially the same lines of business as the business conducted by such Loan Party on the date hereof, or any other business reasonably related thereto;

(b) as of the closing thereof, each Acquisition has been approved and recommended by the board of directors (or equivalent body) of the Person to be acquired or from which such business or asset is to be acquired;

(c) prior to the closing of such Acquisition (other than an Acquisition of assets), the Person to be acquired is Solvent;

(d) as of the closing of the Acquisition, after giving effect thereto, the Loan Party that is the acquiring party must be Solvent and the Loan Parties, on a consolidated basis, must be Solvent;

(e) if such Acquisition is structured as a merger by a Loan Party, a Loan Party must be the surviving entity after giving effect to such merger;

(f) if such Acquisition is structured as a merger by a Borrower, a Borrower must be the surviving entity after giving effect to such merger;

(g) as of the closing of any Acquisition, no Default or Event of Default shall exist or occur as a result thereof, and after giving effect thereto;

(h) if the Acquisition target is to be a Restricted Subsidiary, then the Borrowers shall have complied with the terms and conditions of Section 7.19;

(i) the absence of action, suit, investigation, or proceeding pending or threatened in a any court or before any arbitrator or Governmental Authority that affects the target or the proposed Acquisition, which could reasonably be expected to have a Material Adverse Effect on the target or the Loan Parties;

(j) immediately after giving effect to the Acquisitions, (A) the Availability equals or exceeds the greater of (x) 25% of the Maximum Revolver Amount and (y) $100,000,000; or (B) to the extent the requirement in clause (A) is not met, (I) the Availability equals or exceeds the greater of (x) 17.5% of the Maximum Revolver Amount and (y) $70,000,000 and (II) the Pro Forma Fixed Charge Coverage Ratio is at least 1.0:1.0; provided that to the extent neither of the foregoing requirements in this clause (j) is met, the Loan Parties may nevertheless consummate Acquisitions in the aggregate of up to $25,000,000 if immediately after giving effect to the Acquisitions, either (A) the Availability equals or exceeds the greater of (x) 17.5% of the Maximum Revolver Amount and (y) $70,000,000 but is less than the greater of (x) 25% of the Maximum Revolver Amount and (y) $100,000,000, or (B) the Pro Forma Fixed Charge Coverage Ratio is at least 1.0:1.0; and

(k) for the purposes of calculating the Availability under this Section 7.25, no assets of the Person to be acquired or the assets to be acquired shall be included in the Borrowing Base unless such assets are acceptable to the Agent.

For purposes of calculating the Availability in connection with the foregoing clauses (j) and (k), the Availability shall be calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement prior to such Acquisition (provided that the amount of Eligible Cash shall be the amount on deposit on the date of such Acquisition and provided further that the Aggregate Revolver Outstandings shall be calculated on the date of such Acquisition).

For purposes of Sections 7.25 and 7.10(c) only, notwithstanding anything in Sections 7.25 or 7.10(c) to the contrary, (i) a series of investments not to exceed $200,000,000 in one or more Joint Ventures which will own feedstock, raw material and ethylene pipeline, storage and fractionating facilities, and (ii) investments in Suzhou Huasu Plastics Co., Ltd. made on or prior to the date hereof, plus additional investments therein not to exceed $55,000,000, shall each be permitted hereunder, and no assets at any time owned by such Joint Venture or Suzhou Huasu Plastics Co., Ltd. shall be included in the Borrowing Base.

7.26 Excluded Deposit Accounts. In the event the amount of funds on deposit in the Local Accounts ever exceeds $300,000 at any time in the aggregate on any date of determination, the Borrowers shall immediately deliver to the Agent Blocked Account Agreements with respect to each such Local Account.

7.27 Further Assurances. The Loan Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or any Lender such documents and agreements, and shall take or cause to be taken such actions, as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

ARTICLE 8.

CONDITIONS OF LENDING

8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the Revolving Loans on the Closing Date, and the obligation of the applicable Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a) This Agreement and the other Loan Documents shall have been executed by each party thereto and each Loan Party, as applicable, shall have performed and complied with all covenants, agreements, and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Loan Parties before or on such Closing Date.

(b) Upon making the Revolving Loans on the Closing Date (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs, and expenses then payable under this Agreement), and with all its obligations current, the Borrowers shall have Availability of at least $150,000,000.

(c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

(d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Revolving Loans to be made and the Letters of Credit to be issued on the Closing Date.

(e) The Agent and the Lenders shall have received such opinions of counsel for the Loan Parties as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

(f) The Agent shall have received financing statements or amendments in proper form for filing, under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens.

(g) The Borrowers shall have paid all fees, including the amounts owing as of the Closing Date under the Fee Letter, and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(h) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

(i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

(j) All proceedings taken in connection with the execution of this Agreement, the Notes, all other Loan Documents, and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

(k) Each Loan Party shall have established all of its Deposit Accounts at the Bank or shall have entered into Blocked Account Agreements (on terms acceptable to the Agent) with respect to all Deposit Accounts not established at the Bank other than immaterial local accounts of the Loan Parties (the “Local Accounts”) so long as the amount of funds on deposit in such accounts does not exceed $300,000 in the aggregate at any time.

(l) Since December 31, 2010, no event has occurred and is continuing, or would result from such extension of credit, which has had or would (after giving effect thereto) reasonably be expected to have a Material Adverse Effect.

(m) After giving effect to the incurrence of the Bond Debt and the incurrence of Debt under this Agreement, the Agent shall be reasonably satisfied with the corporate and capital structure and management of Westlake and its Subsidiaries.

(n) The Agent shall have received, each in form and substance satisfactory to Agent the Financial Statements.

(o) Evidence satisfactory to the Lenders that no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (i) those already obtained, (ii) the filing of UCC financing statements, and (iii) the filing of the Copyright Security Agreements and the Patent and Trademark Agreements.

(p) The Lenders are satisfied with the environmental matters concerning the Loan Parties.

(q) Without limiting the generality of the items described above, each Loan Party shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions, and other items set forth on the “Closing Checklist” delivered by the Agent to Westlake prior to the Closing Date.

The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied or waived, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer on behalf of the Borrowers, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender, unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection with respect to the foregoing clause (i), (ii), or (iii).

8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the applicable Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii), and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer on behalf of the Loan Parties, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect since the latest date of the Financial Statements delivered to the Lenders pursuant to Section 5.2(a).

(b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent set forth in this Section 8.2 are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9.

DEFAULT; REMEDIES

9.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure or refusal by any Loan Party to pay (i) any principal of the Obligations (other than Bank Products) when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); or (ii) interest, fees, premium, or any other part of the Obligations (other than Bank Products) within one day after the same becomes due and payable in accordance with the Loan Documents, whether upon demand or otherwise;

(b) any representation or warranty made or deemed made by any Loan Party in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(j), 7.2 (as to existence only), 7.5, 7.9 through

7.27, or Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.3 or 7.4 and such default shall continue for five (5) days or more, provided that there are not more than, in the aggregate, three (3) occurrences of any such default in any twelve (12) month period; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements (not specified in Sections 9.1(a), (b), (c)(i), or (c)(ii)) contained in any other Section of this Agreement or any other Loan Document and such default shall continue for thirty (30) days or more or (iv) any default shall occur under Section 5.2 (other than clause (j) thereof) and such default shall continue for 5 Business Days or more;

(d) any “default” or “event of default” shall occur with respect to any Debt (other than the Obligations) of any Loan Party in an outstanding principal amount which exceeds $20,000,000 (in the aggregate), or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid prior to the stated maturity or redemption date thereof; provided that this clause (d) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt;

(e) (i) any Loan Party that is a Borrower or a Material Subsidiary shall (A) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement, or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action, or proceeding; (B) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (C) make an assignment for the benefit of creditors; (D) be unable generally to pay its debts as they become due; or (E) not be Solvent; or (ii) the Loan Parties, on a consolidated basis, shall not be Solvent;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party that is a Borrower or a Material Subsidiary or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Loan Party that is a Borrower or a Material Subsidiary or for all or any part of their respective property shall be appointed or a warrant of attachment, execution, or similar process shall be issued against any part of the property of Westlake or any of its Restricted Subsidiaries;

(h) any Loan Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof except as permitted under Sections 7.2 or 7.9;

(i) all or any material part of the property of any Loan Party shall be nationalized, expropriated, or condemned, seized, or otherwise appropriated, or custody or control of such property or of such Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(j) any Loan Document shall be terminated, revoked, or declared void, invalid, or unenforceable or challenged by any Loan Party or any other obligor;

(k) one or more judgments, orders, decrees, or arbitration awards is entered against the Loan Parties involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $20,000,000 or more, and either (i) enforcement proceedings are commenced upon such judgment, order, decree, or award, or (ii) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, order, decree, or award, by reason of pending appeal or otherwise, is not in effect;

(l) any loss, theft, damage, or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(m) there is filed against any Loan Party any action, suit, or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit, or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected, and prior to all other Liens (other than Permitted Liens) or is terminated, revoked, or declared void;

(o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-Employer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the PBGC in an aggregate amount in excess of $15,000,000; or (ii) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $15,000,000;

(p) there occurs a Change of Control;

(q) other than those existing on the Closing Date and disclosed on Schedule 6.13, any Environmental Liabilities in excess of $20,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), but excluding: (i) Environmental Liabilities in an aggregate amount at any time up to $35,000,000 for which a Reserve is established for 100% of such aggregate amount; and (ii) amounts in excess of $35,000,000 secured by a perfected first lien on cash collateral equal to 100% of that portion of such amount in excess of the Reserves described in clause (i); or

(r) Except to the extent such Debt is prepaid or redeemed in compliance with Section 7.14, an event shall occur, including, without limitation, a “change in control” or “change of control” as defined in any documents or agreements evidencing or creating the Bond Debt and (i) the trustee or the required holders of any such Debt shall initiate notice under provisions governing such Debt to require (or any Loan Party shall automatically be so required) to redeem or repurchase such Debt, or (ii) any Loan Party shall initiate notice to holders of the Bond Debt in connection with a redemption of such Debt.

9.2 Remedies.

(a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers: (i) restrict the amount of or refuse to make Revolving Loans; (ii) restrict or refuse to provide Letters of Credit or Credit Support; and (iii) provide written notice to the trustee under the IRB that a default has occurred and requesting acceleration of the maturity of the IRBs. If an Event of Default exists, the Agent, may, in its discretion, and shall, at the direction of the Required Lenders, reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base. In addition, if an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrowers: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations (other than Obligations with respect to Bank Products) to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Loan Parties shall, upon the Agent’s demand, at the Borrowers’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Loan Parties agree that any notice by the Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to Westlake’s address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Loan Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Loan Parties irrevocably waive to the extent permitted under applicable Law: (A) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Loan Parties agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Loan Parties’ labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in advertising or selling any Collateral, and unless the terms and provisions of such rights provide otherwise, in completing production of any Collateral, and the Loan Parties’ rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

(c) If an Event of Default occurs and is continuing, the Loan Parties hereby waive, to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10.

TERM AND TERMINATION

10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal and accrued but unpaid interest, but excluding Bank Products that the applicable Lender chooses not to terminate and indemnity obligations that survive the termination of this Agreement and are not due and payable at such termination) shall become immediately due and payable, and the Borrowers shall immediately make Full Payment of all such Obligations. Notwithstanding the termination of this Agreement, until the Agent has received Full Payment of all Obligations (including all unpaid principal and accrued but unpaid interest, but excluding Bank Products that the applicable Lender chooses not to terminate and indemnity obligations that survive the termination of this Agreement and are not due and payable at such termination), the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11.

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by each Lender (including consent of a Defaulting Lender with respect to clauses (i), (ii), and (iii) below) affected thereby and the Borrowers and acknowledged by the Agent, do any of the following:

(i) increase or extend the Commitment of any Lender;

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees (other than fees payable solely to the Agent), or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;

(v) increase any of the percentages set forth in the definition of the Borrowing Base;

(vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders; provided that consent of each Defaulting Lender shall be required to amend clause (i), (ii), or (iii) above;

(vii) release all or substantially all of the Obligation Guaranties or release the Collateral other than as permitted by Section 12.10;

(viii) change the definitions of “Majority Lenders” or “Required Lenders”;

(ix) change the order of application of payments provisions in Section 3.7; or

(x) increase the Maximum Revolver Amount, the Maximum Inventory Loan Amount, or Letter of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above (other than the limitations restricting the increase in the Maximum Revolver Amount) and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that (A) no amendment, waiver, or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document; (B) no amendment, waiver, or consent shall, unless in writing and signed by the Letter of Credit Issuers, affect the rights or duties of the Letter of Credit Issuers under this Agreement or any other Loan Document; (C) no amendment shall increase the Commitment of any Lender unless consented to by such Lender (including a Defaulting Lender); and (D) Schedule 1.2 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith.

(b) If any fees are paid to the Lenders as consideration for amendments, waivers, or consents with respect to this Agreement, at the Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(c) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”):

(i) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a “Non-Consenting Lender”), or

(ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers’ request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance, without premium or discount. The Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if such Lender fails to execute same within twenty (20) days of such request of assignment. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

11.2 Assignments; Participations.

(a) Any Lender may, with the written consent of the Agent and Westlake, which consent shall not be unreasonably withheld, assign and delegate to one or more Eligible Assignees (provided that (i) no consent of the Agent or Westlake shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender, another Lender or an Approved Fund and (ii) no consent of Westlake shall be required if an Event of Default has occurred and is continuing at the time of such assignment) (each an “Assignee”) all, or any ratable part of all, of the Revolving Loans, the Commitment, and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000, or, if less, all of such Lender’s Commitment (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit F (“Assignment and Acceptance”) together with any note or notes, if any, subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes if requested by an Assignee or assignor Lender to evidence assignments of the Revolving Loans and Commitments in accordance herewith.

(b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance (and consent of the Agent thereto, if required) and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents (except for such rights and obligations not available to such assignee by express terms of this Agreement), and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Loan Party to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently (without reliance upon the Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time), continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged; (ii) the Originating Lender shall remain solely responsible for the performance of such obligations; (iii) the Borrowers and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except the matters set forth in Section 11.1(a)(i), (ii), and (iii), and all amounts payable by the Loan Parties hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(f) If at any time any Lender which has issued any Letters of Credit which remain outstanding, assigns all of its Commitment, it shall retain all the rights, powers, privileges, and duties of a Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its assignment of its Commitment and all Letter-of Credit Rights with respect thereto (including the right to require the Lenders to make Base Rate Loans pursuant to Section 1.3). In the event any other Lender issues any Letter of Credit in substitution for any outstanding Letter of Credit issued by any Lender which ceases to be a Lender hereunder, the successor Letter of Credit Issuer shall succeed to the rights and obligations of the original Letter of Credit Issuer.

(g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(h) No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to the Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as the Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata Share of all Revolving Loans and Letter of Credit Obligations. If an assignment by a Defaulting Lender shall become effective under applicable Requirement of Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

ARTICLE 12.

THE AGENT

12.1 Appointment and Authorization. Each Lender hereby designates and appoints the Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and no Borrower shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3 Liability of Agent. None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by any Borrower, any Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any Borrower or any Affiliates of any Borrower.

12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile,

telex or telephone message, statement or other document, or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

12.6 Credit Decision. Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently (without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate), made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently (without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time), continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrowers. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Borrowers which may come into the possession of any of the Agent Related Persons.

12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out of pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 12.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Borrowers and their Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers, Affiliates, or Account Debtors) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Revolving Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

12.9 Successor Agent. The Agent may resign as Agent upon at least thirty (30) days prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and Westlake, a successor agent from among the Lenders or, if no Lender accepts such role, the Agent may appoint Required Lenders as successor Agent. Upon the acceptance of its appointment as successor agent hereunder, or upon appointment of Required Lenders as successor Agent, (a) such successor agent shall succeed to all the rights, powers, and duties of the retiring Agent, (b) the term “Agent” shall mean such successor agent, (c) the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and Full Payment of the Obligations (other than Bank Products that the applicable Lender chooses not to terminate and indemnity obligations that survive the termination of this Agreement and are not due and payable at such termination); (ii) constituting property being sold or disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property that is not Collateral in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Loan Parties under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year without the prior written authorization of the

Lenders and the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $10,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.10.

(b) Upon receipt by the Agent of any authorization required pursuant to Section 12.10(a) from the Lenders of the Agent’s authority to release Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days’ prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.11 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Loan Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Loan Party to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Agent for application under Section 12.14(e) and it shall provide a written statement to the Agent describing the Obligation affected by such payment or reduction.

12.12 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession or control. Should any Lender (other than the Agent) obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral or control thereof to the Agent or in accordance with the Agent’s instructions.

12.13 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.14 Settlement.

(a) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i) The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 1:30 p.m. (Houston, Texas time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 3:30 p.m. (Houston, Texas time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance. If any settlement amount is not transferred to the Agent by any Lender on the Business Day after demand, the Agent will notify the Borrowers of such Lender’s failure to transfer and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent, together with interest thereon for each day elapsed since the date of the applicable advance, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular advance.

(ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

(iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (ii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(iv) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (ii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent, and the other Lenders, respectively.

(v) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

(b) Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrowers on the Business Day following such Funding Date, that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.

(d) Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in the Revolving Loans or Letters of Credit, the Agent may exclude the Commitments and Revolving Loans of any Defaulting Lender(s) from the calculation of Pro Rata Shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 11.1.

(e) Payments; Fees. The Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to the Agent such amounts until all Obligations owing to the Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. The Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to cash collateralize such Lender’s Fronting Exposure, or readvance the amounts to the Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 2.5. If any Letter of Credit Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such Letter of Credit Obligations under Section 2.6 shall be paid to such Lenders. The Agent shall be paid all fees attributable to the Letter of Credit Obligations that are not reallocated.

(f) Cure. The Borrowers, the Agent and the Letter of Credit Issuers may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata Shares shall be reallocated without exclusion of such Lender’s Commitments and Revolving Loans, and all outstanding Revolving Loans, Letter of Credit Obligations and other exposures hereunder shall be reallocated among the Lenders and settled by the Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Unless expressly agreed by the Borrowers, the Agent and the Letter of Credit Issuers, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Revolving Loan, to make a payment in respect of Letter of Credit Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

12.15 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders, and to amend the Schedules to the Loan Documents without a separate amendment to this Agreement or the other Loan Documents signed by the requisite Lenders if the underlying transactions necessitating such amendments of the Schedules are permitted under this Agreement or the other Loan Documents. Each Lender agrees that any action taken by the Agent, Majority Lenders, or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Bank Products, and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

12.16 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers’ books and records, as well as on representations of the Borrowers’ personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.17 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. No Lender or any Affiliate of any Lender that obtains the benefits of Section 7.23 by virtue of the provisions hereof or of any Guaranty or Security Agreement, shall have the right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made, with respect to, Obligations arising under any Bank Product.

12.18 Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a “co-agent” or “documentation agent” (if any) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a “co-agent” or “documentation agent” (if any) shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.19 Bank Product Providers. Each provider of the Bank Products, by delivery of a notice to the Agent of the existence or increase of a Bank Product, agrees to be bound by Section 7.23 and this Section 12.19. Each provider of any Bank Product shall indemnify and hold harmless the Agent-Related Persons, to the extent not reimbursed by the Loan Parties, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses, and disbursements (including Attorney Costs) of any kind or nature whatsoever that may be incurred by or asserted against any Agent-Related Person in connection with such provider’s Bank Product obligations.

ARTICLE 13.

MISCELLANEOUS

13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

13.3 Governing Law; Choice of Forum; Service of Process.

(a) The Loan Documents have been entered into pursuant to Section 5-1401 of the New York General Obligations Law and the substantive laws of the State of New York (except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Collateral Documents), and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of the Loan Documents.

(b) Each party hereto (including each Guarantor by execution of an Obligation Guaranty), in each case for itself, its successors and assigns, hereby (A) irrevocably submits to the nonexclusive jurisdiction of the state (pursuant to Section 5-1402 of the New York General Obligations Law) and federal courts located in the Borough of Manhattan in the State of New York, and agrees and consents that service of process may be made upon it in any legal proceeding arising out of or in connection with the Loan Documents and the Obligations by service of process as provided by New York law, (B) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any litigation arising out of or in connection with the Loan Documents and the Obligations brought in any such court, (C) irrevocably waives to the fullest extent permitted by law any claims that any litigation brought in any such court has been brought in an inconvenient forum, (D) agrees to designate and maintain an agent for service of process in New York in connection with any such litigation and to deliver to the Agent evidence thereof, if requested, and (E) irrevocably agrees to the fullest extent permitted by law that any legal proceeding against any party hereto arising out of or in connection with the Loan Documents or the Obligations shall be brought in one of the aforementioned courts. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Loan Parties and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Loan Parties and each other party to the Loan

Documents warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.3 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. Notwithstanding the foregoing: (1) the Agent and the Lenders shall have the right to bring any action or proceeding against any Loan Party or their property in the courts of any other jurisdiction the Agent or the Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations and (2) each of the parties hereto acknowledges that any appeals from the courts described in the immediately preceding sentence may have to be heard by a court located outside those jurisdictions.

(c) EACH BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF AN OBLIGATION GUARANTY) HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO WESTLAKE AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF (I) TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED WITH A NATIONALLY-RECOGNIZED OVERNIGHT COURIER OR (II) WHEN ACTUALLY DELIVERED TO SUCH PERSON. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

13.4 WAIVER OF JURY TRIAL. EACH BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF AN OBLIGATION GUARANTY). THE LENDERS, AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY SUCH PARTIES AGAINST ANY OTHER SUCH PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER, THE LENDERS, AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.5 Survival of Representations and Warranties. All of the Borrowers’ representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

13.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting any Borrower’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce, or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

13.7 Fees and Expenses. The Borrowers agree to pay to the Agent and the Arranger (as applicable), for their respective benefits, on demand, all reasonable costs and expenses that the Agent or the Arranger pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs and costs and expenses of auditors, accountants, consultants or appraisers hired by the Agent; (b) costs and expenses (including, without duplication, attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees, and other charges for recording any mortgages, filing financing statements, amendments, and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of the Agreement); (e) sums paid or incurred to pay any amount or take any action reasonably required of any Borrower under the Loan Documents that Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Loan Parties’ operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $1,000 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks, and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent, the Arranger, the Letter of Credit Issuers, and the Lenders (including Attorneys’ Costs and attorneys’ fees of each Lender) to the Agent, the Arranger, the Letter of Credit Issuers, and the Lenders, as applicable, for their respective benefit, on demand, and all reasonable fees, expenses and disbursements incurred by the Agent, the Arranger, the Letter of Credit Issuers, and the Lenders for any law firm retained by the Agent, the Arranger, any Letter of Credit Issuer, or any Lender, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent, the Arranger, any Letter of Credit Issuer, or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses may be (in the sole discretion of the Agent) charged to the Borrowers’ Loan Account as Revolving Loans as described in Section 3.7 up to the Maximum Revolver Amount. Except as provided in clause (d) above, this Section 13.7 shall not apply to Taxes, which shall be covered solely by Sections 4.1 and 4.3.

13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) on the earlier of (i) two (2) days after the same shall have been so deposited with a nationally-recognized overnight courier or (ii) when actually delivered to such person, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:

Bank of America, N.A.

901 Main Street, 11th Floor

Dallas, Texas 75202

Attention: Portfolio Manager

Facsimile No.: 312.453.3558

with copies to:

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, TX 75202

Attention: Sue P. Murphy

Facsimile No.: 214.200.0565

If to the Borrowers:

Westlake Chemical Corporation

2801 Post Oak Boulevard

Houston, TX 77056

Attention: Treasurer

Facsimile No.: 713.960.9420

with copies to:

Westlake Chemical Corporation

2801 Post Oak Boulevard

Houston, TX 77056

Attention: General Counsel

Facsimile No.: 713.926.6239

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. All notices and requests given to any Lender other than the Bank shall be given to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire, or such other address as such Lender may notify the Agent in writing.

13.9 Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations, and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar, or other circumstances.

13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

13.11 Indemnity of the Agent, the Arranger, the Letter of Credit Issuers and the Lenders by the Borrowers.

(a) Each Borrower and each other Loan Party (by execution of an Obligation Guaranty) agrees to defend, indemnify, and hold the Agent-Related Persons, the Arranger, each Letter of Credit Indemnitee, each Lender and each of their respective Affiliates, officers, directors, employees, counsel, representatives, agents, and attorneys in fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses, and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Revolving Loans and the termination, resignation, or replacement of the Agent or replacement of any Lender) be imposed on, incurred by, or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation, or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Revolving Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PERSON; provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations. This Section 13.11(a) shall not apply to Taxes, which shall be covered solely by Sections 4.1, 4.3 and 13.7(d).

(b) Each Borrower and each other Loan Party (by execution of an Obligation Guaranty) agrees to indemnify, defend, and hold harmless the Agent, the Letter of Credit Indemnitees and the Lenders from any Environmental Liability, arising directly or indirectly, in whole or in part, out of any breach of this Agreement, including without limitation, any breach of Section 6.14 or Section 7.7 by any Loan Party. This indemnity will apply whether the Hazardous Material is on, under, or about any Real Estate or operations or property leased to, or formerly owned or operated by, any Loan Party or any of their Subsidiaries. The indemnity includes, but is not limited to, Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries, and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of all other Obligations. This indemnity is intended to allocate responsibility between the Loan Parties and the Agent and the Lenders as contemplated by Section 107(e)(1) of CERCLA and any successor federal statute, rule, or regulations or comparable state statute, rule, or regulations.

13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY LENDER, OR OTHER PERSON AGAINST THE AGENT, THE ARRANGER, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF AN OBLIGATION GUARANTY) AND EACH LENDER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.13 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, the Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between the Borrowers and such Person; (ii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of the Agent, the Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) the Agent, the Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and have no obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by applicable Law, each Borrower hereby waives and releases any claims that it may have against the Agent, the Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

13.14 Final Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

13.15 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender, and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

13.16 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

13.17 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, the Agent, each Letter of Credit Issuer, each Lender, and any of their respective Affiliates are authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Agent, such Letter of Credit Issuer, such Lender, or such Affiliate to or for the credit or the account of any Loan Party against any and all Obligations (for the benefit of all Lenders as provided herein), now or hereafter existing, irrespective of whether or not the Agent, such Letter of Credit Issuer or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Letter of Credit Issuer and each Lender agree to promptly notify the Borrowers and the Agent after any such setoff and application made by such Letter of Credit Issuer or such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. If any Lender shall obtain any payment or prepayment with respect to the Obligation as a result of exercising its right under this Section 13.16 which is in excess of its share of any such payment in accordance with the relevant rights of the Lenders under the Loan Documents, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant rights under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Each Loan Party agrees that any Lender purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of such Loan Party in the amount of such participation.

13.18 Confidentiality.

(a) Each Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general non-confidential information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of the Borrowers and a general description of the business of the Borrowers and may use the Borrowers’ name in advertising and other promotional material.

(b) The Agent and each Lender severally agrees to take customary and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the Borrowers and provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement, or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender, (iii) was in possession of a Lender prior to disclosure made by the Borrowers, or (iv) is independently developed by any Lender without the use or knowledge of any Confidential Information; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys, other professional advisors, rating agencies, insurers, insurance brokers, and providers of credit risk protection, provided that such Persons have been informed that such information is required to be kept confidential to the extent required by this Section 13.18; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party with the Agent or such Lender, and (9) to its Affiliates; provided that such Persons have been informed that such information is required to be kept confidential to the extent required by this Section 13.18. Notwithstanding anything herein to the contrary, the information subject to this Section 13.18(b) shall not include, and the Agent, each Lender, and each employee, representative, or other agent of the Agent or any Lender may disclose to any and all persons without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure.

13.19 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

13.20 Westlake as Agent. By executing this Agreement, each of the Borrowers confirms to the other parties to this Agreement that Westlake shall (and has been duly appointed by each of the Borrowers to) act as agent for the Borrowers for all purposes of the Loan Documents, including, without limitation, taking any action or receiving any communication on behalf of such Borrower in connection with the Loan Documents. Each of the Lenders and the Agent shall be entitled to deal with any Borrower through Westlake and to rely on any instructions or other communications from Westlake on behalf of any Borrower. None of the Lenders or the Agent shall have any responsibility to any Borrower for dealing with the Borrowers as provided in this Section 13.20, and the Obligation of each of the Borrowers to the Lenders shall not be affected by any matter relating to acts or omissions of Westlake relating to the Borrowing or otherwise as agent for the Borrowers hereunder. Notwithstanding the appointment of Westlake as agent for the Borrowers hereunder, the Agent and the Lenders shall in their sole discretion be entitled to deal directly with any Borrower for all purposes of the Loan Documents.

13.21 Patriot Act Notice. The Agent and Lenders hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, the Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow the Agent and the Lenders to identify it in accordance with the Patriot Act. The Agent and the Lenders will also require information regarding each personal guarantor, if any, and may require information regarding the Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

13.22 Restatement of Existing Credit Agreement. The parties hereto agree that: (a) the Obligations (as defined in this Agreement) represent, among other things, the restatement, renewal, amendment, extension and modification of the “Obligations” (as defined in the Existing Credit Agreement); (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede and replace the Existing Credit Agreement in its entirety; (c) the Notes executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for and supersede in their entirety (but do not extinguish, the indebtedness arising under) the promissory notes issued pursuant to the Existing Credit Agreement, which existing promissory notes shall be returned to the Agent promptly after the Closing Date, marked “canceled and replaced,” and, thereafter, delivered by the Agent to the Borrowers; (d) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the indebtedness under the Existing Credit Agreement, all of which indebtedness shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein; (e) the liens and security interests created by or pursuant to the Existing Credit Agreement, except as specifically modified by the Loan Documents, are ratified and confirmed as security for the Obligations, without novation, discharge or interruption; and (f) on the Closing Date, the Lenders shall severally purchase from each other and from any Lenders (as defined in the Existing Credit Agreement) that are not Lenders hereunder (the “Non-Continuing

Lenders”), the principal indebtedness owing to the Non-Continuing Lenders under the Existing Credit Agreement so that, after giving effect to such purchase and to any Loans made on the Closing Date, the principal indebtedness owing under this Agreement and participations in the Letters of Credit are held by the Lenders in accordance with their respective Pro Rata Share, and the Non-Continuing Lenders shall cease to be a party to the Existing Credit Agreement and shall not be parties to this Agreement. Such purchases shall have been deemed to have been automatically made hereunder without the necessity of the execution and delivery of any assignment documentation, on an as-is, where-is basis by the Non-Continuing Lenders and any Non-Continuing Lender shall be deemed to be a third party beneficiary of this Section 13.22.

13.23 Confirmations. Each Loan Party ratifies and confirms that each Obligation Guaranty, each Security Agreement, each Trademark Security Agreement, each Patent Security Agreement, and the other Loan Documents (to the extent it is a party thereto) are and remain in full force and effect in accordance with their respective terms, as amended hereby or by the Second Amended and Restated Security Agreement of even date herewith (“Amended and Restated Security Agreement”). In addition, each Loan Party acknowledges, agrees, accepts, and consents to the terms and provisions hereof and each other Loan Document as amended hereby or by the Amended and Restated Security Agreement. Except as expressly provided herein, or in the Amended and Restated Security Agreement, this Agreement does not constitute a waiver or modification of any of the terms or provisions set forth in the Loan Documents and shall not impair any right that the Agent or Lenders may now or hereafter have under or in connection with any Loan Document. Each Loan Party confirms, renews, regrants, and acknowledges all Liens and security interests set forth in the Loan Documents, except as modified by the Amended and Restated Security Agreement, continue to secure the Obligations, and that the Obligations shall continue to be guaranteed pursuant to each Obligation Guaranty. The Loan Parties acknowledge that certain of the guarantors under the Existing Credit Agreement have become Borrowers hereunder. Each such Loan Party agrees and acknowledges its joint and several liabilities and obligations as a Borrower, including, without limitation, with respect to any Obligations outstanding on the date hereof under the Existing Credit Agreement.

13.24 Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Assignment and Assumption, or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Blank. Signature Page Follows.]

BORROWERS AND GUARANTORS:

WESTLAKE CHEMICAL CORPORATION, a Delaware corporation
WESTLAKE PVC CORPORATION, a Delaware corporation
WESTLAKE VINYLS, INC., a Delaware corporation
WESTLAKE LONGVIEW CORPORATION, a Delaware corporation
WESTLAKE ETHYLENE PIPELINE CORPORATION, a Delaware corporation
WESTLAKE SUPPLY AND TRADING COMPANY, a Delaware corporation

By:	/s/ Albert Chao
Albert Chao
President of the above Borrowers and Guarantors

Signature Page to Second Amended and Restated Credit Agreement

NORTH AMERICAN PIPE CORPORATION,
a Delaware corporation
WESTECH BUILDING PRODUCTS, INC., a Delaware corporation

By:	/s/ Robert F. Buesinger
Robert F. Buesinger
President of the above Borrowers and Guarantors

Signature Page to Second Amended and Restated Credit Agreement

WESTLAKE VINYLS COMPANY LP,
a Delaware limited partnership

By:	GVGP, Inc., its general partner

	By:	/s/ Albert Chao
Albert Chao
President of the general partner of the above Borrower and Guarantor

WESTLAKE PETROCHEMICALS LLC, a Delaware limited liability company
WESTLAKE POLYMERS LLC, a Delaware limited liability company
WESTLAKE STYRENE LLC, a Delaware limited liability company
WPT LLC, a Delaware limited liability company

By:	Westlake Chemical Investments, Inc., its manager

By:	/s/ Albert Chao
Albert Chao
President of the manager of the above Borrowers and Guarantors

Signature Page to Second Amended and Restated Credit Agreement

GUARANTORS:

GEISMAR HOLDINGS, INC., a Delaware corporation
WESTLAKE DEVELOPMENT CORPORATION, a Delaware corporation
GVGP, INC., a Delaware corporation
WESTLAKE CHEMICAL INVESTMENTS, INC., a Delaware corporation
WESTLAKE MANAGEMENT SERVICES, INC., a Delaware corporation
WESTLAKE OLEFINS CORPORATION, a Delaware corporation
WESTLAKE RESOURCES CORPORATION, a Delaware corporation
WESTLAKE VINYL CORPORATION, a Delaware corporation
WESTLAKE NG I CORPORATION, a Delaware corporation
WESTLAKE NG IV CORPORATION, a Delaware corporation
WESTLAKE NG V CORPORATION, a Delaware corporation

By:	/s/ Albert Chao
Albert Chao
President of the above Guarantors

Signature Page to Second Amended and Restated Credit Agreement

WESTLAKE GEISMAR POWER COMPANY LLC, a Delaware limited liability company

By:	Westlake Vinyls Company LP, its manager

By:	GVGP, Inc., its general partner

By:	/s/ Albert Chao
Albert Chao
President of the general partner of the manager of the above Guarantor

WESTLAKE PIPELINE INVESTMENTS LLC, a Delaware limited liability company

By:	Westlake Chemical Investments, Inc., its manager

By:	/s/ Albert Chao
Albert Chao
President of the manager of the above Guarantor

Signature Page to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as the Agent and a Lender

By:	/s/ Hance VanBeber
Name:	Hance VanBeber
Title:	Senior Vice President

Signature Page to Second Amended and Restated Credit Agreement

BNP PARIBAS,
as a Lender

By:	/s/ Daniel Williams
	Name:	Daniel Williams
	Title:	Director

By:	/s/ Guelay Mese
	Name:	Guelay Mese
	Title:	Vice President

Signature Page to Second Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Elizabeth Seigler
	Name:	Elizabeth Seigler
	Title:	Assistant Vice President

Signature Page to Second Amended and Restated Credit Agreement

COMERICA BANK,
as a Lender

By:	/s/ Joey Powell
	Name:	Joey Powell
	Title:	Vice President

Signature Page to Second Amended and Restated Credit Agreement

COMPASS BANK,
as a Lender

By:	/s/ Stuart Murphy
	Name:	Stuart Murphy
	Title:	Senior Vice President

Signature Page to Second Amended and Restated Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Director

Signature Page to Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ L. Devin Mock
	Name:	L. Devin Mock
	Title:	Vice President

Signature Page to Second Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

Signature Page to Second Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jonathan Parker
	Name:	Jonathan Parker
	Title:	Officer

Signature Page to Second Amended and Restated Credit Agreement

SIEMENS FINANCIAL SERVICES, INC.,
as a Lender

By:	/s/ Anthony Casciano
	Name:	Anthony Casciano
	Title:	Senior Vice President

By:	/s/ John Finore
	Name:	John Finore
	Title:	Vice President

Signature Page to Second Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC,
as a Lender

By:	/s/ Sarah Orlowsky
	Name:	Sarah Orlowsky
	Title:	Vice President

Signature Page to Second Amended and Restated Credit Agreement

ANNEX A

to

Second Amended and Restated Credit Agreement

Definitions

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“Accounts” means all of the Loan Party’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Account Debtor” means each Person obligated in any way on or in connection with an Account, Chattel Paper, or General Intangibles (including a payment intangible).

“Account Triggering Date” shall occur whenever Availability is less than (a) the greater of (i) 12.5% of the Maximum Revolver Amount and (ii) $50,000,000 for five (5) consecutive Business Days or (b) the greater of (i) 10% of the Maximum Revolver Amount and (ii) $40,000,000 at any time; provided that in the event Availability has been greater than the greater of (i) 12.5% of the Maximum Revolver Amount and (ii) $50,000,000 at all times for thirty (30) consecutive Business Days, then the Account Triggering Date shall be deemed to not be continuing for purposes of this Agreement, unless a subsequent Account Triggering Date occurs.

“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

“Acquisition” means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Loan Party of all or substantially all of the assets of a Person or of any business or division of a Person; (b) the acquisition by any Loan Party of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person; or (c) a merger, consolidation, amalgamation, or other combination by any Loan Party with another Person if a Loan Party is the surviving entity, provided that, (i) in any merger involving any Borrower, a Borrower must be the surviving entity; and (ii) for purpose of this Agreement, any Acquisition among Loan Parties is not an “Acquisition.”

“Additional Letter of Credit Issuer” means a Lender that is designated by the Borrowers to issue any Letter of Credit pursuant to this Agreement; provided that (a) such Lender agrees to issue Letters of Credit under this Agreement, (b) such Lender is reasonably acceptable to the Agent, and (c) the Borrowers and such Lender shall promptly provide the Agent with a copy of each Letter of Credit issued by such Lender.

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period of Westlake, the Loan Parties’ consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) non-recurring gain or loss arising from the sale of any capital assets; (b) non-cash gain or loss arising from any write-up or write-down in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by any Loan Party in any manner, to the extent realized by such other Person prior to the

Annex A

date of acquisition; (d) earnings of any Person in which any Loan Party has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Loan Party in the form of cash distributions; (e) earnings of any Person to which assets of any Loan Party shall have been sold, transferred, or disposed of, or into which any Loan Party shall have been merged, or which has been a party with any Loan Party to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or loss arising from the acquisition of Debt or equity security of any Loan Party or from cancellation or forgiveness of Debt; and (g) gain and non-cash loss arising from any non-recurring transaction.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(i).

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and the Agent pursuant to this Agreement and the other Loan Documents.

“Agent Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, trustees, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means the Second Amended and Restated Credit Agreement dated as of September 16, 2011, by and among the Borrowers, the Agent, and the other Lenders, as from time to time amended, modified or restated.

“Anniversary Date” means each anniversary of the Closing Date.

“Applicable Margin” means,

(a) with respect to Base Rate Loans and LIBOR Rate Loans, as set forth in the pricing grid below; and

(b) with respect to the Unused Line Fee, 0.375% per annum.

2	Annex A

Average Daily Availability	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Rate Loans
≤ $125,000,000	0.75%	2.25%
> $125,000,000 but ≤$ 275,000,000	0.50%	2.00%
> $275,000,000	0.25%	1.75%

The Applicable Margins for LIBOR Rate Loans and Base Rate Loans will be adjusted monthly based upon the above pricing grid. The Average Daily Availability is calculated monthly and each new Applicable Margin shall be effective as of the first day of the subsequent month based on the Average Daily Availability with respect to the immediately preceding month with respect to all outstanding Obligations.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns, in its capacity as sole lead arranger and sole book manager under the Loan Documents.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 45 days of each other) purchase and sale or exchange of any properties or assets having a reasonably equivalent value.

“Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Attorney Costs” means and includes all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by the Agent or the Arranger, and the reasonably allocated costs and expenses of internal legal services of the Agent and the Arranger.

“Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment without duplication to the Reserves deducted in the calculation of the Borrowing Base, minus (c) the Aggregate Revolver Outstandings.

“Average Daily Availability” means, with respect to each calendar month, the average daily Availability during such calendar month, calculated based on the most recently delivered Borrowing Base Certificate. Each adjustment of any reporting schedule in the Agreement based on the Average Daily Availability shall be effective with respect to the subsequent quarter, month, or week, as applicable.

“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“Bank Products” means any one or more of the following types of services or facilities extended to any Loan Party or its Affiliates (including Westlake Veba Trust) by a Lender or any Affiliate of a Lender in reliance on the Lender’s agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; and (d) Hedge Agreements.

3	Annex A

“Bank Product Reserves” means all Reserves for Bank Products or Bank Product Termination Value which the Agent from time to time establishes for any Bank Products then provided or outstanding; provided that, without limiting the foregoing, (a) the Agent shall not be required to establish any Bank Product Reserve with respect to any Bank Products provided by any Lender (or any of its Affiliates) for which the Agent has not received notice pursuant to Section 7.23 (other than with respect to Bank Products of the Bank or any Affiliate of the Bank), and (b) the Agent shall not be responsible for adjusting the amount of any Bank Product Reserve from time to time without notice from the applicable Lender (other than the Bank or any Affiliate of the Bank) to make any such adjustment, and written acknowledgment of receipt thereof, which Agent shall deliver promptly upon receipt of such notice.

“Bank Product Termination Value” means on any date of determination, with respect to any Bank Product (other than under or in connection with any Bank Product with the Bank or any Affiliate of the Bank), the amount determined by the applicable Lender or its Affiliates, in accordance with the documentation evidencing the applicable Bank Product, and reported to the Agent pursuant to Section 7.23 hereof, and in the case of the Bank or its Affiliates, shall mean with respect to Bank Products other than Hedge Agreements, the obligations of any Loan Party thereunder from time to time, and with respect to any Hedge Agreement, shall mean the amount determined by the Bank or any Affiliate of the Bank, and reflected on the documentation and records of the Bank or of such Affiliate of the Bank; provided however, that in no event shall the Bank Product Termination Value of any Bank Product (other than any Bank Product provided by the Bank or an Affiliate of the Bank with respect to any Bank Product which is not a Hedge Agreement) provided by any Lender or any Affiliate of a Lender be increased at any time that a Default or Event of Default exists, or if creating a Reserve against such Bank Product Termination Value or the increase thereof would cause the Obligations to exceed the Borrowing Base.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR Rate for a 30 day interest period as determined on such day, plus 1.0%.

“Base Rate Loan” means, a Revolving Loan during any period in which it bears interest based on the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Blocked Account Agreement” means an agreement among any Loan Party, the Agent, and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral of such Loan Party.

“Bond Debt” means (a) the 6 5/8% Senior Notes due 2016 in an aggregate original principal amount of $250,000,000 issued pursuant to the First Supplemental Indenture dated as of January 13, 2006, (b) the 6 3/4% Senior Notes due 2032 in an aggregate original principal amount of $250,000,000 issued pursuant to the Second Supplemental Indenture dated as of November 1, 2007, (c) the 6.50% Senior Notes due 2029 in an aggregate original principal amount of $100,000,000 issued pursuant to the Third Supplemental Indenture dated as of July 2, 2010, (d) the 6.50% Senior Notes due 2035 in an

4	Annex A

aggregate original principal amount of $89,000,000 issued pursuant to the Fourth Supplemental Indenture dated as of December 2, 2010, and (e) the 6.50% Senior Notes due 2035 in an aggregate original principal amount of $65,000,000 issued pursuant to the Fifth Supplemental Indenture dated as of December 2, 2010, each issued by Westlake under that certain Indenture dated as of January 1, 2006 between Westlake and The Bank of New York Mellon Trust Company, N.A., as trustee, and the documents and agreements evidencing and establishing such Debt, as the same may be amended, from time to time in accordance with the terms thereof and hereof, and including any replacements or refinancings thereof permitted under this Agreement.

“Borrower” and “Borrowers” have the meaning specified in the preamble to this Agreement.

“Borrower Materials” has the meaning specified in the last paragraph of Section 5.2.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by the Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to (a) the sum of (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (ii) the lesser of (y) seventy percent (70%) of the value of the lower of cost or market of Eligible Inventory or (z) eighty-five percent (85%) of the Net Orderly Liquidation Value of all Eligible Inventory; plus (iii) one hundred percent (100%) of Eligible Cash; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment; provided that the aggregate Revolving Loans advanced against Eligible Inventory shall not exceed the Maximum Inventory Loan Amount.

“Borrowing Base Certificate” means a certificate by a Responsible Officer for the benefit of the Borrowers, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Houston, Texas, New York, New York, or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition

5	Annex A

thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

“Capital Lease” means any lease of property by a Person which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means investments of the type described in clauses (d) through (f), inclusive, and (n) through (s), inclusive, of the definition of “Restricted Investment”.

“Change in Law” means the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Westlake and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal; (b) the adoption of a plan relating to the liquidation or dissolution of Westlake; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Westlake, measured by voting power rather than number of shares, other than in any transaction that complies with clause (d) herein; (d) Westlake consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Westlake, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Westlake or such other Person is converted into or exchanged for cash, securities, or other property, other than any such transaction where the Voting Stock of Westlake outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or (e) the first day on which a majority of the members of the board of directors of Westlake are not Continuing Directors.

“Chattel Paper” means all of any Loan Party’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

6	Annex A

“Clearing Bank” means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“Closing Date” means the date of this Agreement.

“Closing Fee” has the meaning specified in Section 2.4.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, subject to the terms of the Security Agreement, (a) all of each Loan Party’s Inventory, Accounts, Instruments, Chattel Paper, Deposit Accounts, Documents, and Related General Intangibles; and (b) all other assets of any Person from time to time subject to Agent’s Liens securing payment or performance of the Obligations, but in any event excluding the Excluded Assets (as such term is defined in the Security Agreement).

“Collateral Documents” means all Security Agreements, pledge agreements, Copyright Security Agreements, Patent and Trademark Agreements, financing statements, assignments of partnership interests, Obligation Guaranties, and mortgages at any time delivered to the Agent to create or evidence Liens securing the Obligations, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Sections 1.2(j) or 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, PCBs, or any constituent of any such substance or waste.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of Westlake who (a) was a member of such board of directors on the Closing Date or (b) was nominated for election or elected or appointed to such board of directors with the approval of, or whose nomination for election by the stockholders was approved by, a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, appointment, or election.

“Copyright Security Agreement” means any Copyright Security Agreement, executed and delivered by any Loan Party to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent’s security interest in the Loan Parties’ present and future copyrights and related licenses and rights, as amended, restated, amended and restated, or otherwise modified from time to time.

“Credit Support” has the meaning specified in Section 1.3(a).

“Debt” means, without duplication, all liabilities, obligations, and indebtedness of any Loan Party to any Person, of any kind or nature, now or hereafter owing, arising, due or payable,

7	Annex A

howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money, the deferred purchase price of property, or preferred stock or other equity interests that have characteristics of Debt such as, dividend requirements (whether cash or paid in kind) or, in the case of Disqualified Stock, mandatory redemption requirements, excluding trade payables, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on any Loan Party’s property, even though such Loan Party shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Loan Party prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of any Loan Party prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties of another Person of borrowed money; and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two (2) percentage points per annum.

“Defaulting Lender” means any Lender that, as determined by the Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified the Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by the Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an insolvency proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Loan Party, including, without limitation, the Payment Accounts, but excluding the Flexible Spending Account No. 4426569503 maintained by Westlake Chemical Corporation at Bank of America, N.A. or any substitute or replacement account of such Flexible Spending Account.

“Designated Account” has the meaning specified in Section 1.2(c).

“Designated Project Expenditures” means non-recurring (i.e., not for maintenance purposes) project-related Capital Expenditures incurred by a Loan Party or its Restricted Subsidiaries and funded (a) with Debt other than Revolving Loans (but including, without duplication, principal payments with respect to such Debt) or (b) cash on hand (other than proceeds of Revolving Loans), to the extent the applicable Loan Party designates such project in writing to the Agent as a “Pre-Funded Capital Project”

8	Annex A

prior to the incurrence of any Designated Project Expenditures. A Loan Party may de-designate a Pre-Funded Capital Project, but once “de-designated,” the same project may not be designated as a Pre-Funded Capital Project. To the extent any Revolving Loan remains outstanding while there is a Pre-Funded Capital Project, the Agent may establish Reserves against the estimated Designated Project Expenditures to be incurred during the next twelve (12) months in connection with such Pre-Funded Capital Project.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Stated Termination Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Westlake to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Westlake may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.10. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Westlake and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Distribution” means, in respect of any corporation, limited partnership, or limited liability company: (a) the payment or making of any dividend or other distribution of property in respect of capital stock, partnership interest, or membership interest, as applicable (or any options or warrants for, or other rights with respect to, such stock, partnership interest, or membership interest, as applicable) of such corporation, limited partnership, or limited liability company, other than distributions in capital stock, partnership interest, or membership interest, as applicable (or any options or warrants for such stock, partnership interest, or membership interest, as applicable) of the same class; or (b) the redemption or other acquisition by such corporation, limited partnership, or limited liability company of any capital stock, partnership interest, or membership interest, as applicable (or any options or warrants for such stock, partnership interest, or membership interest, as applicable) of such corporation, limited partnership, or limited liability company.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Loan Party.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

“Domestic Subsidiary” of any Person means a direct or indirect Subsidiary of such Person that is organized or incorporated under the laws of a jurisdiction of the United States, other than a direct or indirect Subsidiary of a Foreign Subsidiary of such Person.

“EBITDA” means, with respect to any fiscal period of the Loan Parties, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, interest on financed insurance premiums permitted pursuant to Section 7.13(h), Federal, state, local and foreign income taxes, depreciation and amortization.

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“Eligible Accounts” means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility (provided that the Agent shall notify Westlake of other criteria of ineligibility five (5) days prior to the effectiveness thereof), Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

(a) with respect to which more than ninety (90) days have elapsed since the date of the original invoice therefor or which is more than sixty (60) days past due (without duplication);

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

(d) which represents a progress billing (as hereinafter defined) or as to which any Loan Party has extended the time for payment without the consent of the Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon any Loan Party’s completion of any further performance under the contract or agreement;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or any state thereof; or (iii) is the government of any foreign country or

10	Annex A

sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof (“Foreign Account Debtors”); other than (x) such accounts backed by letters of credit issued or confirmed by a bank reasonably acceptable to the Agent and in form and substance acceptable to the Agent in its sole discretion and (y) up to $10,000,000 of accounts owed by Foreign Account Debtors, which are insured by credit insurance, provided that both such accounts and such credit insurance are acceptable to the Agent, in its sole discretion;

(h) owed by an Account Debtor which is another Loan Party or an Affiliate or employee of any Loan Party;

(i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent’s Liens in such Account, or the Agent’s right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j) owed by an Account Debtor to which any Loan Party is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim, and other Accounts owing pursuant to performance contracts which the Agent determines in its reasonable credit judgment could be set off in the event of any Loan Party’s default thereunder;

(k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s satisfaction with respect to such Account;

(l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

(m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis, a sale on cash on delivery terms, or the remaining balances on Accounts that were short paid by an Account Debtor and are evidenced by debit memoranda;

(n) which is evidenced by a promissory note or other instrument or by chattel paper;

(o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Loan Party to seek judicial enforcement in such State of payment of such Account, unless such Loan Party has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then-current year;

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(q) which arises out of a sale not made in the ordinary course of any Loan Party’s business;

(r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by a Loan Party, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(s) owed by an Account Debtor or a group of affiliated Account Debtors which is obligated to one or more Loan Parties respecting Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) of the aggregate unpaid balance of all Accounts owed to the Loan Parties at such time by all of the Loan Parties’ Account Debtors, but only to the extent of such excess;

(t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders, or that are subject to any other Lien whatsoever (other than the Liens described in clause (a) of the definition of Permitted Liens; provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(u) owed by an Account Debtor pursuant to a performance contract (including, without limitation, any exchange contracts), which the Agent determines in its reasonable credit judgment could be set off in the event of any Loan Party’s default thereunder; or

(v) on and after a Default, Event of Default, or the Account Triggering Date, with respect to which the Agent does not have control of the Payment Accounts.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

“Eligible Assignee” means (a) a commercial bank, commercial finance company, or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; (d) an Approved Fund; and (e) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

“Eligible Cash” means cash held in the account entitled “Westlake Chemical Corporation FBO Bank of America, N.A., as Collateral Pledgee Cash Collateral Account” maintained at the Bank, which account shall be subject to a control agreement in form and substance satisfactory to the Agent.

“Eligible Inventory” means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in the exercise of its reasonable commercial discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility (provided that the Agent shall notify Westlake of other criteria of ineligibility five (5) days prior to the effectiveness thereof), Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:

(a) that is not owned by a Loan Party;

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(b) that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (a) and (d) of the definition of Permitted Liens; provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(c) that does not consist of finished goods or raw materials;

(d) that consists of work-in-process, spare parts, scrap Inventory, additive, compounds, regrinds, samples, prototypes, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, is defective, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of any Loan Party’s business, or that is slow moving or stale;

(g) that is obsolete or returned or repossessed or used goods taken in trade;

(h) that is located outside the United States of America;

(i) that is located in a public warehouse or in possession of a bailee or in a facility leased by any Person, provided that any Inventory that is located in a facility leased by any Loan Party will be Eligible Inventory to the extent the value of Inventory in such location equals or exceeds $250,000, if (x) a reserve, acceptable to the Agent, for rents or storage charges has been established for inventory at such location or (y) bailee letters and lien releases or subordinations in form and substance acceptable to the Agent have been obtained with respect to such leased location;

(j) that contains or bears any Proprietary Rights licensed to a Loan Party by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which such Loan Party has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

(k) that is not reflected in the details of a current perpetual inventory report;

(l) that is placed on consignment;

(m) that is located in third party pipelines for which (i) bailee letters and lien releases or subordinations in form and substance acceptable to the Agent have not been obtained or (ii) reserves acceptable to the Agent have not been established;

(n) that is located with vendors to whom any Loan Party has any accounts payable to the extent of such accounts payable balance;

(o) that has been capitalized on the Financial Statements of any Loan Party;

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(p) to the extent that it reflects intercompany profit; or

(q) that is located on customer leased tracks; or

(r) that is in transit, other than Inventory in transit from a facility of a Loan Party to that of another Loan Party.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

“Environmental Compliance Reserve” means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrowers from time to time for amounts that are reasonably likely to be expended by the Loan Parties in order for the Loan Parties and their operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

“Environmental Liability” means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, reasonable attorneys’ and expert fees, or any other expense arising under, or resulting from a violation of any Environmental Law, the presence, Release, or threatened Release of any Hazardous Materials, or actual or threatened damages to natural resources.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release.

“Environmental Permit” means any permit, license, or other authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

“Equipment” means all of any Loan Party’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds, and office equipment, as well as all of such types of property leased by any Loan Party and all of any Loan Party’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

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“Equity Issuance” means the issuance on and after the Closing Date by any Loan Party of any shares of any class of stock, warrants, or other Capital Stock, other than present and future shares of stock, options, or warrants issued to employees, or directors of any Loan Party under any Loan Party’s stock option or other benefit or compensation plans or arrangements, or stock issued upon their exercise.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, (f) the imposition of any liability to PBGC under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate, or (g) a Pension Plan becomes subject to the at-risk requirements in Section 303 of ERISA and Section 430 of the Code.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Excluded Tax” means, with respect to the Agent, any Lender, any Letter of Credit Issuer, or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; or with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document); (b) in the case of a Foreign Lender, any withholding tax, and

15	Annex A

any tax under Section 871 or 881 of the Code, attributable to such Foreign Lender’s failure or inability (other than an inability as a result of a Change in Law) to comply with subsections (c) and (d) of Section 4.1, or any withholding tax, and any tax under Section 871 or 881 of the Code, imposed on amounts payable to such Foreign Lender pursuant to laws in force at the time such Foreign Lender becomes a party to this Agreement or designates a new Lending Office, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of such failure or inability, designation of a new Lending Office, or assignment, as the case may be, to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to subsections (a) and (b) of Section 4.1; (c) any branch profits taxes imposed by the United States of America (or any political subdivision thereof) or any similar tax imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which such recipient’s applicable principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (d) any backup withholding taxes that are required by the Code to be withheld from amounts payable to a Lender; (e) any Taxes imposed on amounts payable (directly or indirectly) to a Participant that is not a party to this Agreement at such time, except to the extent such Taxes would have been imposed if such sale of participation had not been made; (f) any Taxes imposed on amounts payable (directly or indirectly) to an Assignee that was not, at the time any Taxes would have been imposed, a Lender who is party to this Agreement, except to the extent that such Taxes would have been imposed if such assignment had not been made; and (g) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals.

“Existing Letters of Credit” means all “Letters of Credit” issued and outstanding under the Existing Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to the Agent on the applicable day on such transactions, as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means that certain letter agreement relating to certain fees dated as of August 18, 2011, between Westlake, the Bank, and the Arranger.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

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“Fiscal Year” means the Loan Parties’ fiscal year for financial accounting purposes. The current Fiscal Year of the Loan Parties will end on December 31, 2011.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period of the Loan Parties, the ratio of EBITDA during the preceding twelve (12) months to Fixed Charges during such twelve (12) month period.

“Fixed Charges” means, with respect to any fiscal period of the Loan Parties on a consolidated basis (excluding Unrestricted Subsidiaries), without duplication, (a) interest expense, (b) Capital Expenditures, (c) scheduled principal payments of Debt, prepayments and unscheduled payments (except (i) in connection with a Concurrent permitted refinancing, replacement, or defeasance or (ii) pursuant to Section 7.14(a)(iv) or 7.14(b)(ii)) of Debt, (d) payments on any deferred payment plan for insurance premiums permitted pursuant to Section 7.13(h), (e) cash Distributions paid by any Loan Party to Persons other than Westlake and its Restricted Subsidiaries, and (f) Federal, state, local, and foreign income taxes, excluding deferred taxes. For the purposes of this definition of “Fixed Charges”, Capital Expenditures shall not include, without duplication, (i) Designated Project Expenditures; (ii) Capital Expenditures funded (A) from the net cash proceeds of, or in exchange for, a Concurrent Equity Issuance by Westlake (other than to another Loan Party or a Subsidiary); or (B) from any insurance proceeds and condemnation awards permitted to be applied to Capital Expenditures hereunder; (iii) the amount by which the gross amount of the purchase price of any Equipment is reduced by (A) the credit granted by the seller of Equipment purchased by a Loan Party in connection with the trade-in of an existing Equipment and (B) the proceeds of a sale of used or surplus fixed assets; (iv) Asset Swaps; and (v) any Capital Expenditures funded with the GO Zone/Ike Zone debt. Capital Expenditures incurred for maintenance purposes, regardless of sources of funding, shall be included in the calculation of Fixed Charges unless such expenditures are funded from (i) the net cash proceeds of, or in exchange for, a Concurrent Equity Issuance by Westlake (other than to another Loan Party or a Subsidiary) or (ii) the proceeds from the GO Zone/Ike Zone debt. As used in this definition, “Concurrent” shall be not more than 45 days prior to the payment or incurrence of such Capital Expenditure or such permitted refinancing, replacement, or defeasance, as the case may be.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

“Foreign Subsidiary” of any Person means a Subsidiary of such Person that is organized or incorporated under the laws of a jurisdiction other than a jurisdiction of the United States.

“Fronting Exposure” means a Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations, as applicable, except to the extent allocated to other Lenders under Section 12.14(c).

“Full Payment” means, with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during any insolvency proceeding under the Bankruptcy Code, or under any other bankruptcy or insolvency law (whether or not allowed in the proceeding); (b) the cancellation and return of all outstanding Letters of Credit (or, in the alternative, with respect to Letters of Credit, providing (i) cash collateral for all remaining Letters of Credit in an amount equal to 110% of the aggregate face amount of such Letters of Credit or (ii) a back-up letter of credit for each such Letter of Credit in form and substance and from an issuer acceptable to the Agent in its sole discretion); (c) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any; and (d) a release of any and all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, and reasonable attorneys’ fees) at any time of any Loan Party and any other Person that is liable for payment of any Obligations or that has granted a Lien in favor of the Agent on its assets to

17	Annex A

secure any Obligations against the Agent, any Lender, and any Letter of Credit Issuer arising on or before the payment date. No Revolving Loans shall be deemed to have been paid in full until all Commitments related to such Revolving Loans have expired or been terminated.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

“Gas Supply/Purchase Agreement” means that certain service contract (together with any supplement, annex, or exhibit thereto) to be entered into between a Loan Party and the City of Westlake, Louisiana, in substantially the form provided to the Agent on or before September 30, 2008, or other natural gas supply and purchase agreements with other municipalities, pursuant to which such Loan Party is to purchase a certain quantity of gas from the City of Westlake or such other municipalities and under which such Loan Party may be required to pledge certain cash collateral to secure its payment obligations.

“General Intangibles” means all of the Loan Parties’ now owned or hereafter acquired general intangibles, choses in action, and causes of action and all other intangible personal property of the Loan Parties of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to any Loan Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty, or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Loan Party is beneficiary, rights to receive dividends, distributions, cash, Instruments, and other property in respect of or in exchange for any letter of credit, guarantee, claim, security interest, or other security held by or granted to any Loan Party.

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

“Guarantor” means any Person, including, but not limited to, each Restricted Subsidiary of Westlake, which undertakes to be liable for all or any part of the Obligations by execution of an Obligations Guaranty or otherwise.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed

18	Annex A

obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Hazardous Materials” means any material that poses a threat to, or is regulated to protect, human health, safety, public welfare or the environment, including without limitation, “hazardous substance,” “pollutant or contaminant,” “petroleum” and “natural gas liquids,” as those terms are defined or used in Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, polychlorinated biphenyls, lead, asbestos, urea formaldehyde, radioactive materials, putrescible materials, infectious materials, and toxic microorganisms (including mold).

“Hedge Agreement” means any and all transactions, agreements, or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Loan Party’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices; provided that such Hedge Agreement shall be incurred in the ordinary course of business and consistent with prior business practices of the Loan Parties and not for speculative purposes.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount, and capitalized research and development costs.

“Interest Period” means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrowers in any Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

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“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Inventory” means all of any Loan Party’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in any Loan Party’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“IRBs” means the $10,889,000 original principal amount Calcasieu Parish Public Trust Authority Waste Disposal Revenue Bonds issued pursuant to the Indenture of Trust dated December 1, 1997, between Calcasieu Parish Public Trust Authority, as issuer, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Joint Venture” means any joint venture between any Loan Party or any JV Subsidiary and any other Person, if such joint venture is owned 50% or less by the Loan Parties or any JV Subsidiary.

“JV Subsidiary” means each Subsidiary of a Loan Party (a) that, at any time, directly holds a Capital Stock in any Joint Venture and (b) that has no other material assets.

“Latest Projections” means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(f), the projections of the Loan Parties’ financial condition, results of operations, and cash flows delivered to the Agent on January 28, 2011; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

“Lending Office” means the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to the Agent and Westlake.

“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.

“Letter of Credit” has the meaning specified in Section 1.3(a).

“Letter of Credit Documents” means all documents, instruments and agreements (including any request or applications for a Letter of Credit) delivered by the Borrowers or any other Person to a Letter of Credit Issuer or the Agent in connection with any Letter of Credit.

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Indemnitees” means the Letter of Credit Issuers and their officers, directors, employees, trustees, Affiliates, agents and attorneys.

“Letter of Credit Issuer” means the Bank, any affiliate of the Bank, or any Additional Letter of Credit Issuer.

20	Annex A

“Letter of Credit Obligations” means the sum (without duplication) of (a) all amounts owing by the Borrowers for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, including rights to payment or performance under a letter of credit, whether or not any Loan Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“Letter of Credit Subfacility” means $400,000,000.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

“LIBOR Rate” means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate =	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance affecting property.

“Limited Recourse Stock Pledge” means the pledge of Capital Stock in any Joint Venture or any Unrestricted Subsidiary to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary, which pledge is made by a Restricted Subsidiary of Westlake, the activities of which are limited to making and managing investments, and owning Capital Stock in such Joint Venture or Unrestricted Subsidiary, but only for so long as its activities are so limited.

“Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Agent.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Letters of Credit, any Letter of Credit Document, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement; provided that for purposes of the definition of “Material Adverse Effect” and Articles IV through XII, “Loan Documents” shall not include Bank Products.

“Loan Parties” means, on any date of determination, each Borrower and all Guarantors, and “Loan Party” means any Borrower or any Guarantor.

21	Annex A

“Loans” means, collectively, all loans and advances provided for in Article 1, and shall include Revolving Loans.

“Local Accounts” has the meaning specified in Section 8.1(k).

“Majority Lenders” means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%, provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, operations, properties, or condition (financial or otherwise) of Westlake, the Loan Parties taken as a whole or the Collateral; (b) a material impairment of the ability of any Loan Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Agreement” means any agreement or arrangement to which a Loan Party is a party or is bound as of the date thereof (other than the Loan Documents), without duplication, that is deemed to be a material contract under any securities law applicable to such Loan Party, including the Securities Act of 1933.

“Material Subsidiary” means any Restricted Subsidiary (a) the fair market value of whose assets is at least $5,000,000 or (b) whose sales in the immediately preceding twelve (12) month period are at least $10,000,000.

“Maximum Inventory Loan Amount” means $325,000,000.

“Maximum Rate” has the same meaning specified in Section 2.3.

“Maximum Revolver Amount” means the aggregate amount of the Commitments of the Lenders, as such amount may be increased or reduced from time to time pursuant to the terms of this Agreement.

“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to by any Loan Party or any ERISA Affiliate.

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less sales, excise, or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes, and other defenses of any nature at any time issued, owing, granted, outstanding, available, or claimed.

“Net Orderly Liquidation Value” shall mean (a) the “net orderly liquidation value” determined by a valuation company acceptable to the Agent after performance of an Inventory valuation to be done at the Agent’s request and the Borrowers’ expense, less the amount estimated by such valuation company for marshalling, reconditioning, carrying, and sales expenses designed to maximize

22	Annex A

the resale value of such Inventory and assuming that the time required to dispose of such Inventory is three (3) months; or (b) if no such Inventory valuation has been requested by the Agent, the value customarily attributed to Inventory in the appraisal industry for Inventory of similar quality and quantity, and similarly dispersed (under similar and relevant circumstances under standard asset-based lending procedures), at the time of the valuation, less the amount customarily estimated in the appraisal industry at the time of any determination for marshalling, recondition, carrying, and sales expenses designed to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is three (3) months.

“Non-Continuing Lenders” has the meaning specified in Section 13.22.

“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).

“Non-Recourse Debt” means Debt:

(a) as to which no Loan Party (x) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (y) is directly or indirectly liable as a guarantor or otherwise, or (z) constitutes the lender (excluding customary unsecured completion guarantees);

(b) no default with respect to which (including any rights that the holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt of a Loan Party to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity; and

(c) as to which the Lenders have been notified in writing that they will not have any recourse to the stock or assets of a Loan Party, other than the Capital Stock of a Joint Venture or of an Unrestricted Subsidiary pledged by a Loan Party as a Limited Recourse Stock Pledge.

“Note and Notes” have the same meaning specified in Section 1.2(a)(ii).

“Notice of Borrowing” has the meaning specified in Section 1.2(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

“Obligation Guaranty” means the (a) the Second Amended and Restated Obligation Guaranty in substantially the form and upon the terms of Exhibit C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Loan Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees, and any other sums chargeable to any Loan Party hereunder or under any of the other Loan Documents. “Obligations”

23	Annex A

includes, without limitation, (a) the principal of, and interest on, all Revolving Loans, (b) all Letter of Credit Obligations, and (c) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

“Offshore Base Rate” means, for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (the “BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank’s London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, registration, or enforcement of, or otherwise with respect to, any Loan Document.

“Pari Passu Bank Product Obligations” means all debts, liabilities and obligations of the Loan Parties now or hereafter arising from or in connection with the Hedge Agreements constituting Bank Products and reported to the Agent pursuant to Section 7.23; provided that the Pari Passu Bank Product Obligation with respect to any Hedge Agreement shall be equal to the Bank Product Reserves established for such Hedge Agreement in accordance with Section 7.23.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Patent and Trademark Agreements” means any Patent Security Agreement and any Trademark Security Agreement, executed and delivered by any Loan Party to the Agent to evidence and perfect the Agent’s security interest in each such Loan Party’s present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders, as amended, restated, amended and restated, or otherwise modified from time to time.

“Payment Account” means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Borrowers, as the Agent may determine, on terms acceptable to the Agent.

“PCBs” means polychlorinated biphenyls.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

24	Annex A

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Loan Party or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Business” means the petrochemical, chemicals, and vinyls or plastic fabrications business and any other businesses related, incidental, complementary or ancillary thereto.

“Permitted Consideration” means (a) cash, (b) Cash Equivalents, (c) publicly traded equity securities of a Person with a market capitalization (not held by Affiliates of such Person) of at least $500,000,000, or (d) a controlling interest in, or long-term assets used or useful in, a business engaged in a Permitted Business. For purposes of this definition, each of the following will also be deemed to be cash:

(i) any liabilities, as shown on its most recent balance sheet, of any Loan Party or its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Loan Party or such Restricted Subsidiaries from further liability;

(ii) any securities, notes or other obligations received by a Loan Party or its Restricted Subsidiaries from such transferee that are promptly, subject to ordinary settlement periods, converted or monetized by such Loan Party or such Restricted Subsidiaries into cash, to the extent of the cash received in that conversion or monetization;

(iii) any Capital Stock or assets of any Person or division conducting a Permitted Business, if, in the case of any such acquisition of Capital Stock and after giving effect thereto, such Person will be a Restricted Subsidiary of a Loan Party; and

(iv) assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

“Permitted Group” means any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to Westlake’s initial public offering of common stock, provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Borrower that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

“Permitted Liens” means:

(a) Liens for taxes or statutory Liens for taxes, assessments and other governmental charges, provided that (i) the payment of which is not yet due and payable, or (ii) the payment of such taxes or governmental charges which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Loan Party’s books and records;

(b) the Agent’s Liens;

(c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation,

25	Annex A

unemployment insurance, social security, and other similar laws, or to secure the performance of bids, tenders, or contracts (other than for the repayment of Debt), or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt), or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d) Liens securing the claims or demands of materialmen, mechanics, carriers, rail carriers, warehousemen, landlords, and other like Persons arising in the ordinary course of business, provided that if any such Lien arises from the nonpayment of such claims or demands when due, such claims or demands do not exceed $2,500,000 if they create Liens on the Collateral, or $10,000,000 if they do not create Liens on the Collateral, each in the aggregate, unless any such claims or demands are being contested in good faith and by appropriate proceedings diligently pursued promptly after knowledge thereof and as to which adequate financial reserves have been established on the applicable Loan Party’s books and records;

(e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Loan Party’s business;

(f) Liens arising from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

(g) the interest of a lessor or a licensor under an operating lease or license under which a Loan Party is lessee, sublessee or licensee, including protective financing statement filings;

(h) Liens securing Debt existing on the Closing Date to the extent such Liens are described on Schedule 7.17;

(i) Liens evidencing consignments of Inventory;

(j) Liens securing Debt permitted pursuant to Section 7.13(h) so long as such Liens attached only to unearned premiums for such financed insurance;

(k) Liens securing (A) Hedge Agreements or (B) the Loan Parties’ obligations under the Gas Supply/Purchase Agreement, to the extent required thereunder; provided that if such Hedge Agreements do not constitute Bank Products, the aggregate amount secured by all Liens under such Hedge Agreements and the Gas Supply/Purchase Agreement does not exceed $20,000,000 and the assets subject to such Liens attach solely to cash held in a specified cash collateral account or margin accounts pledged to secure such obligations, so long as at the time that such Liens are incurred (i) the Availability is not less than $75,000,000, and (ii) Fixed Charge Coverage Ratio is at least 1:0:1.0, provided further that the amount of cash so pledged shall not be increased if at any time (i) the Availability is less than $75,000,000, or (ii) Fixed Charge Coverage Ratio is less than 1:0:1.0;

26	Annex A

(l) Liens permitted under Section 7.13(m);

(m) (i) Liens on cash and Cash Equivalents used to make a defeasance of Debt, the payment or prepayment of which Debt is permitted by this Agreement, and (ii) Liens on securities, brokerage and commodity accounts and all cash, Cash Equivalents and other assets therein;

(n) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow agreement;

(o) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with any Loan Party; provided that (i) such property does not constitute Collateral and (ii) such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with any Loan Party or that becomes a Restricted Subsidiary;

(p) So long as such transactions are otherwise permitted under this Agreement, (i) Liens upon or in property acquired (including acquisitions through merger or consolidation) or constructed or improved by any such Loan Party including general tangibles, proceeds and improvements, accessories and upgrades thereto, and created contemporaneously with, or within twelve (12) months after, such acquisition or the completion of construction or improvement to secure or provide for the payment of all or a portion of the purchase price of such property or the cost of construction or improvement thereof (including any Indebtedness incurred to finance such acquisition, construction or improvement), as the case may be, (ii) Liens on property (including any unimproved portion of partially improved property) of such Loan Party created within twelve (12) months of completion of construction of a new plan or plans on such property to secure all or part of the cost of such construction (including any Indebtedness incurred to finance such construction) if, in the opinion of such Loan Party, such property or such portion thereof was prior to such construction substantially unimproved for the use intended by such Loan Party; and (iii) in the case of Capital Leases, Liens on the assets subject to such Capitalized Leases and proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the property leased pursuant thereto; provided, however, in each of the foregoing clauses (i), (ii), and (iii), no such Lien shall extend to or cover (A) any property other than the property being acquired, constructed, improved or leased (including any unimproved portion of a partially improved property) including general intangibles, proceeds and improvements, accessories and upgrades thereto or (B) any Collateral;

(q) Limited Recourse Stock Pledge; and

(r) Liens on property existing at the time of acquisition of such property and not constituting Collateral, provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

27	Annex A

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) established by a Loan Party or with respect to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Prime Rate” means the rate of interest announced by the Bank from time to time as its prime rate. Such rate is set by the Bank on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principals” means the descendents of T.T. Chao, including by adoption, and the spouses of any such individuals.

“Project Finance Subsidiary” means a Subsidiary that is a special-purpose entity created to (a) construct, acquire, operate and/or own any asset or project that will be or is financed solely with Non-Recourse Debt for such asset or project and related equity investments in, loans to, or capital contributions in, such Subsidiary that are not prohibited hereby and/or (b) own an interest in any such asset or project.

“Proprietary Rights” means all of any Loan Party’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark, and service mark applications, and all licenses and rights related to any of the foregoing, including those federally registered or otherwise material patents, trademarks, service marks, trade names, and copyrights set forth on Schedule 6.9 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Pro Forma Fixed Charge Coverage Ratio” means, with respect to any proposed Acquisition, calculation of the Fixed Charge Coverage Ratio with respect to the immediately preceding twelve (12) months, calculated as though the proposed Acquisition had occurred at the beginning of such period, and calculation of the Fixed Charge Coverage Ratio on a pro forma basis, based on the Loan Parties’ best estimates as of the date of calculation, of the ratio of EBITDA during the succeeding twelve (12) months to the projected Fixed Charges during such succeeding twelve (12) month period, after giving effect to the proposed Acquisition.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender (excluding any Obligations with respect to Bank Products) and the denominator of which is the aggregate amount of the Obligations owed to the Lenders (excluding any Obligations with respect to Bank Products), in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

“Real Estate” means all of any Loan Party’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of any Loan Party’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.

28	Annex A

“Reimbursement Date” has the meaning set forth in Section 1.3(f).

“Related General Intangibles” means all of each Loan Party’s intangible personal property used or useful for, in connection with, or in any respect related to, any Accounts, Inventory, Instruments, Chattel Paper, Documents, or Deposit Accounts, which Related General Intangibles shall include all money, General Intangibles (including payment intangibles and software), and Proprietary Rights, together with all additions, amendments, and modifications thereto, extensions, renewals, enlargements, and proceeds thereof, substitutions therefor, and income and profits therefrom. To the extent obtained in connection with or otherwise related to Accounts, Inventory, Instruments, Chattel Paper, Documents, or Deposit Accounts, the following are included, without limitation, in the definition of “Related General Intangibles”: loan commitments, financing arrangements, bonds, leases, permits, sales contracts, insurance policies, and the proceeds therefrom, books and records, funds, bank deposits; all Proprietary Rights used in connection therewith; any award, remuneration, settlement, or compensation heretofore made or hereafter to be made by any Governmental Authority to any Loan Party, all deposits, funds, accounts, contract rights, or documents, arising from or by virtue of any transactions; all permits, licenses, franchises, certificates, and other rights and privileges; all proceeds arising from or by virtue of the sale, lease, or other disposal of all or any part of the foregoing; and all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the foregoing.

“Related Party” means (a) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal or (b) any Person, the beneficiaries, stockholders, partners, owners, or Persons beneficially holding a 50% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (a).

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of any Hazardous Materials into the environment, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3%; provided, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts, or Eligible Inventory, established by the Agent from time to time in the Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Agent’s credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) Inventory shrinkage, (e) Environmental Compliance Reserves, (f) customs charges, (g) dilution, (h) carriers’, processors’,

29	Annex A

warehousemen’s, or bailees’ charges, (i) reserves for nonpayment of taxes, assessments, fees or other governmental charges and materialmen, and mechanics claims, (j) from the date of declaration of any dividend until the date on which such dividend is actually made, Reserves equal to the amount of any dividend declared under Section 7.10, and (k) reserves for the payment of the 6 5/8% Senior Notes due 2016 if such notes have not been refinanced, defeased or redeemed 90 days prior to the maturity date thereof.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means, as to any Loan Party, any acquisition of property by such Loan Party in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or an investment, loan, advance, extension of credit, capital contribution, or subscription, except the following:

(a) acquisitions of assets to be used in the business of such Loan Party so long as (i) the acquisition costs thereof constitute Capital Expenditures permitted hereunder, and (ii) such acquisition is otherwise permitted under this Agreement;

(b) acquisitions of Inventory in the ordinary course of business of such Loan Party;

(c) acquisitions of current assets or assets acquired and used in the ordinary course of business of such Loan Party;

(d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

(e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers’ acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof or any other country having capital and surplus aggregating at least $100,000,000 or the Dollar equivalent thereof;

(f) acquisitions of commercial paper given a rating of “A2” or better by S&P or “P2” or better by Moody’s and maturing not more than 90 days from the date of creation thereof;

(g) loans, advances, extensions of credit, capital contributions, and other investments (i) by any Loan Party to its Restricted Subsidiaries or (ii) to any Loan Party by its Subsidiaries, or the direct or indirect owners of the Capital Stock in such Loan Party;

(h) investments existing on the Closing Date and identified on Schedule 7.10, including, without limitation, loans, advances, extensions of credit to, and renewals or extensions thereof in accordance with Section 7.13, or capital contributions and other investments in any Restricted Subsidiary of Westlake;

(i) Hedge Agreements;

30	Annex A

(j) Acquisitions made in accordance with Section 7.25;

(k) sales of Inventory by one Loan Party to another Loan Party so long as the payment terms with respect to such Inventory are in accordance with the customary business terms of such Loan Parties and payment for such Inventory is made within thirty (30) days of delivery of such Inventory;

(l) payments on any Debt permitted by Section 7.13(j);

(m) transactions among Loan Parties so long as such transactions are otherwise permitted by the terms of Section 7.15;

(n) investments in any Dollar denominated money market fund as defined by Rule 2a-7 under the Investment Company Act of 1940;

(o) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (f) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (e) above;

(p) marketable direct obligations issued by any U.S. corporation, state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of no lower than single A from either S&P or from Moody’s;

(q) auction rate preferred stocks, whether taxable, tax-exempt or DRD, issued by a domestic or foreign corporation, a domestic or foreign bank, or closed-end municipal or taxable bond fund, that reset periodically through a modified “Dutch” auction, the frequency of auctions of which allows for classification as short term investment, available for sale, at the time of acquisition, having a rating of no lower than triple A from either S&P or from Moody’s;

(r) floating rate, variable rate and auction rate bonds, whether taxable or tax-exempt, issued by municipalities, states, state agencies, political subdivision of states or any public instrumentality thereof, that reset periodically through a modified “Dutch” auction, the frequency of auctions of which allows for classification as short term investment, available for sale thereof and, at the time of acquisition, having a rating of no lower than triple A from either S&P or from Moody’s;

(s) investments in bond funds which are triple A rated by either Moody’s or S&P which maintain a dollar weighted average portfolio maturity of not more than three years and a dollar weighted average duration not exceeding two years;

(t) any acquisition of property, investment, loan, advance, extension of credit, capital contribution or subscription made with the net cash proceeds of any issuance of, or in exchange for, the equity of Westlake (other than issuance or exchange to a Loan Party or any Subsidiary thereof);

(u) the receipt of non cash consideration in connection with any disposition permitted by Section 7.9;

31	Annex A

(v) investments represented by Hedging Agreements otherwise permitted under this Agreement, including the investments permitted under clause (k) of the definition of “Permitted Liens”;

(w) loans or advances to employees made in the ordinary course of business of any Loan Party in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

(x) Limited Recourse Stock Pledges;

(y) any investment by any Loan Party in a Person, if as a result of such investment such Person becomes a Loan Party (subject to compliance with Section 7.19); and

(z) other investments (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (z) that are at the time outstanding not to exceed $20,000,000 (after giving effect to any dividends, return of capital and subsequent reduction in the amount of any investments made pursuant to this clause (z) as a result of the repayment or other disposition thereof).

“Restricted Subsidiary” means, at any time of determination, all Subsidiaries of Westlake, other than Unrestricted Subsidiaries of Westlake.

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Agreement” means, collectively, the Second Amended and Restated Security Agreements executed by the Loan Parties in favor of the Agent for the benefit of the Agent and the other Lenders, as amended, restated, amended and restated, or otherwise modified from time to time.

“Settlement” and “Settlement Date” have the meanings specified in Section 12.14(a)(i).

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

32	Annex A

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Person.

Notwithstanding the foregoing, debt of any Loan Party owed to any other Loan Party shall not be included for purposes of calculating whether a Loan Party is Solvent, so long as the Loan Parties, on a consolidated basis, were, are, and will be Solvent.

“Stated Termination Date” means September 16, 2016.

“Subsidiary” of a Person means (a) any entity of which more than fifty percent (50%) of the voting stock or other Capital Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof or (b) any partnership (limited or general) of which such Person shall at any time be the general partner or of which more than fifty percent (50%) of the issued and outstanding partnership interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Westlake.

“Supporting Letter of Credit” has the meaning specified in Section 1.3(g).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Tangible Assets” means the total consolidated assets, less goodwill and intangibles, of the Loan Parties, as determined in accordance with GAAP and reported in accordance with this Agreement.

“Total Facility” has the meaning specified in Section 1.1.

“Triggering Date” means the date upon which the Availability is less than or equal to the greater of (a) 12.5% of the Maximum Revolver Amount and (b) $50,000,000 at any time; provided that in the event the Availability has been the greater of (i) 12.5% of the Maximum Revolver Amount and (ii) $50,000,000 at all times for thirty (30) consecutive Business Days, then the Triggering Date shall be deemed to not be continuing for purposes of this Agreement, and the requirements of Section 7.21 shall not be required unless a subsequent Triggering Date occurs.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

33	Annex A

“Unfunded Pension Liability” means the excess, if any, of (a) the funding target as defined under Section 430(d) of the Code without regard to the special at-risk rules of Section 430(i) of the Code; over (b) the value of plan assets as defined under Section 430(g)(3)(A) of the Code determined as of the last day of each calendar year, without regard to the averaging which may be allowed under Section 430(g)(3)(B) of the Code and reduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code.

“Unrestricted Subsidiary” means, at any time of determination thereof, (a) Westlake International Services Corporation, Westlake Chemical (Asia) Inc., and Westlake Chemical (China) Corporation; (b) any Foreign Subsidiary of Westlake or any other Loan Party; (c) any Project Finance Subsidiary; (d) any JV Subsidiary and (e) any Subsidiary of an Unrestricted Subsidiary of Westlake.

“Unused Letter of Credit Subfacility” means the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 2.5.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Agent, the Lenders, and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrowers shall provide to the Agent and the Lenders Financial Statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

34	Annex A

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv) The word “or” is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) For purposes of Section 9.1, a breach of the financial covenant contained in Section 7.21 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

(h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

35	Annex A

EXHIBIT A

FORM OF NOTE

$	September , 2011

For Value Received, the undersigned (referred to herein as the “Borrowers”) hereby jointly and severally promise to pay to the order of                     (the “Lender”) in care of Bank of America, N.A. (the “Agent”), at the Agent’s office located at 901 Main Street, Dallas, Texas, 75202, for the account of the Lender, the lesser of the principal amount of                      ($            ) or the aggregate amount of all outstanding Revolving Loans made to Borrowers by the Lender from time to time. The undersigned also promise to pay interest on the unpaid principal amount of each Borrowing from the date of such Borrowing until such principal amount is paid. This Note shall be subject to the terms of that certain Credit Agreement described below (the “Credit Agreement”), and all principal and interest payable hereunder shall be due and payable in accordance with the terms of the Credit Agreement.

This Note is the Note referred to in the Second Amended and Restated Credit Agreement, dated as of September 16, 2011, among the Borrowers, the Lender, certain other Lenders party thereto, and Bank of America, N.A., as Agent for the Lenders, as amended, renewed, and refinanced from time to time. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note, upon the happening of certain stated events and also for prepayments on account of the principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Without limiting the immediately preceding sentence, reference is made to Section 2.3 of the Credit Agreement for usury savings provisions.

Principal and interest payments shall be in money of the United States of America, lawful at such times for the satisfaction of public and private debts, and shall be in immediately available funds.

The Borrowers jointly and severally promise to pay the costs of collection, including reasonable attorney’s fees, if default is made in the payment of this Note.

[This Note is in renewal and replacement, and not extinguishment, of the Amended and Restated Note dated September 8, 2008 made by the original Borrowers under the Existing Credit Agreement, payable to the order of the Lender and any amendments and restatements thereof, which amended and restated the Note dated July 31, 2003 made by the original Borrowers under the Credit Agreement dated July 31, 2003, payable to the order of the Lender and any amendments and restatements thereof.]

THIS NOTE AND THE OTHER LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

Exhibit A

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed by officers thereunto duly authorized and directed by appropriate corporate authority.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

2	Exhibit A

BORROWERS:

WESTLAKE CHEMICAL CORPORATION, a Delaware corporation
WESTLAKE PVC CORPORATION, a Delaware corporation
WESTLAKE VINYLS, INC., a Delaware corporation
WESTLAKE LONGVIEW CORPORATION, a Delaware corporation
WESTLAKE ETHYLENE PIPELINE CORPORATION, a Delaware corporation
WESTLAKE SUPPLY AND TRADING COMPANY, a Delaware corporation

By:
Albert Chao
President of the above Borrowers

3	Exhibit A

NORTH AMERICAN PIPE CORPORATION,
a Delaware corporation
WESTECH BUILDING PRODUCTS, INC., a Delaware corporation

By:
Robert F. Buesinger
President of the above Borrowers

4	Exhibit A

WESTLAKE VINYLS COMPANY LP,
a Delaware limited partnership

By:	GVGP, Inc., its general partner

By:
Albert Chao
President of the general partner of the above Borrower

WESTLAKE PETROCHEMICALS LLC, a Delaware limited liability company
WESTLAKE POLYMERS LLC, a Delaware limited liability company
WESTLAKE STYRENE LLC, a Delaware limited liability company
WPT LLC, a Delaware limited liability company

By:	Westlake Chemical Investments, Inc., its manager

By:
Albert Chao
President of the manager of the above Borrowers

5	Exhibit A

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

REPORTING DATE:

To:	BANK OF AMERICA, N.A., individually as a Lender and as agent for itself and the other Lenders (the “Agent”) under that certain Second Amended and Restated Credit Agreement dated as of September 16, 2011 (such agreement, as it may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”), by and among the Agent, Westlake Chemical Corporation and certain of its domestic subsidiaries listed as Borrowers thereto (collectively, the “Borrowers”), and the Lenders party thereto.

Reference is hereby made to the Credit Agreement, the terms defined therein being used herein as therein defined. This Borrowing Base Certificate is delivered pursuant to the terms of the Credit Agreement.

The undersigned hereby certifies and warrants to the Agent and the Lenders on behalf of the Borrowers as follows:

(a) I am a duly qualified and acting Responsible Officer of Westlake, and I am familiar with the financial statements and financial affairs of the Loan Parties. I am authorized to execute this Borrowing Base Certificate on behalf of the Loan Parties.

(a) Attached hereto as Schedule 1 are true and correct computations of the Borrowing Base under the Credit Agreement as of the date set forth below.

The Borrowers further represent and warrant to the Agent and the Lenders that the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date of this Borrowing Base Certificate as if made on and as of the date hereof (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except to the extent that (a) the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty or (b) any representation or warranty has been qualified by the updated information reflected in, and as permitted under, the Compliance Certificate submitted by Westlake to the Agent periodically), and that no Event of Default or Default has occurred and is continuing, except as disclosed in an attachment to this Certificate.

IN WITNESS WHEREOF, Westlake has caused this Borrowing Base Certificate to be executed and delivered on this      day of             , 20    .

WESTLAKE CHEMICAL CORPORATION, on its behalf and as agent for the other Borrowers

By:
Name:
Title:

Exhibit B

SCHEDULE 1

(See attached computations of the Borrowing Base)

2	Exhibit B

EXHIBIT C

FORM OF OBLIGATION GUARANTY

SECOND AMENDED AND RESTATED OBLIGATION GUARANTY

THIS SECOND AMENDED AND RESTATED OBLIGATION GUARANTY (this “Guaranty”) is executed as of September 16, 2011, jointly and severally by the undersigned (each a “Guarantor” and collectively the “Guarantors”), for the benefit of BANK OF AMERICA, N.A., a national banking association (in its capacity as Agent for the benefit of Lenders (defined below)).

RECITALS

A. In connection with that certain Credit Agreement dated as of July 31, 2003, by and among Westlake Chemical Corporation and certain of its direct and indirect subsidiaries, Agent, and certain lenders, certain guarantors entered into certain Obligation Guaranties (the “2003 Obligation Guaranties”).

B. In connection with that certain Amended and Restated Credit Agreement dated as of September 8, 2008 by and among Westlake Chemical Corporation and certain of its direct and indirect subsidiaries, Agent, and certain lenders (including all annexes, exhibits, and schedules thereto, as from time to time amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), certain guarantors (“Existing Guarantors”) entered into that certain Amended and Restated Obligation Guaranty dated as of September 8, 2008 (as from time to time amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Guaranty”), which amended and restated the 2003 Obligation Guaranties.

C. (i) Certain existing guarantors have ceased to be in existence and will no longer be Guarantors hereunder; (ii) certain existing guarantors will continue to be Guarantors hereunder; and (iii) certain subsidiaries of Westlake Chemical Corporation will become Guarantors pursuant to this Guaranty.

D. Westlake Chemical Corporation and certain of its direct and indirect subsidiaries, Agent, and certain lenders are concurrently herewith entering into a Second Amended and Restated Credit Agreement dated as of the date hereof (including all annexes, exhibits, and schedules thereto, as from time to time amended, restated, supplemented, or otherwise modified, the “Credit Agreement”). In connection with the Credit Agreement, Guarantors have agreed to amend and restate the Existing Guaranty, and to ratify, confirm, renew and extend the Existing Guaranty in its entirety, without interruption, novation or discharge as set forth herein.

ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor, jointly and severally (together with any other Person that executes an Obligation Guaranty), guarantees to Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) as follows:

1. DEFINITIONS. Terms defined in the Credit Agreement or in Annex A thereto have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this Guaranty:

Agent is defined in the recitals to this Guaranty.

1	Exhibit B

Borrowers means Borrowers, any Borrower as debtors-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for any Borrower or for all or substantially all of any Borrower’s assets under any Debtor Relief Law.

Credit Agreement is defined in the recitals to this Guaranty.

Debtor Relief Law means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar laws from time to time in effect affecting the rights of creditors generally.

Guaranteed Debt means, collectively, (a) the Obligations and (b) all present and future costs, Attorney Costs, and expenses reasonably incurred by Agent or any Lender to enforce any Borrower’s, any Guarantor’s, or any other obligor’s payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of §§ 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which any Borrower or any Guarantor becomes subject).

Guarantor and Guarantors is defined in the preamble to this Guaranty.

Lender means, individually, or Lenders means, collectively, the Agent, the Lenders, each Letter of Credit Issuer, and each Person that, at the date it enters into a Hedge Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, and each Affiliate of a Lender that is a party to any Bank Product with any Loan Party, but with respect to any Hedge Agreement or Bank Product, in compliance with Section 7.23 of the Credit Agreement.

Subordinated Debt means, for each Guarantor, all present and future obligations of any Loan Party to such Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to such Guarantor, (c) held by or are to be held by such Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of any Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed (other than Bank Products that the applicable Lender chooses not to terminate and indemnity obligations that survive the termination of the Credit Agreement and are not yet due and payable at such termination), all commitments to extend any credit under the Loan Documents have terminated, all Letters of Credit which have not been fully cash collateralized have expired or been terminated, and all Hedge Agreements with any Lender have expired. No Guarantor may rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantors, Lenders, and Agent that the amount of the Guaranteed Debt guaranteed by Guarantors by this Guaranty shall be, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to Guarantors. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by any Guarantor by this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

2	Exhibit B

3. CONSIDERATION. Each Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

4. CUMULATIVE RIGHTS. If any Guarantor becomes liable for any indebtedness owing by any Borrower to Agent or any Lender, other than under this Guaranty, that liability shall not be in any manner impaired or affected by this Guaranty. The rights of Agent or Lenders under this Guaranty are cumulative of any and all other rights that Agent or Lenders may ever have against any Guarantor. The exercise by Agent or Lenders of any right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other right.

5. PAYMENT UPON DEMAND. If an Event of Default exists, each Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to any Guarantor previous to that demand of either the acceptance by Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Agent and Lenders; provided that, if an Event of Default exists and Agent or Lenders cannot, for any reason, accelerate the Obligations, then the Guaranteed Debt shall be, as among Guarantors, Agent, and Lenders, a fully matured, due, and payable obligation of Guarantors to Agent and Lenders. It is not necessary for Agent or Lenders, in order to enforce that payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against any Borrower or others liable on any Guaranteed Debt or to enforce rights against any Collateral securing any Guaranteed Debt.

6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Each Guarantor agrees not to accept any payment of any Subordinated Debt from any Loan Party if an Event of Default exists. If any Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, such Guarantor shall hold that payment in trust for Agent and Lenders and promptly turn it over to Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

7. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt, the termination of the obligation of Lenders to extend credit under the Loan Documents, and expiration of all Hedge Agreements between any Loan Party and any Lender, (a) no Guarantor may assert, enforce, or otherwise exercise any right of subrogation to any of the rights or Liens of Agent or Lenders or any other beneficiary against any Borrower or any other obligor on the Guaranteed Debt or any Collateral or other security or any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against any Borrower or any other obligor on any Guaranteed Debt or any guarantor of it, (b) each Guarantor defers all of the foregoing rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) each Guarantor defers the benefit of, and subordinates any right to participate in, any Collateral or other security given to Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

8. NO RELEASE. Guarantors’ obligations under this Guaranty shall not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any Collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on any Guaranteed Debt, except for any final release resulting from payment in full of such Guaranteed Debt; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or

3	Exhibit B

partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Agent or any Lender to any other obligor on any Guaranteed Debt; (g) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Agent or any Lender to notify any Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Agent or any Lender against any Borrower or any new agreement between Agent, any Lender, and any Borrower; it being understood that neither Agent nor any Lender is required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to any Guarantor by law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of any Guaranteed Debt to Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

9. WAIVERS. By execution hereof, each Guarantor acknowledges and agrees to the waivers set forth in Section 13.9 of the Credit Agreement. To the maximum extent lawful, each Guarantor waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any Guaranteed Debt or require suit against any Borrower or others.

10. LOAN DOCUMENTS. By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to Guarantors and shall be imposed upon Guarantors, and each Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Agent and Lenders. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantors under this Guaranty.

11. RELIANCE AND DUTY TO REMAIN INFORMED. Each Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to Borrowers’ creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Agent or any Lender as to that creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrowers and any circumstances affecting Borrowers’ ability to perform under the Loan Documents to which it is a party or any Collateral securing any Guaranteed Debt.

12. NO REDUCTION. The Guaranteed Debt shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed Debt) of any Borrower or any other obligor against Agent or any

4	Exhibit B

Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

13. INSOLVENCY OF GUARANTOR. Should any Guarantor become insolvent, or fail to pay such Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (other than as a creditor or claimant), or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Agent or any Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among such Guarantor, Agent and Lenders, a fully matured, due, and payable obligation of such Guarantor to Agent and Lenders (without regard to whether any Borrower is then in default under the Loan Documents or whether the Obligations, or any part thereof, is then due and owing by any Borrower to any Lender), payable in full by such Guarantor to Lenders upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

14. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of Section 13 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, CHOICE OF FORUM, SERVICE OF PROCESS AND JURISDICTION, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

15. NOTICES. To be effective, notices required or permitted to be given under this Guaranty must be in writing, shall be delivered as provided in Section 13.8 of the Credit Agreement to the address or facsimile number set forth on the signature pages to this Guaranty, and shall be effective as provided in Section 13.8 of the Credit Agreement.

16. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced.

17. AGENT AND LENDERS. Agent is Agent for each Lender under the Credit Agreement. All rights granted to Agent under or in connection with this Guaranty are for each Lender’s ratable benefit. Agent may, without the joinder of any Lender, exercise any rights in Agent’s or Lenders’ favor under or in connection with this Guaranty. Agent’s and each Lender’s rights and obligations vis-à-vis each other may be subject to one or more separate agreements between those parties. However, no Guarantor is required to inquire about any such agreement or is subject to any terms of such agreement unless such Guarantor specifically joins such agreement. Therefore, no Guarantor nor any of its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of such agreement.

18. PARTIES. This Guaranty benefits Agent, Lenders, and their respective successors and assigns and binds Guarantors and their respective successors and assigns. Upon appointment of any successor Agent under the Credit Agreement, all of the rights of Agent under this Guaranty automatically vest in that new Agent as successor Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The rights of Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of rights and obligations under this Guaranty.

5	Exhibit B

19. RESTATEMENT OF EXISTING GUARANTY. The Guarantors agree that: (a) the Obligations represent, among other things, the restatement, renewal, amendment, extension and modification of the “Obligations” (as defined in the Existing Credit Agreement); (b) this Guaranty is intended to, and does hereby, restate, renew, extend, amend, modify, supersede and replace but does not extinguish the obligations, liabilities, and indebtedness arising under the Existing Guaranty in its entirety; and (c) the entering into and performance of their respective obligations under this Guaranty do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the obligations, liabilities, and indebtedness under the Existing Guaranty, all of which shall continue under and be governed by this Guaranty and the other Loan Documents, except as expressly provided otherwise herein.

Remainder of Page Intentionally Blank.

Signature Page(s) to Follow.

6	Exhibit B

EXECUTED as of the date first stated in this Guaranty.

GUARANTORS:

WESTLAKE CHEMICAL CORPORATION, a Delaware corporation
WESTLAKE PVC CORPORATION, a Delaware corporation
WESTLAKE VINYLS, INC., a Delaware corporation
WESTLAKE LONGVIEW CORPORATION, a Delaware corporation
WESTLAKE ETHYLENE PIPELINE CORPORATION, a Delaware corporation
WESTLAKE SUPPLY AND TRADING COMPANY, a Delaware corporation

By:
Albert Chao
President of each of the above Guarantors

Exhibit C

NORTH AMERICAN PIPE CORPORATION,
a Delaware corporation
WESTECH BUILDING PRODUCTS, INC., a Delaware corporation

By:
Robert F. Buesinger
President of each of the above Guarantors

Exhibit C

WESTLAKE VINYLS COMPANY LP,
a Delaware limited partnership

By:	GVGP, Inc., its general partner

By:
Albert Chao
President of the general partner of the above Guarantor

WESTLAKE GEISMAR POWER COMPANY LLC

By:	Westlake Vinyls Company LP, its manager

By:	GVGP, Inc., its general partner

By:
Albert Chao
President of the general partner of the manager of the above Guarantor

WESTLAKE PETROCHEMICALS LLC, a Delaware limited liability company
WESTLAKE POLYMERS LLC, a Delaware limited liability company
WESTLAKE STYRENE LLC, a Delaware limited liability company
WPT LLC, a Delaware limited liability company WESTLAKE PIPELINE INVESTMENTS LLC, a Delaware limited liability company

By:	Westlake Chemical Investments, Inc., its manager

By:
Albert Chao
President of the manager of each of the above Guarantors

Exhibit C

GEISMAR HOLDINGS, INC., a Delaware corporation
WESTLAKE DEVELOPMENT CORPORATION, a Delaware corporation
GVGP, INC., a Delaware corporation
WESTLAKE CHEMICAL INVESTMENTS, INC., a Delaware corporation
WESTLAKE MANAGEMENT SERVICES, INC., a Delaware corporation
WESTLAKE OLEFINS CORPORATION, a Delaware corporation
WESTLAKE RESOURCES CORPORATION, a Delaware corporation
WESTLAKE VINYL CORPORATION, a Delaware corporation
WESTLAKE NG I CORPORATION, a Delaware corporation
WESTLAKE NG IV CORPORATION, a Delaware corporation
WESTLAKE NG V CORPORATION, a Delaware corporation

By:
Albert Chao
President of each of the above Guarantors

Exhibit C

EXHIBIT D

FORM OF NOTICE OF BORROWING

Date:	, 20

To:	BANK OF AMERICA, N.A., individually as a Lender and as agent for itself and the other Lenders (the “Agent”) under that certain Second Amended and Restated Credit Agreement dated as of September 16, 2011 (such agreement, as it may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”), by and among the Agent, Westlake Chemical Corporation and certain of its domestic subsidiaries listed as Borrowers thereto (collectively, the “Borrowers”), and the Lenders party thereto.

Ladies and Gentlemen:

The undersigned, Westlake Chemical Corporation (“Westlake”), on its behalf and as agent for the other Borrowers refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is , 20 .

2.	The aggregate amount of the proposed Borrowing is $ .

3.	The Borrowing is to be comprised of $ of Base Rate and $ of LIBOR Rate Loans.

4.	The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be month[s].

5.	Name of Borrower or Borrowers to receive all or any portion of the requested Borrowing and the amount to be advanced to such Borrower or Borrowers:

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Loan Parties contained in the Credit Agreement are true and correct as though made on and as of such date and except to the extent that (i) the Agent and the Lenders have been notified in writing by any Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty or (ii) any representation or warranty has been qualified by the updated information reflected in, and as permitted under, the Compliance Certificate submitted by Westlake to the Agent periodically;

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Borrowing Base or the Maximum Revolver Amount.

Annex D

IN WITNESS WHEREOF, Westlake has caused this Notice of Borrowing to be executed and delivered on this      day of             , 20    .

WESTLAKE CHEMICAL CORPORATION, on its behalf and as agent for the other Borrowers

By:
Name:
Title:

2	Exhibit D

EXHIBIT E

FORM OF NOTICE OF CONTINUATION/CONVERSION

Date:	, 20

To:	BANK OF AMERICA, N.A., individually as a Lender and as agent for itself and the other Lenders (the “Agent”) under that certain Second Amended and Restated Credit Agreement dated as of September 16, 2011 (such agreement, as it may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”), by and among the Agent, Westlake Chemical Corporation and certain of its domestic subsidiaries listed as Borrowers thereto (collectively, the “Borrowers”), and the Lenders party thereto.

Ladies and Gentlemen:

The undersigned, Westlake Chemical Corporation (“Westlake”), on its behalf and as agent for the other Borrowers refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Revolving Loans specified herein, that:

1.	The Continuation/Conversion Date is , 20 .

2.	The aggregate amount of the Revolving Loans to be [converted] [continued] is $ .

3.	The Revolving Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.	The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be month[s].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to exceed the Borrowing Base or the Maximum Revolver Amount.

IN WITNESS WHEREOF, Westlake has caused this Notice of Continuation/Conversion to be executed and delivered on this      day of             , 20    .

WESTLAKE CHEMICAL CORPORATION, on its behalf and as agent for the other Borrowers

By:
Name:
Title:

Exhibit E

EXHIBIT F

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of             , 20     is made between                      (the “Assignor”) and                      (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Second Amended and Restated Credit Agreement dated as of September 16, 2011 (as amended, amended and restated, modified, supplemented, or renewed, the “Credit Agreement”) by and among Westlake Chemical Corporation and certain of its domestic subsidiaries listed as Borrowers thereto (collectively, the “Borrowers”), the several financial institutions from time to time party thereto (including the Assignor, the “Lenders”), and Bank of America, N.A., as agent for the Lenders (the “Agent”). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Revolving Loans (the “Revolving Committed Loans”) to the Borrowers in an aggregate amount not to exceed $             (the “Revolving Commitment”);

WHEREAS, the Assignor has made Revolving Committed Loans in the aggregate principal amount of $             to the Borrowers;

WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Letter of Credit Issuers’ liabilities under Letters of Credit in an aggregate principal amount of $             (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Revolving Commitment, together with a corresponding portion of each of its outstanding Revolving Committed Loans and L/C Obligations, in an aggregate amount equal to $             (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.	Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers, and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes, and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)     % (the “Assignee’s Percentage Share”) of (A) the Revolving Commitment, the Revolving Committed Loans, and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities, and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

Annex F

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Revolving Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Revolving Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 3.8, 4, and 13.11 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Revolving Commitment will be $             and Revolving Committed Loans will be $            .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Revolving Commitment will be $             and Revolving Committed Loans will be $            .

2.	Payments.

(a) As consideration for the sale, assignment, and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to the purchase price agreed between the Assignor and the Assignee for the Assigned Amount.

(b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

3.	Reallocation of Payments.

Any interest, fees, and other payments accrued to the Effective Date with respect to the Revolving Commitment, Revolving Committed Loans, and L/C Obligations shall be for the account of the Assignor. Any interest, fees, and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees, and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.	Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent Financial Statements of the Loan Parties, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

2	Exhibit F

5.	Effective Date; Notices.

(a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be             , 20     (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

(ii) the consent of the Agent (if necessary) required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

(iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);

(v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

(b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.	Agent.

(a) The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

[INCLUDE (b) ONLY IF ASSIGNOR IS AGENT]

(b) [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

7.	Withholding Tax.

The Assignee (a) represents and warrants to the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Agent or the Borrowers with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or the Borrowers is required to make any payment of principal, interest, or fees in respect of the interest assigned hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI, U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder), Form W-8IMY and all required supporting documents, or Form W-9 or such other documentation or information prescribed by Requirement of Law (if the Assignee is a “United States person” within the meaning of Section 7701(a)(30) of the Code) and agrees to provide new Forms W-8ECI, W-8BEN, W-8IMY and all required supporting documents, or W-9

3	Exhibit F

or such other documentation or information prescribed by Requirement of Law upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.	Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery, or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition, or statements of the Companies, or the performance or observance by any Loan Party of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery, or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9.	Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions

4	Exhibit F

contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.	Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Texas over any suit, action, or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

5	Exhibit F

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:
Address:

[ASSIGNEE]

By:
Title:
Address:

6	Exhibit F

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            , 20

Bank of America, N.A, as Agent (as hereinafter defined)

901 Main Street

Dallas, Texas 75202

Attn: Portfolio Manager

Re: Westlake Chemical Corporation et al.

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of September 16, 2011 (such agreement, as it may be amended, restated, or otherwise modified from time to time, the “Credit Agreement”) by and among Westlake Chemical Corporation and certain of its domestic subsidiaries listed as Borrowers thereto (collectively, the “Borrowers”), the Lenders referred to therein, and Bank of America, N.A., as agent for the Lenders (the “Agent”). Terms defined in the Credit Agreement are used herein as therein defined.

1.	We hereby give the Agent notice of, and request the Agent’s consent to, the assignment by (the “Assignor”) to (the “Assignee”) of % of the right, title, and interest of the Assignor in and to the Credit Agreement (including the right, title, and interest of the Assignor in and to the Revolving Commitment of the Assignor to make Revolving Loans, all outstanding Revolving Loans made by the Assignor, and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Revolving Commitment to make Revolving Loans, as of , 20 , is $ , the aggregate amount of its outstanding Revolving Loans is $ , and its participation in Letters of Credit is $ .

2.	The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

3.	The following administrative details apply to the Assignee:

(A)	Notice Address:

Assignee name:
Address:
Attention:
Telephone:	( )
Telecopier:	( )
Telex (Answerback):

7	Exhibit F

(B)	Payment Instructions:

Account No.:
At:

Reference:
Attention:

4.	The Agent is entitled to rely upon the representations, warranties, and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

8	Exhibit F

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers, or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and][1] Accepted:

Bank of America, N.A., as Agent

By:
Name:
Title:

[Consented to:][2]

[Westlake Chemical Corporation]

By:
Name:
Title:	]

[1]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
[2]	To be added only if the consent of Westlake and/or other parties (e.g. Letter of Credit Issuer) is required by the terms of the Credit Agreement.

9	Exhibit F

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

(Westlake Chemical Corporation et al.)

FOR             ENDED                     ,

DATE:                     ,

AGENT:	Bank of America, N.A.

BORROWER:	Westlake Chemical Corporation and certain of its domestic subsidiaries

This certificate is delivered under the Second Amended and Restated Credit Agreement, dated as of September 16, 2011 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among Agent, Westlake Chemical Corporation and certain of its domestic subsidiaries listed as Borrowers thereto (collectively, the “Borrowers”), and the Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

I certify to Agent and Lenders on behalf of the Loan Parties that:

(a) I am a Responsible Officer of the Loan Parties in the position(s) set forth under my signature below;

(b) the Financial Statements of the Loan Parties attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated, and, with respect to annual or quarterly Financial Statements, consolidating, financial condition and results of operations of Westlake and its Subsidiaries as of, and for the (             months, or fiscal year) ended on,             ,         (the “Subject Period”) [(subject only to normal year-end audit adjustments)];

(c) a review of the activities of the Loan Parties during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Loan Parties have kept, observed, performed, and fulfilled all of their respective obligations under the Loan Documents, and during the Subject Period, (i) all of the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are correct and complete in all material respects as at the date of this certificate, except for those that speak as of a particular date, (ii) each of the Loan Parties is, as of the date of this certificate, in compliance in all material respects with all of its respective covenants and agreements in the Credit Agreement and the other Loan Documents (except for the deviations, if any, set forth on Annex A to this certificate), and (iii) no Event of Default (nor any Default) exists as of the date of this certificate or existed during the Subject Period and at the end of such period, which has not been cured or waived (except the Defaults or Events of Defaults, if any, described on Annex A to this Certificate);

(d) Annex B to this certificate sets forth in reasonable detail the calculation of the Fixed Charge Coverage Ratio at the end of the Subject Period (for the immediately preceding twelve (12) month period);

Annex G

(e) to the extent any Collateral disposition occurred during the Subject Period, all mandatory prepayments reductions required pursuant to Section 3.3 have been made; and

(f) during the Subject Period, any revisions to Schedules 6.4, 6.5, 6.23 (to the extent applicable), and 6.24 to the Credit Agreement or any Schedule or Annex to each Collateral Document that was required to be revised and supplied to Agent in accordance with the terms of the Loan Documents has been so revised and supplied.

2	Exhibit G

WESTLAKE CHEMICAL CORPORATION, on its behalf and as agent for the other Loan Parties

By:
Name:
Title:

3	Exhibit G

ANNEX A TO COMPLIANCE CERTIFICATE

DEVIATIONS FROM LOAN DOCUMENTS/ EVENTS OF DEFAULTS OR DEFAULTS

(If none, so state.)

4	Exhibit G

ANNEX B TO COMPLIANCE CERTIFICATE

FIXED CHARGE COVERAGE RATIO CALCULATION

[Form to be Agreed to by Agent and Borrowers]

Exhibit G

SCHEDULE 1

BORROWERS

1.	WESTLAKE VINYLS COMPANY LP

2.	NORTH AMERICAN PIPE CORPORATION

3.	WESTECH BUILDING PRODUCTS, INC.

4.	WESTLAKE CHEMICAL CORPORATION

5.	WESTLAKE PETROCHEMICALS LLC

6.	WESTLAKE POLYMERS LLC

7.	WESTLAKE PVC CORPORATION

8.	WESTLAKE STYRENE LLC

9.	WESTLAKE VINYLS, INC.

10.	WPT LLC

11.	WESTLAKE LONGVIEW CORPORATION

12.	WESTLAKE ETHYLENE PIPELINE CORPORATION

13.	WESTLAKE SUPPLY AND TRADING COMPANY

Schedule 1

SCHEDULE 1.2

LENDERS’ COMMITMENTS

LENDER	REVOLVING LOAN COMMITMENT	PRO RATA SHARE (9 DECIMALS)
Bank of America, N.A.	$100,000,000	25.000000000%
JPMorgan Chase Bank, N.A.	55,000,000	13.750000000%
Wells Fargo Capital Finance, LLC	55,000,000	13.750000000%
Deutsche Bank Trust Company Americas	55,000,000	13.750000000%
Compass Bank	20,000,000	5.000000000%
Branch Banking and Trust Company	20,000,000	5.000000000%
BNP Paribas	20,000,000	5.000000000%
Comerica Bank	20,000,000	5.000000000%
Morgan Stanley Bank, N.A.	20,000,000	5.000000000%
PNC Bank, National Association	20,000,000	5.000000000%
Siemens Financial Services, Inc.	15,000,000	3.750000000%

TOTAL	$400,000,000	100.000000000%

Schedule 1.2

SCHEDULE 6.4

PRIOR CORPORATE NAMES

CURRENT NAME	FORMER OR OTHER NAMES DURING PAST 5 YEARS
North American Pipe Corporation	North American Pipe
Van Buren Pipe Corporation
North American Bristol Corporation
Westech Building Products, Inc.	North American Profiles, Inc.
Westech Profiles Limited
Westlake Petrochemicals LLC	Westlake Petrochemicals LP
Westlake Polymers LLC	Westlake Polymers LP
Westlake Styrene LLC	Westlake Styrene LP
Westlake Vinyls Company LP	Geismar Vinyls Company LP
Geismar Vinyls LP
Westlake Supply and Trading Company	Westlake International Corporation
WPT LLC	WPT LP
Westlake Longview Corporation	Westlake NG II Corporation
Westlake Geismar Power Company LLC	Westlake NG III Corporation

Schedule 6.4

SCHEDULE 6.5

SUBSIDIARIES AND AFFILIATES

Subsidiaries

See attached organizational chart.

Affiliates

Cypress Interstate Pipeline LLC	50% membership interest owned by
Westlake Pipeline Investments LLC

Schedule 6.5

07/14/2011

Schedule 6.5

SCHEDULE 6.9

REGISTERED PATENTS

* Note Restrictions: Patents notated are subject to one or more of 3 license agreements relating to ENERGX® technology

The ENERGX® technology license agreements:

1. Chevron Chemical Corporation License effective 9/23/1999, which was an up front fee and royalty payment for the use of the ENERGX® technology

2. BP License, effective 4/17/2001, which grants a license for BP to use the ENERGX® technology themselves and also provides provisions for sharing royalties if they license to others

3. Hanwha Chemical Corporation License, effective 10/22/2001, which grants a license for an up front fee and royalty payment for the use of the ENERGX® technology

Owner	Country	Application Number	Patent Number	Title

Westech Building Products, Inc.	US	08/552,187	5,725,201	ADJUSTABLE WIDTH PANEL ASSEMBLY

Westech Building Products, Inc.	US	08/766,281	5,758,467	INTER-CONNECTABLE, MODULAR, DECK MEMBER

Westech Building Products, Inc.	US	08/910,294	5,904,343	ADJUSTABLE WIDTH PANEL ASSEMBLY

Westech Building Products, Inc.	US	11/477,025		FENCE SYSTEM

Westech Building Products, Inc.	US	11/823,676		DECK SYSTEM

Westech Building Products, Inc.	CA	2551213		FENCE SYSTEM

Westech Building Products, Inc.	CA	2592920		DECK SYSTEM

Westlake Chemical Corporation	US	08/355,918	5,507,921	METHOD FOR QUENCHING A GAS STREAM IN THE PRODUCTION OF VINYL CHLORIDE MONOMER

Westlake Longview Corporation	WO	US2007/024527		High-Pressure Separator

Westlake Longview Corporation	WO	US2007/024502		Gas Distribution Plate for Fluidized-Bed Olefin Polymerization Reactors

1	Schedule 6.9

Owner	Country		Application Number	Patent Number	Title

Westlake Longview Corporation	WO		US2007/015398		Process and Apparatus for Olefin Polymerization in a Fluidized Bed Reactor

Westlake Longview Corporation	WO		US2007/011417		Swirling Fluidized-bed Reactors for Olefin Polymerization

Westlake Longview Corporation	WO		US2007/011406		Pulsing Olefin Polymerization Fluidized-bed Reactors

Westlake Longview Corporation	WO		US2007/009409		Simplified Process to Prepare Polyolefins from Saturated Hydrocarbons

Westlake Longview Corporation	WO		US2006/045060		UNDERWATER PELLETIZER START-UP WITH A STEAM HEATED DIE PLATE

Westlake Longview Corporation	WO		US2005/37891		PROCESS FOR THE GAS-PHASE POLYMERIZATION OF ALPHA OLEFINS

Westlake Longview Corporation	WO		US2004/025418		Polymerization Process and Associated Apparatus

Westlake Longview Corporation	WO		US2003/001576		Process for the Polymerization of Ethylene and Interpolymers Thereof

Westlake Longview Corporation	WO		US2002/21657		Process for the Polymerization of Ethylene and Interpolymers Thereof

Westlake Longview Corporation	WO		US2002/21656		Process for the Polymerization of Ethylene and Interpolymers Thereof

Westlake Longview Corporation	WO		US2002/021655		Process for the Polymerization of Ethylene and Interpolymers Thereof

Westlake Vinyl Corporation	WO		US2009/004535		Catholyte Heat Recovery Evaporator And Method of Use

Westlake Longview Corporation	US	*Note 1	09/627,501	6,359,050	POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	US	*Note 10	09/145,452	6,197,887	BLEND OF LOW VISCOSITY AMORPHOUS POLYOLEFIN AND LINEAR LOW DENSITY POLYETHYLENE

Westlake Longview Corporation	US	*Note 11	09/145,629	6,070,394	HIGH SPEED, HIGH CLING, LOW NOISE STRETCH WRAPPING PROCESS

Westlake Longview Corporation	US	*Note 12	09/145,684	6,153,702	BLENDS OF HIGHLY AMORPHOUS POLYPROPYLENE COPOLYMERS AND LINEAR LOW DENSITY POLYETHYLENE

2	Schedule 6.9

Owner	Country		Application Number	Patent Number	Title

Westlake Longview Corporation	US	*Note 13	09/251,356	6,228,957	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	US	*Note 14	09/251,811	6,191,239	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	US	*Note 15	09/251,969	6,271,321	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	US	*Note 16	09/386,545	6,417,301	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	US	*Note 17	09/387,365	6,191,238	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	US	*Note 18	09/387,601	6,291,613	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	US	*Note 19	09/387,667	6,313,236	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	US	*Note 2	09/818,327	6,417,296	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	US	*Note 3	09/912,063	6,534,613	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	US	*Note 4	09/917,307	6,608,152	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	US	*Note 5	10/177,979	6,765,048	POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	US	*Note 6	08/724,805	5,969,061	PROCESS FOR THE REDUCTION OF POLYMERIC FINES

Westlake Longview Corporation	US	*Note 7	09/104,726	6,147,179	LOW VISCOSITY AMORPHOUS PROPYLENE-ETHYLENE COPOLYMER AS LLDPE BLOWN STRETCH FILM ADDITIVE

Westlake Longview Corporation	US	*Note 8	09/132,203	6,130,293	PRODUCTION OF HIGH CLARITY LINEAR LOW DENSITY POLYETHYLENE USING GAS PHASE TECHNOLOGY

Westlake Longview Corporation	US	*Note 9	09/145,451	6,204,335	BLENDS OF AMORPHOUS POLYOLEFINS AND LINEAR ULTRA LOW DENSITY POLYETHYLENES

Westlake Longview Corporation	US		12/327,159		Stream Trap Assembly

3	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	US	12/038,549		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Reactors

Westlake Longview Corporation	US	12/038,601		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Vessel

Westlake Longview Corporation	US	09/563,466	6,359,083	GAS-SLURRY OLEFIN POLYMERIZATION PROCESS AND APPARATUS

Westlake Longview Corporation	US	09/636,485	6,515,093	BLENDS OF HIGHLY AMORPHOUS POLYPROPYLENE COPOLYMERS AND LINEAR LOW DENSITY POLYETHYLENE

Westlake Longview Corporation	US	09/679,999	6,608,156	PROCESS FOR PREPARING COPOLYMERS CONTAINING FUNCTIONALIZED OLEFIN COMONOMERS SUCH AS COMPOLYMERS OF 3,4-DIACETOXY-1-BUTENE WITH ETHYLENE, OPTIONALLY WITH CARBON MONOXIDE MONOMER AND POLYMERS RESULTING

Westlake Longview Corporation	US	09/680,000	6,472,491	PROCESS FOR PREPARING POLYMERS CONTAINING FUNCTIONALIZED OLEFIN COMONOMERS SUCH AS COPOLYMERS OF 3,4-DIACETOXY-1-BUTENE WITH ETHYLENE, OPTIONALLY WITH CARBON MONOXIDE MONOMER AND POLYMERS FROM THE PRO

Westlake Longview Corporation	US	09/689,165	6,492,032	MULTI-COMPONENT BLENDS FOR BRIGHTENING POLYOLEFINS

Westlake Longview Corporation	US	09/698,749	6,433,133	PROCESS FOR REDUCING THE MOLECULAR WEIGHT AND MELT INDEX RATIO OF POLYETHYLENES AND POLYETHYLENE PRODUCTS

Westlake Longview Corporation	US	09/717,672	6,509,106	IMPROVED BLENDS CONTAINING LINEAR LOW DENSITY POLYETHYLENE, HIGH DENSITY POLYETHYLENE, AND LOW DENSITY POLYETHYLENE FOR EXTRUSION COATING

Westlake Longview Corporation	US	10/027556	6,649,694	STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	US	09/753,482	6,696,380	CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	US	09/753,699	6,465,383	CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	US	09/789,024	6,500,901	BLENDS OF AMORPHOUS POLYOLEFINS AND LINEAR ULTRA LOW DENSITY POLYETHYLENES

Westlake Longview Corporation	US	09/855,829	6,586,538	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	US	09/909,266	7,351,465	POLYMER BASED CARPET

4	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	US	09/912,141	6,635,726	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	US	09/912,148	6,660,817	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	US	09/912,171	6,646,073	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	US	10/118,739	6,827,807	PROCESS FOR PRODUCING MULTILAYER STRUCTURES HAVING A LAYER FORMED FROM A BLEND OF AN ETHYLENE-ALPHA-OLEFIN INTERPOLYMER AND AN ETHYLENE-ALKYL ACRYLATE INTERPOLYMER

Westlake Longview Corporation	US	10/134,940	6,673,892	PURIFICATION OF POLYOLEFINS WITH RESIDUAL UNSATURATED COMONOMERS

Westlake Longview Corporation	US	10/191,096	6,677,266	PROCESS FOR THE POLYMERIZATION OF OLEFINS

Westlake Longview Corporation	US	10/217,680	6,677,410	CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	US	10/279,646	6,759,492	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF PROCESS FOR PREPARING COPOLYMERS CONTAINING FUNCTIONALIZED OLEFIN COMONOMERS SUCH AS COMPOLYMERS OF 3,4-DIACETOXY-1-BUTENE WITH

Westlake Longview Corporation	US	10/341,855	6,608,157	ETHYLENE, OPTIONALLY WITH CARBON MONOXIDE MONOMER AND POLYMERS RESULTING

Westlake Longview Corporation	US	10/465,194	7,652,113	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	US	10/912,918		PROCESS FOR THE GAS-PHASE POLYMERIZATION OF ALPHA OLEFINS

Westlake Longview Corporation	US	11/490,216	7,718,139	REDUCED EQUIPMENT FOULING IN THE GAS-PHASE, FLUID BED POLYMERIZATION PROCESS OF ALPHA OLEFINS

Westlake Longview Corporation	US	11/585,050	7,446,156	SWIRLING FLUIDIZED-BED REACTORS FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	US	11/762,368		UNDERWATER PELLETIZER START-UP WITH A STEAM HEATED DIE PLATE

Westlake Longview Corporation	US	07/843,043	5,268,230	HIGH EXTRUSTION COATABLE POLYETHYLENE

5	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	US	07/947,870	5,543,477	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	US	07/983,915	5,272,210	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation	US	08/115,271	5,387,630	TACKIFIER-MODIFIED POLYETHYLENE WITH GOOD CHILL ROLL RELEASE FOR EXTRUSION COATING

Westlake Longview Corporation	US	08/151,314	5,350,476	HIGH EXTRUSTION COATABLE POLYETHYLENE

Westlake Longview Corporation	US	08/168,549	6,187,870	EFFECTIVE REACTIVE PROCESSING OF POLYOLEFINS

Westlake Longview Corporation	US	08/203,138	5,384,375	UREA DERIVATIVES OF MALEATED POLYOLEFINS

Westlake Longview Corporation	US	09/233,180	5,571,878	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	US	08/233,482	6,159,404	POLYETHYLENES PROVIDING VERY THIN EXTRUSION COATINGS WITH GOOD ADHESION TO PAPER SUBSTRATES AT LOW EXTRUSION TEMPERATURE

Westlake Longview Corporation	US	08/265,995	5,393,824	UREA DERIVATIVES OF MALEATED POLYOLEFINS

Westlake Longview Corporation	US	08/384,905	5,512,370	TACKIFIER-MODIFIED POLYETHYLENE WITH GOOD CHILL ROLL RELEASE FOR EXTRUSION COATING

Westlake Longview Corporation	US	08/395,222	5,455,304	UREA DERIVATIVES OF MALEATED POLYOLEFINS

Westlake Longview Corporation	US	08/461,232	5,543,233	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	US	08/462,713	5,654,377	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	US	08/485,874	5,631,325	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	US	08/531,989	5,667,575	PROCESS FOR REDUCING THE COLOR OF AQUEOUS EMULSIONS OF FUNCTIONALIZED POLYOLEFINS

Westlake Longview Corporation	US	08/543,765	5,551,974	CONTINUOUS MALEATION OF POLYETHYLENE WAXES

6	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	US	08/579,682	5,750,269	REMOVABLE ANTI-GRAFFITI COATING

Westlake Longview Corporation	US	08/699,307	5,804,675	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	US	08/951,597	6,111,036	METHOD FOR IMPROVED COOLING OF FLUID BED POLYMER REACTOR

Westlake Longview Corporation	US	09/023,440	6,020,434	SYNERGISTIC BLENDS OF POLYETHYLENES EXHIBITING ENHANCED GLOSS PROPERTIES

Westlake Longview Corporation	US	09/048,455	6,110,599	BLENDS OF LINEAR LOW DENSITY POLYETHYLENE AND POLYETHYLENE HOMOPOLYMERS FOR EXTRUSION COATING

Westlake Longview Corporation	US	09/053,924	6,100,414	CYCLOPENTADIENYL TRANSITION METAL CATALYST AND PROCESS FOR THE PRODUCTION THEREOF

Westlake Longview Corporation	US	09/078,229	6,060,584	PROCESS TO THERMOMECHANICALLY DEGRADE POLYPROPYLENE USING A TWIN-SCREW EXTRUDER

Westlake Longview Corporation	US	09/088,904	6,174,612	POLYETHYLENES WITH ENHANCED HEAT SEAL PROPERTIES

Westlake Longview Corporation	US	09/252,599	6,291,048	POLYMER BASED CARPET

Westlake Longview Corporation	US	09/387,363	6,417,298	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	US	09/387,364	6,417,299	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	US	09/387,366	6,187,879	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	US	09/387,599	6,300,432	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	US	09/387,600	6,288,181	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	US	10/715157	7,223,814	HOT MELT ADHESIVE WITH IMPROVED PERFORMANCE WINDOW

Westlake Longview Corporation	US	11/249573	7,253,239	PROCESS FOR THE GAS-PHASE POLYMERIZATION OF ALPHA OLEFINS

7	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	US	11/406,705		SIMPLIFIED PROCESS TO PREPARE POLYOLEFINS FROM SATURATED HYDROCARBONS

Westlake Longview Corporation	US	11/446,252	7,439,286	Modified Asphalt Compositions

Westlake Longview Corporation	US	11/490,216		Process and Apparatus for Olefin Polymerization in a Fluidized Bed Reactor

Westlake Longview Corporation	US	11/841,666	7,893,180	Process for the Polymerization of Olefins; Novel Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	US	11/998,414	7,740,674	High-Pressure Separator

Westlake Longview Corporation	US	11/998,415	7,939,025	Gas Distribution Plate for Fluidized-Bed Olefin Polymerization Reactors

Westlake Longview Corporation	US	10/706,454	7,144,933	Modified Asphalt Compositions

Westlake Longview Corporation	US	12/323,638	RE41,167	Reissue - Modified Asphalt Compositions

Westlake Longview Corporation	US	12/750,858	7,977,436	Process and Apparatus for Olefin Polymerization in a Fluidized Bed Reactor

Westlake Longview Corporation	US	12/987,951		Method For Preventing or Reducing Clogging of a Fines Ejector

Westlake Longview Corporation	SE	94901681.0	0000672083	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation	NZ	0000245315	0000245315	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	NZ	0000248637	0000248637	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	NO	01/0005438		ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	NO	94/0001051	0000314943	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	NL	94901681.0	0000672083	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

8	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	LU	94901681.0	0000672083	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation	KR	00/7007147	0000610968	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	KR	01/7001720	0000610964	PRODUCTION OF HIGH CLARITY LINEAR LOW DENSITY POLYETHYLENE USING GAS PHASE TECHNOLOGY

Westlake Longview Corporation	KR	01/7004462	0000626470	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	KR	01/7004463	0000549885	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	KR	01/7005185	0000610970	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	KR	01/7011099	0000582312	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	KR	01/7011101	0000582313	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	KR	02/7002631	0000626476	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	KR	02/7002635		PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	KR	02/7002636	0000610969	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	KR	02/7008997	to be assigned	CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	KR	02/7009004	to be assigned	CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	KR	02/7014610		GAS-SLURRY OLEFIN POLYMERIZATION PROCESS AND APPARATUS

Westlake Longview Corporation	KR	04/7000971		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	KR	04/7000972		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

9	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	KR	04/7000974		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	KR	04/7009477		STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	KR	04/7017353		PURIFICATION OF POLYOLEFINS WITH RESIDUAL UNSATURATED COMONOMERS

Westlake Longview Corporation	KR	06/7002575		PROCESS FOR THE GAS-PHASE POLYMERIZATION OF ALPHA OLEFINS

Westlake Longview Corporation	KR	2007-7012033		Method for Preventing or Inhibiting Fouling in a Gas-Phase Polyolefin Polymerization Process

Westlake Longview Corporation	KR	2008-7025126		SIMPLIFIED PROCESS TO PREPARE POLYOLEFINS FROM SATURATED HYDROCARBONS

Westlake Longview Corporation	KR	2008-7027559		Swirling Fluidized-bed Reactors for Olefin Polymerization

Westlake Longview Corporation	KR	2009-7001043		Process and Apparatus for Olefin Polymerization in a Fluidized Bed Reactor

Westlake Longview Corporation	KR	2009-7011036		Gas Distribution Plate for Fluidized-Bed Olefin Polymerization Reactors

Westlake Longview Corporation	KR	2009-7010965		High-Pressure Separator

Westlake Longview Corporation	KR	2010-7018939		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Vessel

Westlake Longview Corporation	KR	2010-7018942		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Reactors

Westlake Longview Corporation	JP	2000-578358	4,261,064	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	JP	2000-578359		PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	JP	2000-602688		LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	JP	2000-602689	4,751,314	Process for Producing Polyethylene

10	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	JP	2000-608665		PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	JP	2001-520747		PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	JP	2001-538984		PROCESS FOR REDUCING THE MOLECULAR WEIGHT AND MELT INDEX RATIO OF POLYETHYLENES AND POLYETHYLENE PRODUCTS

Westlake Longview Corporation	JP	2001-551110		CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	JP	2001-551112		CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	JP	2001-580195		GAS-SLURRY OLEFIN POLYMERIZATION PROCESS AND APPARATUS

Westlake Longview Corporation	JP	2002-516000		POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	JP	2002-516001		POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	JP	2002-534412	2004-511815	MULTI-COMPONENT BLENDS FOR BRIGHTENING POLYOLEFINS

Westlake Longview Corporation	JP	2003-515569		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	JP	2003-515570	4,426,289	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	JP	2003-515571		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	JP	2003-556454		STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	JP	2004-501467	4,331,674	PURIFICATION OF POLYOLEFINS WITH RESIDUAL UNSATURATED COMONOMERS

Westlake Longview Corporation	JP	2006-522747		PROCESS FOR THE GAS-PHASE POLYMERIZATION OF ALPHA OLEFINS

Westlake Longview Corporation	JP	2006-541259		Hot Melt Adhesives with Improved Performance Window

11	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	JP	2007-539004		Method for Preventing or Inhibiting Fouling in a Gas-Phase Polyolefin Polymerization Process

Westlake Longview Corporation	JP	2009-506549		SIMPLIFIED PROCESS TO PREPARE POLYOLEFINS FROM SATURATED HYDROCARBONS

Westlake Longview Corporation	JP	2009-510992		Swirling Fluidized-bed Reactors for Olefin Polymerization

Westlake Longview Corporation	JP	2009-520748		Process and Apparatus for Olefin Polymerization in a Fluidized Bed Reactor

Westlake Longview Corporation	JP	2009-539312		High Pressure Separator

Westlake Longview Corporation	JP	2009-539305		Gas Distribution Plate for Fluidized-Bed Olefin Polymerization Reactors

Westlake Longview Corporation	JP	2010-061070		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	JP	2010-191443		PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	JP	2010-222301		PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	JP	2010-224210		PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	JP	2010-241320		PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	JP	2010-548768		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Reactors

Westlake Longview Corporation	JP	2010-548769		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Vessel

Westlake Longview Corporation	JP	1993-506308	3,423,308	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	IT	92921415.3	0000605643	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	IT	94901681.0	0000672083	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

12	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	IE	94901681.0	0000672083	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation	GB	01 925 048.9	1 278 783	GAS-SLURRY OLEFIN POLYMERIZATION PROCESS AND APPARATUS

Westlake Longview Corporation	GB	01 948 756.0	1 307 507	POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	GB	04 810 756.9	1 685 207	HOT MELT ADHESIVE WITH IMPROVED PERFORMANCE WINDOW

Westlake Longview Corporation	GB	05 000 815.0	1 522 544	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	GB	02 752 225.9	1 417 241	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	GB	03 809 485.0	1 554 318	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	GB	00978754.0	0001237947	PROCESS FOR REDUCING THE MOLECULAR WEIGHT AND MELT INDEX RATIO OF POLYETHYLENES AND POLYETHYLENE PRODUCTS

Westlake Longview Corporation	GB	01121666.0	0001195392	PROCESS FOR PREPARING POLYMERS CONTAINING FUNCTIONALIZED OLEFIN COMONOMERS SUCH AS COPOLYMERS OF 3,4-DIACETOXY-1-BUTENE WITH ETHYLENE, OPTIONALLY WITH CARBON MONOXIDE MONOMER AND POLYMERS FROM THE PRO

Westlake Longview Corporation	GB	01979465.0	0001325067	MULTI-COMPONENT BLENDS FOR BRIGHTENING POLYOLEFINS

Westlake Longview Corporation	GB	02797440.1	0001458775	STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	GB	92921415.3	0000605643	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	GB	94901681.0	0000672083	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation	GB	96936494.2	0000856012	PROCESS FOR THE REDUCTION OF POLYMERIC FINES

Westlake Longview Corporation	GB	97912853.5	0000932627	METHOD FOR IMPROVED COOLING OF FLUID BED POLYMER REACTOR

13	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	GB	98930495.1	0000991716	LOW VISCOSITY AMORPHOUS PROPYLENE-ETHYLENE COPOLYMER AS LLDPE BLOWN STRETCH FILM ADDITIVE

Westlake Longview Corporation	GB	98946031.6	0001023364	BLENDS OF AMORPHOUS POLYOLEFINS AND LINEAR ULTRA LOW DENSITY POLYETHYLENES

Westlake Longview Corporation	GB	98946032.4	0001019448	BLEND OF LOW VISCOSITY AMORPHOUS POLYOLEFIN AND LINEAR LOW DENSITY POLYETHYLENE

Westlake Longview Corporation	GB	98947026.5	0001023343	BLENDS OF HIGHLY AMORPHOUS POLYPROPYLENE COPOLYMERS AND LINEAR LOW DENSITY POLYETHYLENE

Westlake Longview Corporation	GB	99909825.4	0001159311	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	GB	99911103.2	0001159314	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	GB	99911105.7	0001159315	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	GB	99911106.5	0001159316	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	GB	99913973.6	0001066302	CYCLOPENTADIENYL TRANSITION METAL CATALYST AND PROCESS FOR THE PRODUCTION THEREOF

Westlake Longview Corporation	GB	99937498.6	0001115775	PRODUCTION OF HIGH CLARITY LINEAR LOW DENSITY POLYETHYLENE USING GAS PHASE TECHNOLOGY

Westlake Longview Corporation	GB	99951735.2	0001183284	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	GB	99951737.8	0001208121	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	GB	99951975.4	0001153048	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	GB	99952018.2	0001192196	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	GB	99953160.1	0001208122	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	GB	99953163.5	0001187857	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

14	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	GB	99954897.7	0001171484	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	GB	99954898.5	0001171485	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	GB	99954919.9	0001165634	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	GB	99954975.1	0001208123	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	GB	99954976.9	0001194459	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	GB	99954979.3	0001047717	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	GB	99973800.8	0001169360	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	FR	01 925 048.9	1 278 783	GAS-SLURRY OLEFIN POLYMERIZATION PROCESS AND APPARATUS

Westlake Longview Corporation	FR	01 948 756.0	1 307 507	POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	FR	04 810 756.9	1 685 207	HOT MELT ADHESIVE WITH IMPROVED PERFORMANCE WINDOW

Westlake Longview Corporation	FR	05 000 815.0	1 522 544	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	FR	02 752 225.9	1 417 241	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	FR	03 809 485.0	1 554 318	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	FR	00978754.0	0001237947	PROCESS FOR REDUCING THE MOLECULAR WEIGHT AND MELT INDEX RATIO OF POLYETHYLENES AND POLYETHYLENE PRODUCTS

Westlake Longview Corporation	FR	01121666.0	0001195392	PROCESS FOR PREPARING POLYMERS CONTAINING FUNCTIONALIZED OLEFIN COMONOMERS SUCH AS COPOLYMERS OF 3,4-DIACETOXY-1-BUTENE WITH ETHYLENE, OPTIONALLY WITH CARBON MONOXIDE MONOMER AND POLYMERS FROM THE PRO

15	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	FR	1979465	1325067	MULTI-COMPONENT BLENDS FOR BRIGHTENING POLYOLEFINS

Westlake Longview Corporation	FR	02797440.1	0001458775	STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	FR	92921415.3	0000605643	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	FR	94901681.0	0000672083	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation	FR	96936494.2	0000856012	PROCESS FOR THE REDUCTION OF POLYMERIC FINES

Westlake Longview Corporation	FR	97912853.5	0000932627	METHOD FOR IMPROVED COOLING OF FLUID BED POLYMER REACTOR

Westlake Longview Corporation	FR	98930495.1	0000991716	LOW VISCOSITY AMORPHOUS PROPYLENE-ETHYLENE COPOLYMER AS LLDPE BLOWN STRETCH FILM ADDITIVE

Westlake Longview Corporation	FR	98946031.6	0001023364	BLENDS OF AMORPHOUS POLYOLEFINS AND LINEAR ULTRA LOW DENSITY POLYETHYLENES

Westlake Longview Corporation	FR	98946032.4	0001019448	BLEND OF LOW VISCOSITY AMORPHOUS POLYOLEFIN AND LINEAR LOW DENSITY POLYETHYLENE

Westlake Longview Corporation	FR	98947026.5	0001023343	BLENDS OF HIGHLY AMORPHOUS POLYPROPYLENE COPOLYMERS AND LINEAR LOW DENSITY POLYETHYLENE

Westlake Longview Corporation	FR	99909825.4	0001159311	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	FR	99911103.2	0001159314	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	FR	99911105.7	0001159315	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	FR	99911106.5	0001159316	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	FR	99913973.6	0001066302	CYCLOPENTADIENYL TRANSITION METAL CATALYST AND PROCESS FOR THE PRODUCTION THEREOF

Westlake Longview Corporation	FR	99937498.6	0001115775	PRODUCTION OF HIGH CLARITY LINEAR LOW DENSITY POLYETHYLENE USING GAS PHASE TECHNOLOGY

16	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	FR	99951735.2	0001183284	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	FR	99951737.8	0001208121	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	FR	99951975.4	0001153048	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	FR	99952018.2	0001192196	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	FR	99953160.1	0001208122	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	FR	99953163.5	0001187857	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	FR	99954897.7	0001171484	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	FR	99954898.5	0001171485	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	FR	99954919.9	0001165634	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	FR	99954975.1	0001208123	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	FR	99954976.9	0001194459	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	FR	99954979.3	0001047717	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	FR	99973800.8	0001169360	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	FI	94/0001342	0000115530	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	EP	09 714 652.6		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Reactors

Westlake Longview Corporation	EP	09 715 821.6		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Vessel

17	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	EP	09 169 676.5		PROCESS FOR PREPARING COPOLYMERS CONTAINING FUNCTIONALIZED OLEFIN COMONOMERS SUCH AS COMPOLYMERS OF 3,4-DIACETOXY-1-BUTENE WITH ETHYLENE, OPTIONALLY WITH CARBON MONOXIDE MONOMER AND POLYMERS RESULTING

Westlake Longview Corporation	EP	07 862 310.5		High-Pressure Separator

Westlake Longview Corporation	EP	07 862 293.3		Gas Distribution Plate for Fluidized-Bed Olefin Polymerization Reactors

Westlake Longview Corporation	EP	07 796 660.4		Process and Apparatus for Olefin Polymerization in a Fluidized Bed Reactor

Westlake Longview Corporation	EP	07 794 790.1		Swirling Fluidized-bed Reactors for Olefin Polymerization

Westlake Longview Corporation	EP	07 755 615.7	2 007 821	SIMPLIFIED PROCESS TO PREPARE POLYOLEFINS FROM SATURATED HYDROCARBONS

Westlake Longview Corporation	EP	01 121 667.8	1 195 393	PROCESS FOR PREPARING COPOLYMERS CONTAINING FUNCTIONALIZED OLEFIN COMONOMERS SUCH AS COMPOLYMERS OF 3,4-DIACETOXY-1-BUTENE WITH ETHYLENE, OPTIONALLY WITH CARBON MONOXIDE MONOMER AND POLYMERS RESULTING

Westlake Longview Corporation	EP	01 925 048.9	1 278 783	GAS-SLURRY OLEFIN POLYMERIZATION PROCESS AND APPARATUS

Westlake Longview Corporation	EP	01 948 756.0	1 307 507	POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	EP	01 959 007.4	1 307 508	POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	EP	02 749 872.4		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	EP	02 752 225.9	1 417 241	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	EP	02 752 226.7		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	EP	03 726 418.1		PURIFICATION OF POLYOLEFINS WITH RESIDUAL UNSATURATED COMONOMERS

Westlake Longview Corporation	EP	03 809 485.0	1 554 318	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

18	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	EP	04 780 282.2		PROCESS FOR THE GAS-PHASE POLYMERIZATION OF ALPHA OLEFINS

Westlake Longview Corporation	EP	04 810 756.9	1 685 207	HOT MELT ADHESIVE WITH IMPROVED PERFORMANCE WINDOW

Westlake Longview Corporation	EP	05 000 815.0	1 522 544	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	EP	05 815 620.9	1 819 740	Method for Preventing or Inhibiting Fouling in a Gas-Phase Polyolefin Polymerization Process

Westlake Longview Corporation	EP	07 008 240.9	1 860 127	Process for the Polymerization of Olefins, Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	EP	10 010 550.1		Process for the Polymerization of Olefins, Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	EP	10 010 551.9		Process for the Polymerization of Olefins, Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	EP	10 010 552.7		Process for the Polymerization of Olefins, Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	EP	10 010 553.5		Process for the Polymerization of Olefins, Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	EP	10 010 560.0		Process for the Polymerization of Olefins, Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	EP	10 010 561.8		Process for the Polymerization of Olefins, Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	EP	10 010 562.6		Process for the Polymerization of Olefins, Polyethylenes, and Films and Articles Produced Therefrom

Westlake Longview Corporation	EP	02797440.1	1 458 775	STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	EP	99954975.1	1 208 123	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	EP	99954976.9	1 194 459	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	EP	99 909 825.4	1 159 311	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

19	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	EP	99 911 103.2	1 159 314	Process for Producing Polyethylene

Westlake Longview Corporation	EP	99 911 106.5	1 159 316	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	EP	99911195.7	1 159 315	Process for Producing Polyethylene

Westlake Longview Corporation	EP	99913973.6	1 066 302	Cyclopentadienyl Transition Metal Compounds, Useful as Polymerization Catalysts

Westlake Longview Corporation	EP	99951737.8	1 208 121	Process for Producing Polyolefins

Westlake Longview Corporation	EP	99951975.4	1 153 048	Process for the Polymerization of Olefins

Westlake Longview Corporation	EP	99953160.1	1 208 122	Process for Producing Polyolefins

Westlake Longview Corporation	EP	99954897.7	1 171 484	Process for Producing Polyolefins

Westlake Longview Corporation	EP	99954979.3	1 047 717	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	EP	99973800.8	1 169 360	Process for Producing Polyolefins

Westlake Longview Corporation	DE	01 925 048.9	1 278 783	GAS-SLURRY OLEFIN POLYMERIZATION PROCESS AND APPARATUS

Westlake Longview Corporation	DE	01 948 756.0	1 307 507	POLYETHYLENE RESIN FOR MICROPOROUS FILM

Westlake Longview Corporation	DE	04 810 756.9	1 685 207	HOT MELT ADHESIVE WITH IMPROVED PERFORMANCE WINDOW

Westlake Longview Corporation	DE	05 000 815.0	1 522 544	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	DE	02 752 225.9	602 39 066.4-08	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	DE	03 809 485.0	6023 35 481.5-08	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

20	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	DE	00978754.0	60023546.7	PROCESS FOR REDUCING THE MOLECULAR WEIGHT AND MELT INDEX RATIO OF POLYETHYLENES AND POLYETHYLENE PRODUCTS

Westlake Longview Corporation	DE	01121666.0	60121522.2	PROCESS FOR PREPARING POLYMERS CONTAINING FUNCTIONALIZED OLEFIN COMONOMERS SUCH AS COPOLYMERS OF 3,4-DIACETOXY-1-BUTENE WITH ETHYLENE, OPTIONALLY WITH CARBON MONOXIDE MONOMER AND POLYMERS FROM THE PRO

Westlake Longview Corporation	DE	01979465.0	60122913.4	MULTI-COMPONENT BLENDS FOR BRIGHTENING POLYOLEFINS

Westlake Longview Corporation	DE	02797440.1	60213862.0	STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	DE	92921415.3	69232752.5	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	DE	94901681.0	69316772.6	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation	DE	96936494.2	69620431.2	PROCESS FOR THE REDUCTION OF POLYMERIC FINES

Westlake Longview Corporation	DE	97912853.5	69703846.7	METHOD FOR IMPROVED COOLING OF FLUID BED POLYMER REACTOR

Westlake Longview Corporation	DE	98930495.1	69821358.0	LOW VISCOSITY AMORPHOUS PROPYLENE-ETHYLENE COPOLYMER AS LLDPE BLOWN STRETCH FILM ADDITIVE

Westlake Longview Corporation	DE	98946031.6	69835226.2	BLENDS OF AMORPHOUS POLYOLEFINS AND LINEAR ULTRA LOW DENSITY POLYETHYLENES

Westlake Longview Corporation	DE	98946032.4	69835220.3	BLEND OF LOW VISCOSITY AMORPHOUS POLYOLEFIN AND LINEAR LOW DENSITY POLYETHYLENE

Westlake Longview Corporation	DE	98947026.5	69827967.0	BLENDS OF HIGHLY AMORPHOUS POLYPROPYLENE COPOLYMERS AND LINEAR LOW DENSITY POLYETHYLENE

Westlake Longview Corporation	DE	99909825.4	69908657.4	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	DE	99911103.2	69919222.6	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	DE	99911105.7	69933139.0	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

21	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	DE	99911106.5	69928132.6	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	DE	99913973.6	69902452.8	CYCLOPENTADIENYL TRANSITION METAL CATALYST AND PROCESS FOR THE PRODUCTION THEREOF

Westlake Longview Corporation	DE	99937498.6	1 115 775	PRODUCTION OF HIGH CLARITY LINEAR LOW DENSITY POLYETHYLENE USING GAS PHASE TECHNOLOGY

Westlake Longview Corporation	DE	99951735.2	69925040.4	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	DE	99951737.8	69919412.1	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	DE	99951975.4	69926083.3	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	DE	99952018.2	69926150.3	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	DE	99953160.1	69922551.5	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	DE	99953163.5	69914381.0	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	DE	99954897.7	1171484	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	DE	99954898.5	0001171485	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	DE	99954919.9	69919408.3	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	DE	99954975.1	69919042.8	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	DE	99954976.9	69928969.6	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	DE	99954979.3	69924965.1	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	DE	99973800.8	0001169360	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

22	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	CN	2009 80 107 281.8		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Vessel

Westlake Longview Corporation	CN	2009 80 107 283.7		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Reactors

Westlake Longview Corporation	CN	2007 80 043 871.X		Gas Distribution Plate for Fluidized-Bed Olefin Polymerization Reactors

Westlake Longview Corporation	CN	2007 80 043 823.0		High-Pressure Separator

Westlake Longview Corporation	CN	2007 80 027 554.9		Process and Apparatus for Olefin Polymerization in a Fluidized Bed Reactor

Westlake Longview Corporation	CN	2007 80 016 896.0		Swirling Fluidized-bed Reactors for Olefin Polymerization

Westlake Longview Corporation	CN	2007 80 013 956.3		Simplified Process to Prepare Polyolefins from Saturated Hydrocarbons

Westlake Longview Corporation	CN	00818410.0	0000818410	PROCESS FOR REDUCING THE MOLECULAR WEIGHT AND MELT INDEX RATIO OF POLYETHYLENES AND POLYETHYLENE PRODUCTS

Westlake Longview Corporation	CN	01803559.0	0001803559	CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	CN	01806302.0	0001806302	CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	CN	02814853.3	0002814853	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	CN	02814854.1	0002814854	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	CN	02814921.1	0002814921	PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	CN	02825849.5		STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	CN	3809613.7	ZL03809613.7	PURIFICATION OF POLYOLEFINS WITH RESIDUAL UNSATURATED COMONOMERS

Westlake Longview Corporation	CN	80022627.1		PROCESS FOR THE GAS-PHASE POLYMERIZATION OF ALPHA OLEFINS

23	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	CN	99803366.9		PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	CN	99804410.5	0099804410	CYCLOPENTADIENYL TRANSITION METAL CATALYST AND PROCESS FOR THE PRODUCTION THEREOF

Westlake Longview Corporation	CN	99812700.0	0099812700	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	CN	99815328.1	0099815328	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	CN	99815333.8	0099815333	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	CN	99816605.7	0099816605	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	CN	99816606.5	0099816606	LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	CN	99816663.4	0099816663	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	CN	99816673.1	0099816673	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	CN	99816675.8	0099816675	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	CN	99816849.1	0099816849	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	CN	99816851.3	0099816851	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	CN	99816875.0	0099816875	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	CN	99816881.5		PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	CN	99816882.3		PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	CN	99817101.8	0099817101	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

24	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	CN	200580037378.8		Method for Preventing or Inhibiting Fouling in a Gas-Phase Polyolefin Polymerization Process

Westlake Longview Corporation	CN	200710006706.9		Process for the Polymerization of Olefins, Novel Polyethylenes, and FIlms and Articles Produced Therefrom

Westlake Longview Corporation	CN	03824621.X		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	CN	99816674.X	0099816674	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	CN	99817100.X	0099817100	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	CA	0002119575	0002119575	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	CA	0002150795	0002150795	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation	BR	0000015594		PROCESS FOR REDUCING THE MOLECULAR WEIGHT AND MELT INDEX RATIO OF POLYETHYLENES AND POLYETHYLENE PRODUCTS

Westlake Longview Corporation	BR	0100007599		CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	BR	0100007604		CATALYST FOR OLEFIN POLYMERIZATION

Westlake Longview Corporation	BR	0100014376	PI 0114376-0	MULTI-COMPONENT BLENDS FOR BRIGHTENING POLYOLEFINS

Westlake Longview Corporation	BR	0200011174		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	BR	0200011175		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	BR	0200011176		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	BR	0200215091		STIFFENING AND CLARIFYING AGENTS FOR ETHYLENE OLEFIN COPOLYMER FILMS

Westlake Longview Corporation	BR	0300009639		PURIFICATION OF POLYOLEFINS WITH RESIDUAL UNSATURATED COMONOMERS

25	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	BR	0300014975		PROCESS FOR THE POLYMERIZATION OF ETHYLENE AND INTERPOLYMERS THEREOF

Westlake Longview Corporation	BR	0400413279		PROCESS FOR THE GAS-PHASE POLYMERIZATION OF ALPHA OLEFINS

Westlake Longview Corporation	BR	9700011932	0009711932	METHOD FOR IMPROVED COOLING OF FLUID BED POLYMER REACTOR

Westlake Longview Corporation	BR	9900007069	PI9907069-3	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	BR	9900009354		CYCLOPENTADIENYL TRANSITION METAL CATALYST AND PROCESS FOR THE PRODUCTION THEREOF

Westlake Longview Corporation	BR	9900012916	PI 9912916-7	PRODUCTION OF HIGH CLARITY LINEAR LOW DENSITY POLYETHYLENE USING GAS PHASE TECHNOLOGY

Westlake Longview Corporation	BR	9900014828		PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	BR	9900015578		LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	BR	9900015579		LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	BR	9900017189		LINEAR POLYETHYLENE WITH IMPROVED COMONOMER EFFICIENCY AND PROCESS THEREFORE

Westlake Longview Corporation	BR	9900017239		PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	BR	9900017242		PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	BR	9900017244		PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	BR	9900017247	PI 9917247-0	PROCESS FOR THE PRODUCTION OF POLYETHYLENE

Westlake Longview Corporation	BR	9900017352	PI 9917352-2	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	BR	9900017353	PI 9917353-0	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

26	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Longview Corporation	BR	9900017354	PI 9917354-9	PROCESS FOR PRODUCING POLYETHYLENE HAVING REDUCED CRYSTALLINITY

Westlake Longview Corporation	BR	9900017391	PI 9917391-3	PROCESS FOR THE POLYMERIZATION OF ALPHA-OLEFINS

Westlake Longview Corporation	BR	9900017467	PI 9917467-7	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	BR	9900017468	PI 9917468-5	PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	BR	9900017469		PROCESS FOR PRODUCING POLYOLEFINS WITH DINITROGEN MONOXIDE AS ANTISTAT

Westlake Longview Corporation	BR	PI 0517628-0		Method for Preventing or Inhibiting Fouling in a Gas-Phase Polyolefin Polymerization Process

Westlake Longview Corporation	BR	PI 0711478-8		Swirling Fluidized-bed Reactors for Olefin Polymerization

Westlake Longview Corporation	BR	PI 0714363-0		Process and Apparatus for Olefin Polymerization in a Fluidized Bed Reactor

Westlake Longview Corporation	BR	PI 0719426-9		High-Pressure Separator

Westlake Longview Corporation	BR	PI 0719702-1		Gas Distribution Plate for Fluidized-Bed Olefin Polymerization Reactors

Westlake Longview Corporation	BR	PI 0907507-0		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Reactors

Westlake Longview Corporation	BR	PI 0908378-2		Method of Preventing or Reducing Polymer Agglomeration on Grid in Fluidized Bed Vessel

Westlake Longview Corporation	BE	92921415.3	0000605643	ETHYLENE-ALKYL ACRYLATE COPOLYMERS, PROCESSES FOR PREPARING SAME AND HIGH CLARITY FILMS MADE THEREFROM

Westlake Longview Corporation	BE	94901681.0	0000672083	POLYMER BLENDS CONTAINING PROPYLENE-ETHYLENE COPOLYMER AND ETHYLENE-ALKYL ACRYLATE COPOLYMER

Westlake Longview Corporation & PRI Asphalt Technologies, Inc.	US	10/706,522	7,202,290	Modified Asphalt Compositions

Westlake Longview Corporation & PRI Asphalt Technologies, Inc.	US	12/328,209	RE42,165	Reissue - Modified Asphalt Compositions

27	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Petrochemicals, LP	US	09/276,316	6,276,167	REFRIGERATION PRODUCTION

Westlake Petrochemicals, LP	US	10/172,228	6,830,607	Slurry tray and slurry tray assembly for use in fractionation towers

Westlake Petrochemicals, LP	US	12/326,522		BOILER FEED WATER DEAERATOR PROCESS METHOD AND APPARATUS

Westlake Petrochemicals, LP	US	11/295,410	7,503,961	BOILER FEED WATER DEAERATOR PROCESS METHOD AND APPARATUS

Westlake Petrochemicals, LP	MY	PI20070911		BOILER FEED WATER DEAERATOR PROCESS METHOD AND APPARATUS

Westlake Petrochemicals, LP	JP	545577/07		BOILER FEED WATER DEAERATOR PROCESS METHOD AND APPARATUS

Westlake Petrochemicals, LP	EP	5853201.1		BOILER FEED WATER DEAERATOR PROCESS METHOD AND APPARATUS

Westlake Petrochemicals, LP	CN	to be assigned		BOILER FEED WATER DEAERATOR PROCESS METHOD AND APPARATUS

Westlake Petrochemicals, LP	CA	2,589,991		BOILER FEED WATER DEAERATOR PROCESS METHOD AND APPARATUS

WPT LLC	US	13/066,211		Hydrocarbon Cracking Furnace with Steam Addition to Lower Mono-Nitrogen Oxide Emissions

Westlake Vinyl Corporation	US	08/475,566	5,558,746	APPARATUS FOR QUENCHING A GAS STREAM IN THE PRODUCTION OF VINYL CHLORIDE MONOMER

Westlake Vinyl Corporation	US	12/221,878		Catholyte Heat Recovery Evaporator And Method of Use

Westlake Vinyl Corporation	WO	PCT/US09/004535		Catholyte Heat Recovery Evaporator And Method of Use

Westlake Vinyl Corporation	JP	PCT/US09/004535		Catholyte Heat Recovery Evaporator And Method of Use

Westlake Vinyl Corporation	ID	PCT/US09/004535		Catholyte Heat Recovery Evaporator And Method of Use

Westlake Vinyl Corporation	IN	1617/DELNP/2011		Catholyte Heat Recovery Evaporator And Method of Use

28	Schedule 6.9

Owner	Country	Application Number	Patent Number	Title

Westlake Vinyl Corporation	EP	12/221,878		Catholyte Heat Recovery Evaporator And Method of Use

Westlake Vinyl Corporation	CH	PCT/US09/004535		Catholyte Heat Recovery Evaporator And Method of Use

Westlake Vinyl Corporation	BR	PCT/US09/004535		Catholyte Heat Recovery Evaporator And Method of Use

Patents notated are subject to one or more of 3 license agreements relating to ENERGX® technology

*	Note 1: 6,359,050 is subject to the Hanwha and BP License Agreements
*	Note 2: 6,417,296 is subject to the Hanwha and BP License Agreements
*	Note 3: 6,534,613 is subject to the Chevron, Hanwha, and BP License Agreements
*	Note 4: 6,608,152 is subject to the Hanwha and BP License Agreements
*	Note 5: 6,765,048 is subject to the Hanwha License Agreement
*	Note 6: 5,969,061 is subject to the Hanwha and BP License Agreements
*	Note 7: 6,147,179 is subject to the Hanwha and BP License Agreements
*	Note 8: 6,130,293 is subject to the Chevron, Hanwha, and BP License Agreements
*	Note 9: 6,204,335 is subject to the Hanwha and BP License Agreements
*	Note 10: 6,197,887 is subject to the Hanwha and BP License Agreements
*	Note 11: 6,070,394 is subject to the Hanwha and BP License Agreements
*	Note 12: 6,153,702 is subject to the Hanwha and BP License Agreements
*	Note 13: 6,228,957 is subject to the Chevron, Hanwha, and BP License Agreements
*	Note 14: 6,191,239 is subject to the Chevron, Hanwha, and BP License Agreements
*	Note 15: 6,271,321 is subject to the Chevron, Hanwha, and BP License Agreements
*	Note 16: 6,417,301 is subject to the Hanwha License Agreement
*	Note 17: 6,191,238 is subject to the Hanwha and BP License Agreements
*	Note 18: 6,291,613 is subject to the Hanwha and BP License Agreements
*	Note 19: 6,300,432 is subject to the Hanwha and BP License Agreements

29	Schedule 6.9

TRADEMARKS

Owner	Title	Application Number	Country	Registration Number
North American Pipe Corporation	NORTH AMERICAN PIPE	78/755,077	US	3,400,381
North American Pipe Corporation		85/370,540	US
North American Pipe Corporation		8825448	MX	1,024,554
North American Pipe Corporation		77/137,153	US	3,686,515
North American Pipe Corporation		882547	MX	1,024,553
North American Pipe Corporation		77/137,140	US	3,686,514
North American Pipe Corporation		77/137,104	US	3,555,857
North American Pipe Corporation		78/525,117	US	3,184,601
North American Pipe Corporation	AMERI-LOCK	85/370,546	US
North American Pipe Corporation	AMERILOCK	85/370,543	US

30	Schedule 6.9

North American Pipe Corporation	AMERI-GRIP	85/370,559	US
North American Pipe Corporation	AMERIGRIP	85/370,550	US
North American Pipe Corporation	RIGHT, ON TIME, ALL THE TIME	78/791,791	US	3,464,198
North American Pipe Corporation	PURE-BLUE	76/064,744	US	2,760,619
North American Pipe Corporation	HUG-TITE	76/250,459	US	2,630,844
North American Pipe Corporation	FREEDOM-FLO	76/250,892	US	2,597,635
Westech Building Products, Inc.	ENERPRO	555615	CA	TMA337,905
Westech Building Products, Inc.	PRESIDIO	1,359,964	CA	TMA775,354
Westech Building Products, Inc.	PRESIDIO	77/104,411	US	3,542,439
Westech Building Products, Inc.	PRESIDIO (Fencing products)	791928	CA	TMA500,743
Westech Building Products, Inc.	PRESIDIO (Fencing products)	78/451,912	US	3,101,878
Westech Building Products, Inc.	PRESIDIO (Outdoor Furniture)	76/140,044	US	2,791,879
Westech Building Products, Inc.	PRESIDIO (Vinyl Decks)	882360	CA	TMA516,645
Westech Building Products, Inc.	PRESIDIO (Vinyl Decks)	78/094,995	US	2,796,046
Westech Building Products, Inc.	RELIANT	1,399,886	CA	TMA779,467
Westech Building Products, Inc.	RELIANT	76/359,294	US	2,830,507
Westech Building Products, Inc.	SCENIX	1,359,472	CA	TMA754,283

31	Schedule 6.9

Westech Building Products, Inc.	SCENIX	6208323	CN
Westech Building Products, Inc.	SCENIX	77/103,005	US	3,554,661
Westech Building Products, Inc.		1,359,473	CA	TMA754,281
Westech Building Products, Inc.		6208322	CN
Westech Building Products, Inc.		77/105,551	US	3,554,668
Westech Building Products, Inc.	SENTINEL	1,399,885	CA	TMA781,283
Westech Building Products, Inc.	SENTINEL	1,470,687	CA
Westech Building Products, Inc.	SENTINEL	76/359,293	US	2,863,238
Westech Building Products, Inc.	TRUGRAIN	1,397,829	CA	TMA757,260
Westech Building Products, Inc.	TRUGRAIN	77/336,593	US	3,606,956
Westech Building Products, Inc.		1,397,828	CA
Westech Building Products, Inc.		77/336,613	US	3,709,337
Westech Building Products, Inc.	ULTRAVIEW	78/502,089	US	3812210
Westech Building Products, Inc.		78/758,721	US	3,357,498
Westech Building Products, Inc.		1,406,254	CA	TMA761,457
Westech Building Products, Inc.	WESTECH	785965	CA	TMA520324
Westech Building Products, Inc.	WESTECH	78/353,474	US	3,184,398

32	Schedule 6.9

Westech Building Products, Ltd.	WESTECH	not yet assigned	China
Westech Building Products, Ltd.	WESTECH	not yet assigned	China
Westlake Longview Corporation	DCX	825057760	BR
Westlake Longview Corporation	DCX		CN	3360103
Westlake Longview Corporation	DCX		Community Trademark	2915262
Westlake Longview Corporation	DCX		FR	00/3030640
Westlake Longview Corporation	DCX		GB	2234241
Westlake Longview Corporation	DCX		SK	95205
Westlake Longview Corporation	DCX		Taiwan	155074
Westlake Longview Corporation	DCX		US	2,949,755
Westlake Longview Corporation	EBAC		SK	533801
Westlake Longview Corporation	EBAC		US	1926998
Westlake Longview Corporation	ELEVATE	85/152,138	US
Westlake Longview Corporation	EMAC		SK	533802
Westlake Longview Corporation	EMAC		US	1763877
Westlake Longview Corporation	ENERGX	825057752	BR
Westlake Longview Corporation	ENERGX		CN	3360102
Westlake Longview Corporation	ENERGX		Community Trademark	2916419

33	Schedule 6.9

Westlake Longview Corporation	ENERGX		SK	95204
Westlake Longview Corporation	ENERGX		US	2500716
Westlake Longview Corporation	EPOLENE		AR	1694746
Westlake Longview Corporation	EPOLENE		AU	A192151
Westlake Longview Corporation	EPOLENE		AU	2R189707
Westlake Longview Corporation	EPOLENE		Benelux	2R189707
Westlake Longview Corporation	EPOLENE	825346916	BR
Westlake Longview Corporation	EPOLENE	825346894	BR
Westlake Longview Corporation	EPOLENE		CA	157730
Westlake Longview Corporation	EPOLENE		CN	1028029
Westlake Longview Corporation	EPOLENE		CN	1032360
Westlake Longview Corporation	EPOLENE		Czech Republic	2R189707
Westlake Longview Corporation	EPOLENE		Denmark	2030/1998
Westlake Longview Corporation	EPOLENE		FI	31858
Westlake Longview Corporation	EPOLENE		FR	1630997
Westlake Longview Corporation	EPOLENE		GB	747243
Westlake Longview Corporation	EPOLENE		GE	2R189707
Westlake Longview Corporation	EPOLENE		GK	21693

34	Schedule 6.9

Westlake Longview Corporation	EPOLENE	Hungary	2R189707
Westlake Longview Corporation	EPOLENE	International	2R189707
Westlake Longview Corporation	EPOLENE	Italy	2R189707
Westlake Longview Corporation	EPOLENE	JP	554466
Westlake Longview Corporation	EPOLENE	JP	558830
Westlake Longview Corporation	EPOLENE	Liechtenstein	2R189707
Westlake Longview Corporation	EPOLENE	Madagascar	00420MV
Westlake Longview Corporation	EPOLENE	Morocco	2R189707
Westlake Longview Corporation	EPOLENE	MX	447236
Westlake Longview Corporation	EPOLENE	MX	425248
Westlake Longview Corporation	EPOLENE	MX	577637
Westlake Longview Corporation	EPOLENE	Norway	49810
Westlake Longview Corporation	EPOLENE	O.A.P.I.	29062
Westlake Longview Corporation	EPOLENE	Portugal	2R189707
Westlake Longview Corporation	EPOLENE	Romania	2R189707
Westlake Longview Corporation	EPOLENE	San Marino	2R189707
Westlake Longview Corporation	EPOLENE	Serbia-Montenegro	2R189707
Westlake Longview Corporation	EPOLENE	Serbia-Montenegro	2R189707

35	Schedule 6.9

Westlake Longview Corporation	EPOLENE		South Africa	065/5170
Westlake Longview Corporation	EPOLENE		South Africa	065/5171
Westlake Longview Corporation	EPOLENE		SP	2R189707
Westlake Longview Corporation	EPOLENE		Sweden	330896
Westlake Longview Corporation	EPOLENE		Switzerland	2R189707
Westlake Longview Corporation	EPOLENE		US	630676
Westlake Longview Corporation	EPOLENE		US	794963
Westlake Longview Corporation	EPOLENE		Venezuela	53176
Westlake Longview Corporation	EPOLENE		Venezuela	61287
Westlake Longview Corporation	EPOLENE		Vietnam	2R189707
Westlake Longview Corporation	HIFOR CLEAR	77/332,028	US	3,661,577
Westlake Longview Corporation	HIFOR	77/332,034	US	3,661,578
Westlake Longview Corporation	HIFOR XTREME	77/385,212	US	3,670,225
Westlake Longview Corporation	MXSITE		US	2,460,082
Westlake Longview Corporation	MXSTEN		CA	555 540
Westlake Longview Corporation	MXSTEN		MX	671841
Westlake Longview Corporation	MXSTEN		US	2,434,458
Westlake Longview Corporation	PERMTUFF	76/028432	US	2,640,398

36	Schedule 6.9

Westlake Longview Corporation	TYMAX	85/043,415	US
Westlake Chemical Corporation		74/094,804	US	1676459
Westlake Chemical Corporation		73/834,997	US	1607903
Westlake Chemical Corporation		75/175,049	US	2293058
Westlake Chemical Corporation	WESTLAKE	78/629,125	US	3097836
Westlake Chemical Corporation		78/629,138	US	3207461
Westlake Vinyl Corporation	WESTLAKE	not yet assigned	Brazil
Westlake Vinyl Corporation	WESTLAKE	not yet assigned	China
Westlake Vinyl Corporation	WESTLAKE	not yet assigned	China
Westlake Vinyl Corporation	WESTLAKE	not yet assigned	China
Westlake Vinyl Corporation	WESTLAKE	not yet assigned	India
Westlake Vinyl Corporation	WESTLAKE	not yet assigned	Indonesia
Westlake Vinyl Corporation		not yet assigned	Brazil
Westlake Vinyl Corporation		not yet assigned	China
Westlake Vinyl Corporation		not yet assigned	China

37	Schedule 6.9

Westlake Vinyl Corporation	not yet assigned	China
Westlake Vinyl Corporation	not yet assigned	India
Westlake Vinyl Corporation	not yet assigned	Indonesia

38	Schedule 6.9

MANUFACTURING LICENSES

Effective Date	Product/Service	Contracting Westlake Legal Entity Name	Current Westlake Legal Entity Name	Outside Party

16-Nov-2007	process optimization license	Westlake Chemical Corporation	Westlake Chemical Corporation	ANSYS, Inc.

27-Aug-2010	Plant Optimization MSC Products Software for all Westlake manufacturing sites, including China	Westlake Chemical Corporation	Westlake Chemical Corporation	Aspen MSC Products

27-Aug-2010	Plant Optimization Engineering Software for all Westlake manufacturing sites, including China	Westlake Chemical Corporation	Westlake Chemical Corporation	Aspen Engineering Products

23-May-1996	Polyethylene manufacturing technology	Westlake Longview Corporation	Westlake Longview Corporation	BP Chemicals Limited

15-May-1997	Exclusive license of US patent # 5,055,535 necessary for manufacturing polyethylene using ENERGX® technology	Westlake Longview Corporation	Westlake Longview Corporation	Elf Atochems S.A.

24-Oct-1996	Kadence™ End-User Software	Westlake Petrochemicals Corp.	Westlake Petrochemicals LLC	M W Kellogg Co

29-Jun-2002	plant optimization software for Lake Charles and Calvert City	Westlake Petrochemicals LP	Westlake Petrochemicals LLC	Aspen Technology, Inc.

31-Aug-2010	Ttechnology and Engineering for 2011 Furnace Expansion - Short Resident Time (SRT) Pyrolysis Heater	Westlake Petrochemicals LLC	Westlake Petrochemicals LLC	Lummus Technology Inc.

39	Schedule 6.9

Effective Date	Product/Service	Contracting Westlake Legal Entity Name	Current Westlake Legal Entity Name	Outside Party

20-Dec-2002	GasBuyer for natural gas purchasing program	Westlake Petrochemicals LP	Westlake Petrochemicals LLC	Planalytics Inc.

1-Jan-2004	Polyethylene	Westlake Petrochemicals LP	Westlake Petrochemicals LLC	NOVA Chemicals, Inc.

31-Dec-2004	Gas Buyer Software	Westlake Petrochemicals LP	Westlake Petrochemicals LLC	Planalytics, Inc.

11-Dec-2006	License - SCORE technology millisecond furnace with ExxonMobil	Westlake Petrochemicals LP	Westlake Petrochemicals LLC	Kellogg Brown & Root LLC

23-May-2008	plant optimization software	Westlake Petrochemicals Corp.	Westlake Petrochemicals LLC	Pavilion Technologies

1-May-1993	Manufacture and sale of linear polyethylene	Westlake Polymers Corporation	Westlake Polymers LLC	BP Amoco Chemicals

1-Feb-1998	Software Services	Westlake Technology Corp.	Westlake Polymers LLC	Kinetics Technology International Corporation

15-May-1998	Ziegler Catalyst	Westlake Polymers Corporation	Westlake Polymers LLC	BP Chemicals Limited

40	Schedule 6.9

Effective Date	Product/Service	Contracting Westlake Legal Entity Name	Current Westlake Legal Entity Name	Outside Party

6-Oct-2000	Software - instrumentation	Westlake CA&O	Westlake Vinyls, Inc.	Fisher-Rosemount Sys.

23-Aug-2002	optimation software - amendment to Software Services	Westlake Technology Corp.	Westlake Polymers LLC	Aspen Technology, Inc.

23-Aug-2002	Software Services	Westlake Technology Corp.	Westlake Polymers LLC	Aspen Technology, Inc.

7-May-2006	Polyethylene technology	Westlake Polymers Corporation	Westlake Polymers LLC	BP Chemicals Limited

9-May-1995	Styrene Licensee Know-How Exchange Agreement.	Westlake Styrene Corporation	Westlake Styrene LLC	Raytheon Engineers & Constructor (Acting by and through its Badgar Tech.Center)

1-Jan-2004	EBMAX technology to manufacture styrene	Westlake Styrene LP	Westlake Styrene LLC	Badger Licensing LLC

1-Jan-2004	Styrene manufacturing technology	Westlake Styrene LP	Westlake Styrene LLC	Badger Licensing LLC

1-Nov-2005	new ethylene benzene styrene technology	Westlake Styrene LP	Westlake Styrene LLC	Stone & Webster, Inc.

41	Schedule 6.9

Effective Date	Product/Service	Contracting Westlake Legal Entity Name	Current Westlake Legal Entity Name	Outside Party

1-Nov-2005	technology services license	Westlake Styrene LP	Westlake Styrene LLC	Stone & Webster, Inc.

5-Jun-2000	Bipolar Electrolyzers in Calvert City	Westlake CA&O	Westlake Vinyls, Inc.	Asahi Chemical Industry Co., Ltd.

1-Aug-2010	PAR Technology (Phenylacetylene Removal)	Westlake Styrene LLC	Westlake Styrene LLC	Badger Licensing LLC

1-Mar-2011	Manufacturing and Marketing License for Viperloc technology	North American Pipe Corporation	North American Pipe Corporation	S&B Technical Products LLC

42	Schedule 6.9

DOMAIN NAMES

Owner	County / Region	Domain Name
Westlake Chemical Corporation	USA	4wlg.com
Westlake Chemical Corporation	USA	ameriflow.com
Westlake Chemical Corporation	USA	bristolpipe.com
Westlake Chemical Corporation	USA	ebac.info
Westlake Chemical Corporation	USA	emac.info
Westlake Chemical Corporation	USA	energx.info
Westlake Chemical Corporation	USA	energx.net
Westlake Chemical Corporation	USA	energx.org
Westlake Chemical Corporation	USA	epolene.com
Westlake Chemical Corporation	USA	epolene.net
Westlake Chemical Corporation	USA	e-presidio.com
Westlake Chemical Corporation	USA	e-presidio.net
Westlake Chemical Corporation	USA	e-westlakegroup.com
Westlake Chemical Corporation	USA	e-westlakegroup.net
Westlake Chemical Corporation	USA	flexiblepe.com
Westlake Chemical Corporation	USA	flexpoly.com
Westlake Chemical Corporation	USA	geismarvinyls.com
Westlake Chemical Corporation	USA	geismarvinylscompanylp.com
Westlake Chemical Corporation	USA	geismarvinylscorp.com
Westlake Chemical Corporation	USA	gvclp.com
Westlake Chemical Corporation	USA	gvc-lp.com
Westlake Chemical Corporation	USA	iwestlake.com
Westlake Chemical Corporation	USA	i-westlake.com
Westlake Chemical Corporation	USA	mxsite.biz
Westlake Chemical Corporation	USA	mxsite.com
Westlake Chemical Corporation	USA	mxsite.info
Westlake Chemical Corporation	USA	mxsten.com
Westlake Chemical Corporation	USA	mxsten.info
Westlake Chemical Corporation	USA	napipecorp.com
Westlake Chemical Corporation	USA	northamericanpipe.com
Westlake Chemical Corporation	USA	peformancepackaging.com

43	Schedule 6.9

Owner	County / Region	Domain Name
Westlake Chemical Corporation	USA	peforpackaging.com
Westlake Chemical Corporation	USA	peplastics.com
Westlake Chemical Corporation	USA	pepoly.com
Westlake Chemical Corporation	USA	pepolymers.com
Westlake Chemical Corporation	USA	specialtypolymers.com
Westlake Chemical Corporation	USA	thewestlakegroup.com
Westlake Chemical Corporation	USA	vinylauthority.com
Westlake Chemical Corporation	USA	vinyldock.com
Westlake Chemical Corporation	USA	wescopipe.com
Westlake Chemical Corporation	USA	westechbuildingproducts.com
Westlake Chemical Corporation	USA	westlake.com
Westlake Chemical Corporation	USA	westlake.net
Westlake Chemical Corporation	USA	westlakechem.com
Westlake Chemical Corporation	USA	westlakechemical.com
Westlake Chemical Corporation	USA	westlakechemicalcorporation.com
Westlake Chemical Corporation	USA	westlakechemicals.com
Westlake Chemical Corporation	USA	westlakechemicalscorparation.com
Westlake Chemical Corporation	USA	westlakecommerce.com
Westlake Chemical Corporation	USA	westlakecorp.com
Westlake Chemical Corporation	USA	westlakeglobal.com
Westlake Chemical Corporation	USA	westlakeglobal.net
Westlake Chemical Corporation	USA	westlakegroup.com
Westlake Chemical Corporation	USA	westlakegroupusa.com
Westlake Chemical Corporation	USA	westlakegrp.com
Westlake Chemical Corporation	USA	westlakeinc.net
Westlake Chemical Corporation	USA	westlake-inc.net
Westlake Chemical Corporation	USA	westlakeincorporated.com
Westlake Chemical Corporation	USA	westlakeincorporated.net
Westlake Chemical Corporation	USA	westlakeinternet.com
Westlake Chemical Corporation	USA	westlakeinternet.net
Westlake Chemical Corporation	USA	westlakeinternettraining.net
Westlake Chemical Corporation	USA	westlakepe.com

44	Schedule 6.9

Owner	County / Region	Domain Name
Westlake Chemical Corporation	USA	westlakepe.net
Westlake Chemical Corporation	USA	westlakepolyethylene.com
Westlake Chemical Corporation	USA	westlakepolyethylene.net
Westlake Chemical Corporation	USA	westlakevinyl.com
Westlake Chemical Corporation	USA	westlakevinyl.net
Westlake Chemical Corporation	USA	westlakevinylcompany.com
Westlake Chemical Corporation	USA	westlakevinylcompany.net
Westlake Chemical Corporation	USA	westlakevinyls.com
Westlake Chemical Corporation	USA	westlakevinyls.net
Westlake Chemical Corporation	USA	westlakevinylscompany.com
Westlake Chemical Corporation	USA	westlakevinylscompany.net
Westlake Chemical Corporation	USA	westlakeweb.com
Westlake Chemical Corporation	USA	westlakeweb.net
Westlake Chemical Corporation	USA	westlakewebtraining.com
Westlake Chemical Corporation	USA	westlakewebtraining.net
Westlake Chemical Corporation	USA	westlakeworld.com
Westlake Chemical Corporation	USA	wlg.cc
Westlake Chemical Corporation	USA	wlk.com
Westlake Chemical Corporation	USA	wlkchem.com
Westlake Chemical Corporation	USA	wlkchemical.com
Westlake Chemical Corporation	USA	wlkchemicals.com
Westlake Chemical Corporation	USA	westlakechina.com
Westlake Chemical Corporation	Asia	epolene.asia
Westlake Chemical Corporation	Asia	olefins.asia
Westlake Chemical Corporation	Asia	westlakechemical.asia
Westlake Chemical Corporation	China	epolene.com.cn
Westlake Chemical Corporation	China	profiles.org.cn
Westlake Chemical Corporation	China	vinyls.net.cn
Westlake Chemical Corporation	China	westlakechem.cn
Westlake Chemical Corporation	China	westlakechem.com.cn
Westlake Chemical Corporation	China	westlakechemical.net.cn
Westlake Chemical Corporation	China	epolene.net.cn

45	Schedule 6.9

Owner	County / Region	Domain Name
Westlake Chemical Corporation	China	olefins.net.cn
Westlake Chemical Corporation	China	westlakechina.cn
Westlake Chemical Corporation	China	westlakechina.com.cn
Westlake Chemical Corporation	Hong Kong	westlake.hk
Westlake Chemical Corporation	Hong Kong	wlk.hk
Westlake Chemical Corporation	Hong Kong	wlk.com.hk
Westlake Chemical Corporation	Taiwan	westlake.tw
Westlake Chemical Corporation	Taiwan	wlk.tw
Westech Building Products, Inc.	USA	enerpro.com
Westech Building Products, Inc.	USA	fiberlux.com
Westech Building Products, Inc.	USA	napg.biz
Westech Building Products, Inc.	USA	napg.net
Westech Building Products, Inc.	USA	napg.us
Westech Building Products, Inc.	USA	napl.com
Westech Building Products, Inc.	USA	naprofiles.com
Westech Building Products, Inc.	USA	naprofilesgroup.com
Westech Building Products, Inc.	USA	northamericanprofiles.com
Westech Building Products, Inc.	USA	northamericanprofilesgroup.com
Westech Building Products, Inc.	USA	wbpl.com
Westech Building Products, Inc.	USA	wbpl.net
Westech Building Products, Inc.	USA	westechbp.com
Westech Building Products, Inc.	USA	westechbp.net
Westech Building Products, Inc.	USA	westechbuildingproduct.com
Westech Building Products, Inc.	USA	westechfence.com
Westech Building Products, Inc.	Canada	napg.ca
Westech Building Products, Inc.	Canada	wbpl.ca
Westech Building Products, Inc.	Canada	westechbp.ca
North American Pipe Corporation	USA	freedomplastics.com

46	Schedule 6.9

SCHEDULE 6.10

TRADE NAMES

1.	Driptech, Inc.

2.	Geismar Holdings, Inc.

3.	GVGP, Inc.

4.	North American Pipe Corporation

5.	Suzhou Huasu Plastics Co., Ltd.

6.	Westech Building Products, Inc.

7.	Westech Building Products ULC

8.	Westech (Shanghai) Equipment Leasing Co., Ltd.

9.	Westlake Chemical (Asia) Inc.

10.	Westlake Chemical (China) Corporation

11.	Westlake Chemical Corporation

12.	Westlake Chemical Investments, Inc.

13.	Westlake Development Corporation

14.	Westlake Ethylene Pipeline Corporation

15.	Westlake Geismar Power Company

16.	Westlake International I B.V.

17.	Westlake International II B.V.

18.	Westlake International Holdings Cooperatief U.A.

19.	Westlake International Holdings C.V.

20.	Westlake International Investments Corporation

21.	Westlake International LLC

22.	Westlake International Services Corporation

23.	Westlake Longview Corporation

24.	Westlake Management Services, Inc.

25.	Westlake NG I Corporation

26.	Westlake NG IV Corporation

27.	Westlake NG V Corporation

28.	Westlake Olefins Corporation

29.	Westlake Petrochemicals LLC

30.	Westlake Pipeline Investments LLC

31.	Westlake Polymers LLC

32.	Westlake PVC Corporation

33.	Westlake Resources Corporation

34.	Westlake Styrene LLC

35.	Westlake Supply and Trading Company

36.	Westlake Trinidad Unlimited

37.	Westlake Veba Trust

38.	Westlake Vinyl Corporation

39.	Westlake Vinyls Company LP

Schedule 6.10

40.	Westlake Vinyls, Inc.

41.	WPT LLC

2	Schedule 6.10

SCHEDULE 6.11

LITIGATION

None.

Schedule 6.11

SCHEDULE 6.12

LABOR DISPUTES

(a), (b) The following lists collective bargaining agreements or other labor contracts and their term expiration dates:

CONTRACT EXPIRATION DATE	FACILITY LOCATION	UNION AFFILIATION	OBLIGATED PARTY
October 31, 2014	Calvert City, KY	International Association of Machinists and Aerospace Workers	Westlake Vinyls, Inc.,
October 31, 2014	Calvert City, KY	International Association of Machinists and Aerospace Workers	Westlake Vinyls, Inc.
December 6, 2014	Calvert City, KY	United Steel, Paper and Forestry, Manufacturing, Energy, Allied Industries and Service Workers International Union	Westlake PVC Corporation

(c)	None

(d)	None

Schedule 6.12

SCHEDULE 6.13

ENVIRONMENTAL LAW

(a)	EPA Audit of Ethylene Units in Lake Charles. During 2007, the U.S. Environmental Protection Agency, or EPA, conducted an audit of the Company’s ethylene units in Lake Charles, Louisiana, with a focus on leak detection and repair, or LDAR. By letter dated January 31, 2008, the U.S. Department of Justice, or DOJ, notified the Company that the EPA had referred the matter to the DOJ to bring a civil case against the Company alleging violations of various environmental laws and regulations. The DOJ informed the Company that it would seek monetary penalties and require the Company to implement an “enhanced LDAR” program for the ethylene units. The Company’s representatives are negotiating a possible settlement with EPA. While the Company can offer no assurance as to an outcome, the Company believes that the resolution of this matter will not have a material adverse effect on the Company’s financial condition, cash flows or results of operations.

(b)	The items disclosed in paragraph (a) include investigation or resolution of alleged non-compliances with permits and are incorporated by reference.

(c)	The items disclosed in paragraph (a) include investigation or resolution of Releases and are incorporated by reference. In addition, the following items are disclosed:

•	The soil and groundwater at the Company’s manufacturing complex in Calvert City is contaminated primarily by EDC and mercury. The contamination is being investigated pursuant to a Remedial Investigation and Feasibility Study conducted by Goodrich, PolyOne and the Company. PolyOne is paying the costs of the investigation pursuant to a 2007 Settlement Agreement. The groundwater is being remediated by PolyOne pursuant to a RCRA permit.

•	The soil and groundwater at the Company’s manufacturing complex in Geismar is contaminated primarily with EDC. The groundwater is being remediated by Borden Chemicals, Inc. pursuant to a Settlement Agreement between Borden and the federal Environmental Protection Agency and the Louisiana Department of Environmental Quality.

•	Contract Disputes with Goodrich and PolyOne. In connection with the 1990 and 1997 acquisitions of the Goodrich Corporation chemical manufacturing complex in Calvert City, Kentucky, Goodrich agreed to indemnify the Company for any liabilities related to preexisting contamination at the complex. For its part, the Company agreed to indemnify Goodrich for post-closing contamination caused by the Company’s operations. The soil and groundwater at the complex, which does not include the Company’s nearby PVC facility, had been extensively contaminated by Goodrich’s operations. In 1993, Goodrich spun off the predecessor of PolyOne, and that predecessor assumed Goodrich’s indemnification obligations relating to preexisting contamination.

•

In 2003, litigation arose among the Company, Goodrich and PolyOne with respect to the allocation of the cost of remediating contamination at the site. The parties settled this litigation in December 2007 and the case was dismissed. In the settlement the parties agreed that, among other things: (1) PolyOne would pay 100% of the costs (with specified exceptions), net of recoveries or credits from third parties, incurred with respect

Schedule 6.13

to environmental issues at the Calvert City site from August 1, 2007 forward; (2) either the Company or PolyOne might, from time to time in the future (but not more than once every five years), institute a proceeding to adjust that percentage; and (3) the Company and PolyOne would negotiate a new environmental remediation utilities and services agreement to cover the Company’s provision to or on behalf of PolyOne of certain environmental remediation services at the site. The current environmental remediation activities at the Calvert City complex consisting of a Remedial Investigation and Feasibility Study are being conducted under the jurisdiction of EPA pursuant to an Administrative Order on Consent executed in 2009 by Goodrich, PolyOne and the Company. On March 17, 2010 PolyOne filed a notice of arbitration pursuant to which it seeks reimbursement of costs related to removal of mercury contaminated soil of approximately $1.45 million. The arbitration is currently stayed while Goodrich and PolyOne pursue an insurance claim for those costs.

(d)	The items disclosed in paragraphs (a) and (c) are incorporated by reference.

•	Administrative Proceedings. There are several administrative proceedings in Kentucky involving the Company, Goodrich and PolyOne related to the same manufacturing complex in Calvert City. In 2003, the Kentucky Environmental and Public Protection Cabinet (“Cabinet”) re-issued Goodrich’s Resource Conservation and Recovery Act, or RCRA, permit which requires Goodrich to remediate contamination at the Calvert City manufacturing complex. Both Goodrich and PolyOne challenged various terms of the permit in an attempt to shift Goodrich’s clean-up obligations under the permit to the Company. All of these administrative proceedings have been consolidated. The case has been continued and a status conference is scheduled for January, 2012.

•	Monetary Relief. Except as noted above, with respect to the settlement of the contract litigation among the Company, Goodrich and PolyOne, neither the court, the Kentucky Cabinet, nor EPA has established any allocation of the costs of remediation among the various parties that are involved in the judicial and administrative proceedings discussed above. The Company is not in a position at this time to state what effect, if any, the resolution of these proceedings could have on the Company’s financial condition, results of operations, or cash flows in 2008 and later years. Any cash expenditures that the Company might incur in the future with respect to the remediation of contamination at the complex would likely be spread out over an extended period. As a result, the Company believes it is unlikely that any remediation costs allocable to it will be material in terms of expenditures made in any individual reporting period.

(e)	The items disclosed in paragraphs (a) and (c) are incorporated by reference.

(f)	The items disclosed in paragraphs (a) and (c) are incorporated by reference.

(g)	The items disclosed in paragraphs (a) and (c) are incorporated by reference.

(h)	The items disclosed in paragraph (c) are incorporated by reference.

(i)	The items disclosed in paragraph (c) are incorporated by reference.

2	Schedule 6.13

SCHEDULE 6.16

ERISA COMPLIANCE

None.

Schedule 6.16

SCHEDULE 6.23

LOCATIONS OF COLLATERAL

See attached.

Schedule 6.23

Westlake Chemical Corp.

Location Name	Location Address	SAP Storage Location	City, State, Zip	Co. Code	Group	Location Type (Owned Leased)	Type of Inventory	Raw Mat’ls	WIP	Fin.Goods	Other	7/31/2011	Pounds
Westlake Styrene LP	900 Hwy 108	LALC	Sulphur, LA 70685	US12	Olefins	Owned	Benzene (RM) Styrene (FG) CoProducts	4,069,007.47	3,228,978.41	11,693,464.26	—	18,991,450.17
Kinder Morgan (Queen City)	3806 Kellog Ave.	OHCI	Cincinatti, OH 45226	US12	Olefins	Terminal	Styrene (FG)			1,990,099.60		1,990,099.60
A.O.C. (CAVA)	19991 Seaton Ave.	CAVA	Perris, CA 92570	US12	Olefins	Terminal	Styrene (FG)			261,653.40		261,653.40
ILCH	1225 West 196th St.	ILCH	Chicago, IL 60827	US12	Olefins	Terminal	Styrene (FG)			2,650,653.74		2,650,653.74
Texas G Park	Clinton Drive	TXGP	Galena Park, TX 77547	US12	Olefins	Terminal	Styrene (FG)					—	—
WLK leasetrack	3000 Terminal Road	LAAL	Alexandria, LA 71302	US14	Olefins	WLK leasetrack	Polyethelene (FG)			20,127,249.45		20,127,249.45	29,263,230
Westlake Polymers, LP	FG to customer(s)	LALC	Sulphur, LA 70685	US14	Olefins	In-Transit	Polyethelene (FG)			—		—	—
Westlake Polymers, LP	3525 Cities Service Hwy	LALC	Sulphur, LA 70685	US14	Olefins	Owned	Vinyl acetate (RM), Polyethylene (FG)	56,974.73	—	10,690,651.40		10,747,626.13	1
Cotter Warehouse Terminal / Akron Express Trucker	Firestone Parkway Cotter Merchandise Storage Company	OHAK	Akron, OH 44309	US14	Olefins	Terminal	Polyethelene (FG)			441,692.78		441,692.78	642,182
Alco	Alco @North Perkins Street	WIAP	Appleton, WI 54914	US14	Olefins	Customer leasetrack	Polyethelene (FG)			522,349.71		522,349,71	759,450
Dahilia Plastic	Dahilia @W Wainman	NCAS	Asherboro, NC 27203	US14	Olefins	Customer leasetrack	Polyethelene (FG)			134,258.56		134,258.56	195,200
Glad Manufacturing Co	Glad Manufacturing Co on Zane Snead Drive	VAAM	Amherst, VA 24521	US14	Olefins	Customer leasetrack	Polyethelene (FG)			671,636.70		671,636.70	976,500
CLOPAY	CLOPAY 531 E 4th Street	KYAU	Augusta, KY 41002	US14	Olefins	Customer leasetrack	Polyethelene (FG)			262,670.82		262,670.82	381,900
Westlake Polymers, LP	323 University Avenue	ONBE	Belleville ON K8N5B2	US14	Olefins	Foreign	Polyethelene (FG)			—		—	—
WLK leasetrack	123 Wilmette Lane	KYBO	Bowling Green, KY 42101	US14	Olefins	WLK leasetrack	Polyethelene (FG)			399,852.53		399,852.53	581,350
WLK leasetrack	UP RR @ Terminal Road	LABI	Brimstone, LA 70663	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
Alco	Alco @Beltline Road	TXCA	Carrolton, TX 75006	US14	Olefins	Customer leasetrack	Polyethelene (FG)			—		—	—
AEP Industries	434 Industrial Park RD, NE	GACA	Cartersville, GA 30121	US14	Olefins	Consigned	Polyethelene (FG)			—		—	—
CSX Transflow Terminal / A&R Transport Trucker	A&R Trucker on Freedom Drive	NCCH	Charlotte, NC 28216	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
A&R Transflow Terminal / A&R Transport Trucker	A&R Transport on East street	VACH	Chesapeake, VA 23320	US14	Olefins	Terminal	Polyethelene (FG)			1,547,281.75		1,547,281.75	2,249,610
WLK leasetrack	3500S Levee Dr Kellogg Dock FWD Storage	ILCR	Chester, IL 62261	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
AEP Industries	AEP Ind @ S Crawford	ILCH	Chicago, IL 60827	US14	Olefins	Consigned	Polyethelene (FG)			132,298.33		132,298.33	192,350
AEP Industries	AEP Ind @ Monte Vista Ave	CACH	Chino, CA 91710	US14	Olefins	Customer leasetrack	Polyethelene (FG)			796,300.44		796,300.44	1,157,750
WLK leasetrack	E Railroad street	CACI	City of Industry, CA 91748	US14	Olefins	WLK leasetrack	Polyethelene (FG)			50,866.25		50,866.25	73,955
Georgia Pacific	Georgia Pacific @TX & 3rd	ARCR	Crossett, AR 71643	US14	Olefins	Consigned	Polyethelene (FG)			—		—	—
PKG Personified	PKG Personified on 246 Kehoe Blvd	ILPP	Carol Stream, IL 60188	US14	Olefins	Customer leasetrack	Polyethelene (FG)			132,470.28		132,470.28	192,600
WLK leasetrack	1224 S Hamilton	GADA	Dalton, GA 30720	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
WLK leasetrack	Highway 23 South	GAEA	Eastman, GA 30123	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
Bass Transportation Terminal / Plastic Express Trucker	168 Northfield Avenue	NJED	Edison, NJ 08837	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
The International Group, Inc	Highway 146 North	TXIG	Baytown, TX 77520	US14	Olefins	WLK leasetrack	Polyethelene (FG)			571,175.94		571,175.94	830,439
Packwell Export WHS - TXLP	10016 Porter Street	TXLP	LA PORTE, TX 77571	US14	Olefins	Terminal	Polyethelene (FG)			8,351,669.22		8,351,669.22	12,142,584
Packwell Export WHS - TXLP	101 E Barbours Cut, zn 29 trk	TXBC	LA PORTE, TX 77571	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
Packwell Export WHS - TXPA	Navigation	TXPA	Houston, TX 77003	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
WLK leasetrack	Bemis Film @Route 12	NJFM	Flemington, NJ 08222	US14	Olefins	WLK leasetrack	Polyethelene (FG)			402,500.56		402,500.56	585,200
WLK leasetrack	Bullmatic @Jacksboro Hwy	TXFW	Forth Worth, TX 76137	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
Frontier WHS	3005B Hwy 225	TXPD	Pasedena, TX 77503	US14	Olefins	Terminal	Polyethelene (FG)			2,461,64		2,461,64	3,579
A&R Transport on FWWR	2200 S 8TH STREET CIRCLE	TXDF	Forth Worth, TX 76110	US14	Olefins	Terminal	Polyethelene (FG)			137,415.56		137,415.56	199,790
Lonestar Plastics	Market Street, track	TXGR	Garland, TX 75041	US14	Olefins	Customer leasetrack	Polyethelene (FG)			—		—	—
Sealed Air	Dillard Street	TXG2	Grand Prairie, TX 75051	US14	Olefins	Customer leasetrack	Polyethelene (FG)			95,581.50		95,581.50	138,967
Sealed Air	Dillard Street	TXGP	Grand Prairie, TX 75051	US14	Olefins	Customer leasetrack	Polyethelene (FG)			275,739.02		275,739.02	400,900
JG Haulage	JG Haulage @Longwood Rd South	ONHA	Hamilton, ON L8N 4B6	US14	Olefins	Foreign	Polyethelene (FG)			—		—	—
WLK leasetrack	2 miles S Hwy 177 to G Pacific	NCHM	Hamlet, NC 28345	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
Packwell formally (HDS) (WT Packaging) DOM	7703 Cannon Yard	TXW1	Houston, TX 77021	US14	Olefins	At packaging plant	Polyethelene (FG)			—		—	—
Packwell formally (HDS) (WT Packaging) EX	yard 50, track 721	TXWT	Houston, TX 77051	US14	Olefins	At packaging plant	Polyethelene (FG)			—		—	—
WLK leasetrack	Norfolk S RRMile Post 300, Station 7054 & 71	NCHP	High Point, NC 60047	US14	Olefins	WLK leasetrack	Polyethelene (FG)			1,330,136.41		1,330,136.41	1,933,900
Packwell formally (HDS) (WT Packaging) / Houston Distribution	7703 Cannon Yard	TXW2	Houston, TX 77021	US14	Olefins	At packaging plant	Polyethelene (FG)			—		—	—
KTN formerly (Houston Interpak)	HWY 225 Wallisville Road	TXIP	Houston, TX 77029	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
Sealed Air	SantaFe Drive Track 1519	ILHO	Hodgkins, IL 60525	US14	Olefins	Customer leasetrack	Polyethelene (FG)			—		—	—
WLK leasetrack	Senate Ave Terminal FWD Storage	INID	Indianapolis, IN 46204	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
Cryovac, Inc SILO	1301 West Magnolia Ave	TXI2	Iowa Park, TX 76367	US14	Olefins	Consigned	Polyethelene (FG)			377,426.81		377,426.81	548,745
Cryovac, Inc	1301 West Magnolia Ave	TXIO	Iowa Park, TX 76367	US14	Olefins	Consigned	Polyethelene (FG)			403,841.77		403,841.77	587,150
Graphic Packaging	Graphic Packaging@N. Pictcher ST	MIKA	Kalamazoo, MI 49607	US14	Olefins	Consigned	Polyethelene (FG)			—		—	—
Packwell Export WHS - TXK1	10925 SH 225/Zone 40/Tk 752	TXK1	LA PORTE, TX 77571	US14	Olefins	Terminal	Polyethelene (FG)			1,932.72		1,932.72	2,810
WLK leasetrack	400 N Kirkman’s street	LALT	LK Charles, LA	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
Bayshore Industries	McCabe Road	TXBA	LA PORTE, TX 77571	US14	Olefins	In process off site	Polyethelene (FG)			—		—	—
WLK leasetrack	8235 220th St West	MNLA	Lakeville, MN 55044	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
General Transport Corp Terminal / Tote Trucker	General Transport Corp on Hamburg Avenue	MNMI	Lakeville, MN 55044	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
Frontier WHS	402 Logan Ave Track 710	TXLO	Laredo, TX 78041	US14	Olefins	Terminal	Polyethelene (FG)			132,263.94		132,263.94	192,300
Westlake Polymers, LP	12th Ave N	PQLA	Lachine, PQ H8S 4K9	US14	Olefins	Foreign	Polyethelene (FG)			890,950.67		890,950.67	1,295,363
Westlake Longview Corp	Highway 149, Kodak Blvd 7560G	TXEX	Longview, TX 75603	US14	Olefins	Owned	Polyethelene (FG)			—		—	—
Sealed Air SILO	National Turnpike	KYL2	Louisville, KY 40214	US14	Olefins	Consigned				77,380.94		77,380.94	112,505
WLK leasetrack	National Turnpike	KYLO	Louisville, KY 40214	US14	Olefins	WLK leasetrack	Polyethelene (FG)			526,545.29		526,545.29	765,550
Pliant Corp	Pliant Corp @EastMainStreet	NYMA	Macedon, NY 14502	US14	Olefins	Customer leasetrack	Polyethelene (FG)			—		—	—
AEP Industries	AEP Industries @ Stallings Ind park	NCMA	Matthews, NC 28105	US14	Olefins	Customer leasetrack	Polyethelene (FG)			661,491.65		661,491.65	961,750
WLK leasetrack	Highway 4	ARMG	McGehee AR 74654	US14	Olefins	WLK leasetrack	Polyethelene (FG)			136,528.30		136,528.30	198,500
Sealed Air	W. Almond Ave	CAMA	Madera, CA 93637	US14	Olefins	Customer leasetrack	Polyethelene (FG)			133,330.03		133,330.03	193,850
WLK leasetrack	2111 Third Avenue	MNMA	Mankato, MN 56001	US14	Olefins	WLK leasetrack	Polyethelene (FG)			260,401.08		260,401.08	378,600
WLK leasetrack	W. 94th Street	MNMN	Minneapolis MN 55431	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
MidSouth Extrusion	MidSouth Extrusion on Jackson Street	LAMR	Monroe, LA 71201	US14	Olefins	Consigned	Polyethelene (FG)			—		—	—
Colortech	Colortech on Commerce Blvd	TNMT	Morristown, TN 37814	US14	Olefins	Consigned	Polyethelene (FG)			—		—	—
Westlake Polymers, LP	Cavendish Blvd @ Taschereau Yard	PQMO	Montreal, QC H4A 1T1	US14	Olefins	Foreign	Polyethelene (FG)			898,215.90		898,215.90	1,305,926
A&R Transport Terminal / A&R Transport Truckers	A&R Transport on N Tabler Rd	ILMO	Morris, IL 60450	US14	Olefins	Terminal	Polyethelene (FG)			530,764.94		530,764.94	771,685
WLK leasetrack FWD Storage	8440 N. Tabler Rd FWD Storage	ILMR	Morris, IL 60450	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
WLK leasetrack	Georgia Pacific @E Chandler Rd	OKMU	Muskogee, OK 74403	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
Bruce Oakley Trucking	Bruce Oakley on Lincoln Avenue	ARNL	N. Littlerock, AR 72117	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
PAX Industries / various boxing companies	PAX Industries on Crescent Drive	GANO	Norcross, GA 30071	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
CURWOOD	718 High Street	WINL	New London, WI 54961	US14	Olefins	Customer leasetrack	Polyethelene (FG)			129,650.30		129,650.30	188,500
Nomacorc Silo 1	505 NMC Drive	NCN1	ZEBULON, NO 27597	US14	Olefins	Consigned	Polyethelene (FG)			31,088.56		31,088.56	45,200
Nomacorc Silo 2	505 NMC Drive	NCN2	ZEBULON, NO 27597	US14	Olefins	Consigned	Polyethelene (FG)			120,929.00		120,929.00	175,820
Nomacorc Silo 3	505 NMC Drive	NCN3	ZEBULON, NO 27597	US14	Olefins	Consigned	Polyethelene (FG)			62,300.92		62,300.92	90,580
Nomacorc Silo 4	505 NMC Drive	NCN4	ZEBULON, NO 27597	US14	Olefins	Consigned	Polyethelene (FG)			61,172.93		61,172.93	88,940
Nina Plastics	Brokerage Drive	FLOR	Orlando, FL 32809	US14	Olefins	Customer leasetrack	Polyethelene (FG)			—		—	—
Bemis Film	OSHKOSH, WI-BxF	WIOK	Oshkosh, WI 54904	US14	Olefins	Consigned	Polyethelene (FG)			270,442.96		270,442.96	393,200
Milprint North	OSHKOSH, WI-MON	WIOS	Oshkosh, WI 54901	US14	Olefins	Consigned	Polyethelene (FG)			132,126.38		132,126.38	192,100
WLK leasetrack	OSHKOSH, WI-SSt	WISS	Oshkosh, WI 54904	US14	Olefins	Consigned	Polyethelene (FG)			165,044.49		165,044.49	239,960
CURWOOD	OSHKOSH, WI-CURMOS	WIOH	Oshkosh, WI 54904	US14	Olefins	Consigned	Polyethelene (FG)			407,968.57		407,968.57	593,150
Georgia Pacific	Georgia Pacific on Island Avenue	MIPA	Parchment, MI 49007	US14	Olefins	Consigned	Polyethelene (FG)			—		—	—
WLK leasetrack	Mississippi Export RR- FWD Storage	MSPA	Pascagoula, MS 39562	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
WLK leasetrack	Getty Yard	NJPA	Paterson, NJ	US14	Olefins	WLK leasetrack	Polyethelene (FG)			—		—	—
AEP Industries	AEP Industries @ Track 650	PAPT	Pittstown, PA	US14	Olefins	Customer leasetrack	Polyethelene (FG)			1,059,487.11		1,059,487.11	1,540,400
Lonestar	Lonestar @1107 Doster Rd	ALPV	Prattville AL 36067	US14	Olefins	Customer leasetrack	Polyethelene (FG)			—		—	—
Alcoa	Alcoa, East on 200 South (Lewison)	UTPR	Presto, UT 84320	US14	Olefins	Customer leasetrack	Polyethelene (FG)			264,940.56		264,940.56	385,200
Pacific Chemical Distribution / Pacific Bulk Transportation Co		6Y01	Anaheim, CA 92806	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
Packwell Export WHS - TXLP	Track 118&119 ZONE 25	TXBL	Pasadena, TX 77503	US14	Olefins	Terminal	Polyethelene (FG)			392,019.17		392,019.17	569,961
PAX Industries / various boxing companies	PAX Industries on Crescent Drive	GANO	Norcross, GA 30071	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
Pax Terminal	Pax Terminal, A42 Tryon Street	NCPX	Charlotte, NC 28214	US14	Olefins	Terminal	Polyethelene (FG)			77,748.91		77,748.91	113,040
WLK leasetrack FWD Storage	Raritan Central railway FWD Storage	NJES	Raritan, NJ 08817	US14	Olefins	WLK leasetrack	Polyethelene (FG)			283,311.70		283,311.70	411,910
Westlake Polymers, LP	Raritan Central railway	NJEN	Raritan, NJ 08817	US14	Olefins	Terminal	Polyethelene (FG)			—		—	—
Glad Manufacturing Co	Glad Manufacturing Co on N. 13th Street	ARRO	Rogers, AR 72756	US14	Olefins	Customer leasetrack	Polyethelene (FG)			132,298.33		132,298.33	192,350
UP Railroad / Plastic Express Trucking	Zone 60 trk 792 (Valla CA)	CASP	Santa Fe Springs, CA 90670	US14	Olefins	Terminal	Polyethelene (FG)			95,239.67		95,239.67	138,470
WLK leasetrack	Scotia/Glenville Ind Park Bldg 2	NYSC	Scotia, NY 12302	US14	Olefins	WLK leasetrack	Polyethelene (FG)			136,906.59		136,906.59	199,050
Cryovac, Inc	Grace Way	SCSE	Seneca SC 29678	US14	Olefins	Consigned	Polyethelene (FG)			132,229.55		132,229.55	192,250
Cryovac, Inc SILO	Grace Way	SCSE	Seneca SC 29678	US14	Olefins	Consigned	Polyethelene (FG)			113,293.04		113,293.04	164,718
Winpack Films Inc	Winpack Films Inc @ Andrews Parkway	GASE	Senoia, GA 30276	US14	Olefins	Consigned	Polyethelene (FG)			265,559.58		265,559.58	386,100

Westlake Chemical Corp.

Location Name	Location Address	SAP Storage Location	City, State, Zip	Co. Code	Group	Location Type (Owned Leased)	Type of Inventory	Raw Mat’ls	WIP	Fin.Goods	Other	7/31/2011	Pounds
Alcoa	Alcoa @ Highway 58	VASB	South Boston, VA 24592	US14	Olefins	Consigned	Polyethylene (FG)			388,228.71		388,228.71	564,450
Georgia Pacific	Georgia Pacific HI40 & Julia St	GASM	St. Mary’s, GA 31558	US14	Olefins	Consigned	Polyethylene (FG)			—		—	—
Plastics Express	678 Transfer Road	MNSP	St. Paul, MN	US14	Olefins	Terminal	Polyethylene (FG)			183,965.45		183,865.45	267,324
AEP Industries	AEP Ind, Waxahachie yd 12 trk 107	TXST	Starrett, TX	US14	Olefins	Customer leasetrack	Polyethylene (FG)			399,680.58		399,680.58	581,100
WLK leasetrack	450 S. Benton, Searcy AR 72143	ARSC	Searcy, AR 72143	US14	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Field Logic	Cir 7 by 458 Track 7	WISP	Superior, WI 54880	US14	Olefins	Terminal	Polyethylene (FG)			209,455.73		209,455.73	304,530
Cryovac, Inc SILO	803 North Maple Street	6K02	Simpsonville, SC 29681	US14	Olefins	Consigned	Polyethylene (FG)			419,389.49		419,389.49	609,755
Cryovac, Inc	803 North Maple Street	6K01	Simpsonville, SC 29681	US14	Olefins	Consigned	Polyethylene (FG)			540,645.19		540,645.19	786,050
WLK leasetrack	P.S. Business Acquisitions 122 South Aspen	MISP	Sparta, MI 49345	US14	Olefins	WLK leasetrack	Polyethylene (FG)			132,504.67		132,504.67	192,650
Summitt Plastics	Summit Plastics	MISSU	Summitt, MS	US14	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Truck/Rail Handling Terminal / Quality Transport Trucker	Truck/Rail Handling on E. 18th street	WATA	Tacoma, WA 98421	US14	Olefins	Terminal	Polyethylene (FG)			—		—	—
Bemis Film	Bemis Film - N. Fruitridge	INTH	Terre Haute, IN 47804	US14	Olefins	Consigned	Polyethylene (FG)			2,661,132.57		2,661,132.57	3,869,050
Intertape Polymer	Intertape Polymer @ Abby Avenue	NSTR	Truro, NS	US14	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
AEP Industries	6940 WEST 76TH STREET	OKTL	Tulsa, OK 74131	US14	Olefins	Customer leasetrack				—		—	—
Inter-Pac	Inter Pac on S Veterans Vlvd Track 3419	MSTU	Tupelo, MS 38804	US14	Olefins	Consigned	Polyethylene (FG)			—		—	—
United DC	United DC, 8947 Market Street	TXD1	Houston, TX 77029	US14	Olefins	At packaging plant	Polyethylene (FG)			812,079.95		812,079.95	1,180,692
United DC	Export Warehouse on Lathrop Street	TXD2	Houston, TX 77020	US14	Olefins	At packaging plant	Polyethylene (FG)			—		—	—
United DC - Lathrop	1200 Lathrop	TXD3	Houston, TX 77020	US14	Olefins	At packaging plant	Polyethylene (FG)			585,297.85		585,297.85	850,971
WLK leasetrack	Cities Service Highway	LALC	WL Charles, LA 70601	US14	Olefins	WLK leasetrack	Polyethylene (FG)			174,460.47		174,460.47	253,650
A&R Transport Terminal/A&R Transport Truckers	A&R Transport on East street	MAWA	Ware, MA 01082	US14	Olefins	Terminal	Polyethylene (FG)			591,613.92		591,613.92	860,154
WLK leasetrack	Norfolk S RR ZTS Track#606 Zone 4	PAWH	West Hazelton, PA	US14	Olefins	WLK leasetrack	Polyethylene (FG)			132,229.55		132,229.55	192,250
Alcoa	Alcoa on E 3rd Avenue	WIWE	Weyauwega, WI 54983	US14	Olefins	Customer leasetrack	Polyethylene (FG)			529,193.32		529,193.32	769,400
WLK leasetrack	Tredegar Leasetrack	WATC	Tacoma, WA 98421	US14	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Capitol Warehousing	Capitol/Warehousing on Duraform Lane	WIWI	Windsor, WI 53598	US14	Olefins	Terminal	Polyethylene (FG)			—		—	—
Westlake Polymers, LP	MBWP = Winpak	MBWP	Winnipeg, Manitoba, CANADA	US14	Olefins	Foreign	Polyethylene (FG)			924,643.92		924,643.92	1,344,350
WLK leasetrack	Washington Central RR Middle Yard - Yard 40 Track 722	WAYA	Yakima, WA	US14	Olefins	WLK leasetrack	Polyethylene (FG)			533,354.51		533,354.51	775,450
Targa (Dynergy)	DYHB on Davison Rd	DYHB	Hackberry, LA	US15	Olefins	Feedback Storage	Ethane, Propane, Contained Ethane & Propane	34,454,654.17				34,454,654.17
Targa (Dynergy)	DYMB on Davison Rd	DYMB	Mt Belvieu, TX 77580	US15	Olefins	Feedback Storage	Ethane, Propane, Contained Ethane & Propane	0.00				—
Enterprise	FM 1942	ENMB	Mt Belvieu, TX 77580	US15	Olefins	Feedback Storage	Ethane, Propane, Contained Ethane & Propane	40,637,787.91				40,637,787.91
TE Pipeline Product Co. (TEPCO)	10343 FM 1942/PO Box 2521	TET	Mt Belvieu, TX 77580	US15	Olefins	Feedback Storage	Propane	(6,193,797.21)				(6,193,797.21)
Texaco Tend lines	Chevron Pipeline on Hayes Road	TEX	Lake Charles, LA	US15	Olefins	Pipeline	Ethane, Propane, Contained Ethane & Propane, Butane	0.00				—
BG storage @ PetroLogists	Pipeline	LAPL	Lake Charles, LA	US15	Olefins	Feedback Storage	Ethane, Propane, Contained Ethane & Propane	10,953,668.94		—	—	10,953,668.94
Kinder Morgan Pipeline	Pipeline	LALC	In a pipeline from Mt Belvieu to Lake Charles, LA	US15	Olefins	Pipeline	Ethane, Propane, Contained Ethane & Propane	1,267.335.55		—	—	1,267,335.55
Shell	Shell in Mt Belvieu, TX	SHEL	Mt Belvieu, TX 77580	US15	Olefins	FG Storage	Ethylene (fg)			—		—
WPT1	900 Hwy 108	LALC	Sulphur, LA 70665	US15	Olefins	Owned	Co-Products			—		—
Westlake PVC Corp.	230 Johnson Riley Road	KYCC	Calvert City, KY 42029	US19	Vinyls	Owned	VCM (rm), PVC resin (fg)	60,572.79	363,640.08	757,461.88		1,181,674.75
Aurora Plastic	9280 Jefferson Street	OHST	Streetsboro, OH 44241	US19	Vinyls	Customer leasetrack	PVC resin			—		—
Aurora Plastic	180 Welcome Center blvd	NCCO	Colfax, NC 27374	US19	Vinyls	Customer leasetrack	PVC resin			—		—
Crane Plastic	1441 Universal Road	OHCO	Columbus OH 43216	US19	Vinyls	Customer leasetrack	PVC resin			—		—
Heritage Plastics	N Litson Street	OHCA	Carrolton, OH 44615	US19	Vinyls	Terminal	PVC resin			—		—
United DC	United DC, 8947, Market Street	TXD1	Houston, TX 77029	US19	Vinyls	At packaging plant	PVC resin			—		—
WPC Export WHS TXKT	TURNING BASIN~ TRAZONE 20	TXGY	Houston, TX 77029	US19	Vinyls	At packaging plant	PVC resin			—		—
WPC Export WHS TXKT	TURNING BASIN~ TRAZONE 20	TXKT	Houston, TX 77029	US19	Vinyls	At packaging plant	PVC resin			—		—
United DC	Export Warehouse on Lathrop Street	TXD2	Houston, TX 77020	US19	Vinyls	At packaging plant	PVC resin			—		—
IPEX-Langley BC	20460 duncan way	BCLA	IPEX-Langley BC	US19	Vinyls	Foreign	PVC resin			—		—
IPEX-PINEVILLE	10100 Rodney Street	NCPI	Pineville, NC 28134	US19	Vinyls	Customer leasetrack	PVC resin			1,303,416.31		1,303,416.31
IPEX-ST. JOSEPHDEBEA	SORTIN Yard	PQMO	Montreal QC H8S4J7	US19	Vinyls	Foreign	PVC resin			851,484.30		851,484.30
IPEX	McMillan Yard Station 41978	2B01	IPEX-Toronto ON	US19	Vinyls	Foreign	PVC resin (fg)			571,275.37		571,275.37
IPEX	6665 Chemin St-Francois	PQST	IPEX-St Laurent ON	US19	Vinyls	Foreign	PVC resin			821,282.30		821,262.30
IPEX	Edmonton RR, Township Rd #534	ABED	Edmonton, AB T58A 4V3	US19	Vinyls	Foreign	PVC resin			2,035,583.38		2,035,583.38
WLK leasetrack	Freedom Plastics South Beloit Leasetrack	WIJV	Janesville, WI 53547	US19	Vinyls	WLK leasetrack	PVC resin			—		—
WPVC off site	foreign	ONCA	Calgary, Ontario Canada	US19	Vinyls	Foreign	PVC resin			438,813.06		438,813.06
JG Haulage	JG Haulage @Longwood Rd South	ONHA	Hamilton, ON L8N 4B6	US19	Vinyls	Foreign	PVC resin			1,681,834.50		1,681,834.50
WPVC off site	E&L Paving for NAPCO Bristol, State Hwy 39	INLA	La Porte, IN	US19	Vinyls	Owned	PVC resin			—		—
Heritage Plastics	189 N Heritage Park Dr	UTMI	Milford UT 84751	US19	Vinyls	Customer leasetrack	PVC resin			—		—
WLK leasetrack	Paducah & Louiseville Railyard	KYPA	Paducah, KY 420081	US19	Vinyls	WLK leasetrack	PVC resin			7,916,702.89		7,916,702.89
WLK leasetrack	Olympic Avenue, Rariton Center DOCK TRACK	NJRC	Raritan, NJ 08837	US19	Vinyls	WLK leasetrack	PVC resin			—		—
WLK leasetrack	South Plainsfield leasetrack	NJSP	South Plainsfield, NJ 07080	US19	Vinyls	WLK leasetrack	PVC resin			558,121.89		558,121.89
Simex	181 Pleasants Industrial Center	WVST	St. Mary’s, WV 16170	US19	Vinyls	Customer leasetrack	PVC resin			—		—
Westlake Monomers	RMIn-transit from vendor		Missippi River	US20	Vinyls	In-Transit	EDC Mix (rm)	0.00		—		—
Westlake Monomers	2672 Industrial Parkway	KYCA	Calvert City, KY 42029	US20	Vinyls	Owned	CL2 (rm) EDC mix (rm), VCM (fg)	3,362,758.04		3,478,939.48		6,841,697.52
Westlake Monomers	2672 Industrial Parkway	KYCA	Calvert City, KY 42029	US20	Vinyls	Pipeline at the plants	CL2 (rm) EDC mix (rm), VCM (fg)	474,194.64		—		474,194.64
Westlake Monomers	In-transit to Royal Polymers in Canada		In-transit to Royal Polymers in Canada	US20	Vinyls	Foreign	VCM			—		—
Westlake Monomers	In-transit from vendor		In-transit to WMC from Georgia Gulf	US20	Vinyls	In-Transit	VCM (fg)			—		—
NAPCO	725 Industrial Drive	0105NAPCO Litchfield-PVC	Litchfield, IL 62056	US21	Fabrications	Owned	Resin (rm), PVC	1,022,184.54	247,617.40	2,893,018.19		4,162,820.13
NAPCO	401 Industrial Park Road	0103NAPCO Booneville-PVC	Boonsville, MS 38829	US21	Fabrications	Owned	Resin (rm), PVC	903,198.25	177,701.92	4,597,028.95		5,677,929.12
NAPCO	500 Bloomfield Rd.	0106 NAPCO Springfield-PVC	Springfield, KY 40069	US21	Fabrications	Owned	Resin (rm), PVC	12,901.27	85,198.64	1,141,638.13		1,239,738.04
NAPCO	603 South 28th Street	0102NAPCO Van Buren-PVC	Van Buren, AR 72956	US21	Fabrications	Owned	Resin (rm), PVC	0.00	0.00	0.00		0.00
NAPCO	3348 Industrial Drive	0101NAPCO Wichita Falls-PVC	Wichita Falls, TX 76305	US21	Fabrications	Owned	Resin (rm), PVC	2,134,678.52	386,210.49	4,164,898.25		6,685,787.26
NAPCO	E. Vistula	0107NABCO Bristol PVC	Bristol, IN 46507	US21	Fabrications	Owned	Resin (rm), PVC	0.00	0.00	(0.00)
NAPCO	Newport Road	0808NABCO Leola CPVC	Leola, PA 17540	US21	Fabrications	Owned	Resin (rm), PVC	1,840,371.33	568,919.65	2,925,450.08		5,334,741.06
NAPCO	Airport Road	0112NAPCO Greensboro PVC	Greensboro, GA 30642	US21	Fabrications	Owned	Resin (rm), PVC	1,982,969.08	299,654.97	4,186,669.20		6,469,293.25
NAPCO	230 Johnson Riley Road	0112NAPCO Calvert City-PVC	Calvert City, KY 42029	US21	Fabrications	Owned	Resin (rm), PVC	514,799.62	787,355.40	2,664,305.80		3,966,460.82
NAPCO		0112NAPCO Calvert City-PVC	Yucca Plant	US21	Fabrications	Owned	Resin (rm), PVC	2,860,524.21	397,344.71	2,457,566.20		5,715,425.12
NAPCO		0113NAPCO	Janesville	US21	Fabrications	Owned	Resin (rm), PVC	2,141,524.17	525,460.80	3,354,354.71		6,021,339.68
Shell	Shell in Mt Belvieu, TX	SHEL	Mt Belvieu, TX 77580	US27	Olefins	FG Storage	Ethylene (fg)			2,923,286.05		2,923,286.05
WPT2	Highway 108	LALC	Sulphur, LA 70665	US27	Olefins	Owned	Co-Products			6,977,562.78		6,977,562.78
Pipeline Fill @ plant	Highway 108	LALC	In pipelines at Sulphur, LA	US27	Olefins	Pipeline at the plants	Ethylene (fg)			357,194.00		357,194.00
Westech Fence	Evansville - 7451 Hwy. 62 E	INBV	Evansville, IN 47620	US28	Fabrications	Owned	Resin (rm), PVC	1,312,315.14	215,306.83	9,059,194.19	—	10,586,816.16
Westech Fence	Evansville - 7451 Hwy. 62 E	INMV	Mt. Vernon, IN 47620	US28	Fabrications	Owned	Resin (rm), PVC	0.00			—	—
WLK leasetrack	3000 Terminal Road	LAAL	Alexandria, LA	US29	Olefins	WLK leasetrack	Polyethylene (FG)			14,861,752.29		14,861,752.29	23,997,205
Westlake Polymers, LP	FG to customer(s)	LALC	Sulphur, LA 70665	US29	Olefins	In-Transit	Polyethylene (FG)			—		—	—
WPE	RMIn-transit from vendor		In-transit from vendor	US29	Olefins	In-Transit	Butene (rm) Hextene (rm)	1,301,360.95		—		1,301,360.95	—
WPE	3525 Cities Service Highway	LALC	Sulphur, LA 70665	US29	Olefins	Owned	Hexene (rm), Butene (rm) polyethylene (LLDPE - (fg)	1,720,301.87		4,369,368.63		6,089,670.50	1
Cotter Warehouse Terminal / Akron Express Trucker	Firestone Parkway Cotter Merchandise Storage Company	OHAK	Akron, OH 44309	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
Dahilia	Dahilia @ W Wainman	NCAS	Asheboro, NC 27203	US29	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Alco	Alco @North Perkins Street	WIAP	Appleton, WI 54919	US29	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Glad Manufacturing Co	Glad Manufacturing Co on Zane Snead Drive	VAAM	Amherst, VA 24521	US29	Olefins	Customer leasetrack	Polyethylene (FG)			119,836.83		119,836.83	193,500
Orbis	Orbis at 705 Wilson Parkway	KYBA	Bardstown KY 40004	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
WLK leasetrack	3500 W TACOMA	OKBA	Broken Arrow, OK 74012	US29	Olefins	WLK leasetrack	Polyethylene (FG)			239,890.43		239,890.43	387,350
WLK leasetrack	123 Wilmette Lane	KYBO	Bowling Green, KY 42101	US29	Olefins	WLK leasetrack	Polyethylene (FG)			347,588.75		347,588.75	561,250
Alco	Alco @ Beltline Road	TXCA	Carrollton, TX 75006	US29	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
CSX Transflow Terminal / A&R Transport Trucker	A&R Trucker on Freedom Drive	NCCH	Charlotte, NC 28216	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
WLK leasetrack	3500 S Levee Dr Kellogg Dock FWD Storage	ILCR	Chester, IL 62261	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
AEP Industries	AEP Ind @ S Crawford	ILCH	Chicago, IL 60827	US29	Olefins	Consigned	Polyethylene (FG)			120,053.50		120,053.50	193,950
AEP Industries	AEP Ind @ Monte Vista Ave	CACH	Chino, CA 91710	US29	Olefins	Customer leasetrack	Polyethylene (FG)			356,785.53		356,785.53	576,100
A&R Transport Terminal / A&R Transport Truckers	4601 Welcome All Rd	GACP	College Park, GA 30349	US29	Olefins	At packaging plant	Polyethylene (FG)			56,047.72		56,047.72	90,500

Westlake Chemical Corp.

Location Name	Location Address	SAP Storage Location	City, State, Zip	Co. Code	Group	Location Type (Owned Leased)	Type of Inventory	Raw Mat’ls	WIP	Fin.Goods	Other	7/31/2011	Pounds
Georgia Pacific	Georgia Pacific @TX&3rd	ARCR	Crossett, AR 71643	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
PKG Personified	PKG Personified at 246 Kehoe Blvd	ILPP	Carol Stream, IL 60188	US29	Olefins	Customer leasetrack	Polyethylene (FG)			227,720.95		227,720.95	367,700
WLK leasetrack	Highway 23 South	GAEA	Eastman, GA 30123	US29	Olefins	WLK leasetrack	Polyethylene (FG)			462,533.02		462,533.02	746,850
Bass Transporation Terminal / Plastic Express Trucker	168 Northfield Avenue	NJED	Edison, NJ 08837	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
The International Group, Inc.	Highway 146 North	TXIG	Baytown, TX 77520	US29	Olefins	WLK leasetrack				72,180.79		72,180.79	116,550
Packwell Export WHS - TXLP	100 16 Porter Street	TXLP	Houston, TX 77571	US29	Olefins	Terminal	Polyethylene (FG)			1,627,423.84		1,627,423.84	2,627,794
Packwell Export WHS - TXLP	101 E Barbours Cut, zn 29 trk	TXBC	Houston, TX 77571	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
Packwell Export WHS - TXPA	Navigation	TXPA	Houston, TX 77003	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
WLK leasetrack	Bemis Film @Route 12	NJFM	Flemington, NJ 08222	US29	Olefins	WLK leasetrack	Polyethylene (FG)			120,641.94		120,641.94	194,800
Lonestar Plastics	Lonestar Plastics at Market Street Track 788 & 789	TXGR	Garland, TX 75041	US29	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Orbis	Orbis at 120 Commerce Court	KYGE	Georgetown, KY 40324	US29	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Colortech	Colortech 400 Longwood Rd South	ONCO	Hamilton, ON L8P 4Z3	US29	Olefins	Foreign	Polyethylene (FG)			—		—	—
JG Haulage	JG Haulage @Longwood Rd South	ONHA	Hamilton, ON L8N 4B6	US29	Olefins	Foreign	Polyethylene (FG)			—		—	—
WLK leasetrack	2 miles S Hwy 177 to G Pacific	NCHM	Hamlet, NC 28345	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Packwell formally (HDS) (WT Packaging) DOM	7703 Cannon Yard	TXW1	Houston, TX 77021	US29	Olefins	At packaging plant	Polyethylene (FG)			—		—	—
Packwell formally (HDS) (WT Packaging) EX	yard 50, track 721	TXWT	Houston, TX 77051	US29	Olefins	At packaging plant	Polyethylene (FG)			—		—	—
WLK leasetrack	Norfolk S RRMile Post 300, Station 7054 & 71	NCHP	High Point, NC 60047	US29	Olefins	WLK leasetrack	Polyethylene (FG)			465,257.99		465,257.99	751,250
Packwell formally (HDS) (WT Packaging) /Houston Distribution	7703 Cannon Rd	TXW2	Houston, TX 77021	US29	Olefins	At packaging plant	Polyethylene (FG)			—		—	—
WLK leasetrack	Senate Ave Terminal FWD Storage	INID	Indianapolis, IN 46204	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
PACTIV	E Morton Road	ILJE	Jacksonville, IL 62650	US29	Olefins	Consigned	Polyethylene (FG)			2,917,639.83		2,917,639.83	4,711,100
WLK leasetrack	400 N Kirkman’s street	LALT	Lake Charles, LA 70665	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
General Transport Corp Terminal / Tote Trucker	General Transport Corp on Hamburg Avenue	MNMI	Lakeville, MN 55044	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
WPE-offsite	12th Ave N	PQLA	Lachine, PQ H8S 4K9	US29	Olefins	Foreign	Polyethylene (FG)			—		—	—
Packwell Export WHS - TXK1	10925 SH 225/Zone 40/Tk 752	TXK1	LAPORTE, TX 77571	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
WPC Export WHS (Frontier Logistics)	1806 S 16th St/ YD 41 Track 897	TXFL	La Port, TX 77571	US29	Olefins	At packaging plant				—		—	—
WLK leasetrack	400 N Kirkman’s street	LALT	LK Charles, LA 70601	US29	Olefins	WLK leasetrack	Polyethylene (FG)			122,314.08		122,314.08	197,500
AEP Industries	AEP Industries @ Stallings Ind park	NCMA	Matthews, NC 28105	US29	Olefins	Customer leasetrack	Polyethylene (FG)			1,789,904.01		1,789,904.01	2,890,150
WLK leasetrack	Central Avenue	LAMO	Monroe, LA 71203	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Mid South Extrusion	Mid South Extrusion on Jackson Street	LAMR	Monroe, LA 71201	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
Colortech	Colortech on Commerce Blvd	TNMT	Morristown, TX 37814	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
WPE-offsite	Cavendish Blvd @ Taschereau Yard	PQMO	Montreal, QC H4A 1T1	US29	Olefins	Foreign	Polyethylene (FG)			—		—	—
A&R Transport Terminal/A&R Transport Truckers	A&R Transport on N Tabler Rd	ILMO	Morris, IL 60450	US29	Olefins	Terminal	Polyethylene (FG)			199,907.66		199,907.66	322,790
WLK leasetrack	8440 N. Tabler Rd FWD Storage	ILMR	Morris, IL 60450	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
WLK leasetrack	Georgia Pacific @ E Chandler Rd	OKMU	Muskogee, OK 74403	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
WLK leasetrack	101 ETTER DRIVE	KYNI	Nicholasville KY	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Bruce Oakley Trucking	BruceOakley on Lincoln Avenue	ARNL	N. Littlerock, AR 72117	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
PAX Industries / various boxing companies	PAX Industries on Crescent Drive	GANO	Norcross, GA 30071	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
CURWOOD	718 High Street	WINL	New London, WI 54961	US29	Olefins	Customer leasetrack				—		—	—
WPE-offsite	Clorox Co of Canada, Ontario ON	ONOR	Orangeville, ON	US29	Olefins	Foreign	Polyethylene (FG)			—		—	—
Norseman Plastics Inc	South Forth	KSOC	Osage City, KS	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
Bemis Film	OSHKOSH, WI-BxF	WIOK	Oshkosh, WI 54904	US29	Olefins	Consigned	Polyethylene (FG)			352,450.35		352,450.35	569,100
Milprint North	OSHKOSH, WI-MON	WIOS	Oshkosh, WI 54901	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
WLK leasetrack	OSHKOSH, WI-SSt	WISS	Oshkosh, WI 54904	US29	Olefins	Consigned	Polyethylene (FG)			141,890.53		141,890.53	229,110
CURWOOD	OSHKOSH, WI-CURMOS	WIOH	Oshkosh, WI 54904	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
WLK leasetrack	Mississippi Export RR - FWD storage	MSPA	Pascagoula, MS 39562	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
AEP Industries	AEP Industries @ Track 650	PAPT	Pittstown, PA	US29	Olefins	Customer leasetrack	Polyethylene (FG)			829,320.43		829,320.43	1,339,100
Lone star	Lone star @ 1107 Doster Rd	ALPV	Prattville AL 36067	US29	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Pax Terminal	Pax Terminal, A42 Tryon Street	NCPX	Charolette, NC 28214	US29	Olefins	Terminal				111,103.92		111,103.92	179,399
Packwell Export WHS - TXLP	Track 118&119 ZONE 25	TXBL	Pasadena, TX 77503	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
WLK leasetrack	Raritan Central railway FWD Storage	NJES	Raritan, NJ 08817	US29	Olefins	WLK leasetrack	Polyethylene (FG)			139,797.25		139,797.25	225,730
Glad Manufacturing Co	Glad Manufacturing Co on N. 13th Street	ARRO	Rogers, AR 72756	US29	Olefins	Customer leasetrack	Polyethylene (FG)			2,030,073.12		2,030,073.12	3,277,950
UP Railroad / Plastics Express Trucking	Zone 60 trk 792 (Valla CA)	CASP	Santa Fe Springs, CA 90670	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
Winpack Films Inc	Winpack Films Inc @Andrews Parkway	GASE	Senoia, GA 30276	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
Alcoa	Alcoa @ Highway 58	VASB	South Boston, VA 24592	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
Georgia Pacific	Georgia Pacific HI 40 & Julia St	GASM	St mary’s, GA 31558	US29	Olefins	Consigned	Polyethylene (FG)			—		—	—
AEP Industries	AEP Ind, Waxahachie yd 12 trk 107	TXST	Sterrett, TX	US29	Olefins	Customer leasetrack	Polyethylene (FG)			714,066.51		714,066.51	1,153,000
WLK leasetrack	P-S Business Acquisitions 122 South Aspen	MISP	Sparta, MI 49345	US29	Olefins	WLK leasetrack	Polyethylene (FG)			244,690.09		244,690.09	395,100
Truck/Rail Handling Terminal / Quality Transport Trucker	Track/Rail Handling on E. 18th street	WATA	Tacoma, WA 98421	US29	Olefins	Terminal				—		—	—
WLK leasetrack	255 WE BAAB INDUSTRIES	NCTY	Taylorsville, NC	US29	Olefins	WLK leasetrack	Polyethylene (FG)			244,659.13		244,659.13	395,050
Pegagus	Pegagus Drive	TXTE	Temple, TX 76501	US29	Olefins	Consigned	Polyethylene (FG)			802,968.72		802,968.72	1,296,550
Bemis Film	Bemis Film - N. Fruitridge	INTH	Terre Haute, IN 47804	US29	Olefins	Consigned	Polyethylene (FG)			255,429.50		225,429.50	364,000
AEP Industries	6940 WEST 76TH STREET	OKTL	Tulsa, OK 74131	US29	Olefins	Customer leasetrack	Polyethylene (FG)			471,296.28		471,296.28	761,000
United DC	United DC, 8947 Market Street	TXD1	Houston, TX 77029	US29	Olefins	At packaging plant	Polyethylene (FG)			74,453.66		74,453.66	120,220
United DC	Export Warehouse on Lathrop Street	TXD2	Houston, TX 77020	US29	Olefins	At packaging plant	Polyethylene (FG)			—		—	—
United DC - Lathrop	1200 Lathrop	TXD3	Houston, TX 77020	US29	Olefins	At packaging plant	Polyethylene (FG)			185,500.61		185,500.61	299,527
Orbis Corp	Orbis Corp @ Elm Street	OHUR	Urbana, OH	US29	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
WLK leasetrack	Cities Service Highway	LALC	WL Charles, LA 70601	US29	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
A&R Transport Terminal/A&R Transport Truckers	A&R Transport on East street	MAWA	Ware, MA 01082	US29	Olefins	Terminal	Polyethylene (FG)			—		—	—
WLK leasetrack	Norfolk S RR ZTS Track#606 Zone 4	PAWH	West Hazelton, PA	US29	Olefins	WLK leasetrack	Polyethylene (FG)			360,934.92		360,934.92	582,800
WPE-offsite	Spur MP1 Glensboro Sub	MBWP	Winnipeg, Manitoba, CANADA	US29	Olefins	Foreign	Polyethylene (FG)			—		—	—
WPC Export WHS (Frontier Logistics)	1806 S 16th St/YD 41 Track 897	TXFL	La Port, TX 77571	US29	Olefins	At packaging plant	Polyethylene (FG)			—		—	—
TE Pipeline Product Co. (TEPPCO)	10343 FM 1942/PO Box 2521	TET	Mt Belvieu, TX 77580	US30	Vinyts	Feedstock Storage	Propane (rm)	23,946,330.77				23,946,330.77	—
WCA&O Corp.	2468 Industrial Pkwy.	KYCC	Calvert City, KY 42029	US30	Vinyts	Owned	Propane (rm)	10,892,048.49		—		10,892,048.49	—
WCA&O Corp.	2468 Industrial Pkwy.	KYCC	Calvert City, KY 42029	US30	Vinyts	Owned	salt (rm), Co-products (fg)	10,406,344.12		10,399,922.34		20,806,266.46	—
J.D. Street	One River Road	MOST	St. Louis, MO 63125	US30	Vinyts	Terminal	Caustic soda (fm)			222,159.83		222,159.83	—
Port of Guntersville	Foot of Worth Street	ALGU	Guntersville, AL 35976	US30	Vinyts	Terminal	Caustic soda (fm)			227,594.80		227,594.8	—
Transmontaigne Terminaling	20 Jackson St	INNA	New Albany, IN 47150	US30	Vinyts	Terminal	Caustic soda (fm)			89,400.59		89,400.59
Brenntag Mid-South	Milemarker 474.9 Ohio River	OHCI	Cincinnatti, OH 45233	US30	Vinyts	Terminal	Caustic soda (fm)			18,871.01		18,871.01
Brenntag Mid-South	Milepost 43.15 Kanawha River	WVNI	Nitro, WV 25143	US30	Vinyts	Terminal	Caustic soda (fm)			70,243.28		70,243.28
IMTT	13589 Main St.	ILLE	Lemont, IL 60439	US30	Vinyts	Terminal	Caustic soda (fm)			276,150.85		276,150.85
WCA&O - Offsite	Kinder Morgan (Delta Terminal Servies), 3640 River Road	LAHA	Harvey, LA 70058	US30	Vinyts	FG Storage	Caustic soda (fm)			361,823.74		361,823.74
WCA&O	FG to customer(s)		various	US30	Vinyts	In-Transit	Co-products (fg)			—		—
Westlake Longview Corp	Highway 149, Kodak Blvd 7560G	TXEX	Longview, TX 75603	US33	Olefins	Owned	(RM), Epolene (FG)	0.00		—		—	1
CDF Warehouse (or ExelWarehouse)	2021 Callahan Road, Longview 75602	CW	Longview, TX 75602	US33	Olefins	leased	Epolene (FG)			4,788,472.54		4,788,472.54	4,743,416
EP-Excel Domestc	2021 Callahan Road, Longview 75602	41	Longview, TX 75602	US33	Olefins	leased	Epolene (FG)			—		—	—
Epolene- Excel Ex	2021 Callahan Road, Longview 75602	01	Longview, TX 75602	US33	Olefins	leased	Polyethylene (FG)			1,456,701.65		1,456,701.65	1,442,995
		SUB	SubContractors	US33	Olefins	In process off site	Epolene (FG)			4,355,171.88		4,355,171.88	4,314,192
Westlake Longview Corp	Highway 149, Kodak Blvd 75603	TXEX	Longview, TX 75603	US33	Olefins	Owned	(RM), Epolene (FG)	0.00				—	1
Epolene	Highway 149, Kodak Blvd 75603	70	Longview, TX 75603	US33	Olefins	Owned	Epolene (FG)			—		—	—
Epolene Bins	Highway 149, Kodak Blvd 75603	ED	Longview, TX 75603	US33	Olefins	Owned	Epolene (FG)			3,411,679.73		3,411,679.73	3,814,427
Epolene Bulk	Highway 149, Kodak Blvd 75603	EPBU	Longview, TX 75603	US33	Olefins	Owned	Epolene (FG)			947,009.90		947,009.9	1,058,804
Epolene Feeds	Highway 149, Kodak Blvd 75603	EF	Longview, TX 75603	US33	Olefins	Owned	Epolene (FG)			849,828.16		849,828.16	950,150
Epolene Samples	Highway 149, Kodak Blvd 75603	EM	Longview, TX 75603	US33	Olefins	Owned	Epolene (FG)			2,964.98		2,964.98	3,315
Epolene Staging	Highway 149, Kodak Blvd 75603	ES	Longview, TX 75603	US33	Olefins	Owned	Epolene (FG)			182,492.81		182,492.81	204,036
Epolene @LVWH	1601 W Cotton Street, Longview 75604	ER	Longview, TX 75604	US33	Olefins	leased	Epolene (FG)			—		—	—
WLK leasetrack	Greta Walton RR Social Circle GA	F301	Social Circle, GA	US33	Olefins	WLK leasetrack	Epolene (FG)			463,485.72		463,485.72	518,200
ICO Polymers	Highway 149, Kodak Blvd 75603	ZICO	Longview, TX 75603	US33	Olefins	In process off site	Epolene (FG)			125,941.65		125,941.65	140,809
Polyone Corp	North Ohio Industrial Park	XB01	Elyria OH 44035	US33	Olefins	In process off site	Epolene (FG)			—		—	—
Wagner Moving & Storage/Wagner Moving & Storage Trucker	Wagner WH 900 Olive Street, Pacudah, KY	Q501	Paducah, KY 42001	US33	Olefins	Terminal	Epolene (FG)			—		—	—
		SUB	SubContractors	US33	Olefins	In process off site	Epolene (FG)			(693,874.80)		(693,874.8)	(775,786)
Westlake Longview Corp	Highway 149, Kodak Blvd 75603	TXEX	Longview, TX 75603	US33	Olefins	Owned	(RM)	17,260,091				17,260,091.19	1
Cotter Warehouse Terminal/Akrong Express Trucker	Firestone Parkway Cotter Merchandise Storage Company	OHAK	Akron, OH 44309	US33	Olefins	Terminal	Polyethylene (FG)			201,866.62		201,866.62	284,240
	Boterhamvaartweg 11	BEAN	Antwerp, Belgin	US33	Olefins	Foreign	Polyethylene (FG)			—		—	—
Alco	Alco @North Perkins Street	WIAP	Appleton, WI 54919	US33	Olefins	Customer leasetrack	Polyethylene (FG)			895,488.40		895,488.4	1,260,900

Westlake Chemical Corp.

Location Name	Location Address	SAP Storage Location	City, State, Zip	Co. Code	Group	Location Type (Owned Leased)	Type of Inventory	Raw Mat’ls	WIP	Fin.Goods	Other	7/31/2011	Pounds
Glad Manufacturing Co	Glad Manufacturing Co on Zane Snead Drive	VAAM	Amherst, VA 24521	US33	Olefins	Customer leasetrack	Polyethylene (FG)			256,452.42		256,452.42	361,100
KATOEN NATIE MEXICANA SA DE	CERRADA DE ACALOTENCO 237 WHS 25	MXAZ	Azcapotzalco MX	US33	Olefins	Foreign				2,729.29		2,729.29	3,843
WLK leasetrack	BNSF Rail Longview	PESF	Longview, TX 75603	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
BU-PE-1/PEP RC	Highway 149, Kodak Blvd 75603	7B	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			3,369,995.07		3,369,995.07	4,745,150
BU-PE-2 Blk RC&T	Highway 149, Kodak Blvd 75603	7C	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			1,200,894.05		1,200,894.05	1,690,929
BU-PE-3 Blk RC&T	Highway 149, Kodak Blvd 75603	7D	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			1,264,829.61		1,264,829.61	1,780,954
BU-PE Blk Trk	Highway 149, Kodak Blvd 75603	BUTR	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			32,704.61		32,704.61	46,050
Bonded WH	St Andrews road	G BBW	Great Britain	US33	Olefins	Foreign	Polyethylene (FG)			—		—	—
Bulkmatic Terminal / Bulkmatic Trucker	BulkmaticTerminal @Queretaro,MX	MXQA	Queretaro, MX	US33	Olefins	Foreign	Polyethylene (FG)			—		—	—
Alco	Alco @Beltline Road	TXCA	Carrolton, TX 75006	US33	Olefins	Customer leasetrack	Polyethylene (FG)			169,753.93		169,753.93	238,770
CSX Transflow Terminal / A&R Transport Trucker	A&R Trucker on Freedom Drive	NCCH	Charlotte, NC 28216	US33	Olefins	Terminal	Polyethylene (FG)			—		—	—
WLK leasetrack	3500 S Levee Dr Kellogg Dock FWD Storage	ILCR	Chester, IL 62261	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Georgia Pacific	Georgia Pacific @TX & 3rd	ARCR	Crosette, AR 71643	US33	Olefins	Consigned				—		—	—
AEP Industries	AEP Ind @ Monte Vista Ave	CACH	Chino, CA	US33	Olefins	Customer leasetrack	Polyethylene (FG)			127,942.13		127,942.13	180,150
Climate Cont Rm	Highway 149, Kodak Blvd 75603	51R	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			23,575.02		23,575.02	33,195
Colortech Inc	Highway 149, Kodak Blvd 75603	ZCOL	Longview, TX 75603	US33	Olefins	In process off site	Polyethylene (FG)			834.48		834.48	1,175
CSX Transflow Terminal / A&R Transport Trucker	1230 Harmon Avenue	OHCO	Columbus OH 43223	US33	Olefins	Terminal	Polyethylene (FG)			—		—	—
WLK leasetrack	1224S Hamilton	GADA	Dalton , GA 30720	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
WLK leasetrack	Labanon Road	KYDN	Danville , KY 40422	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
The International Group, Inc	Highway 146 North	TXIG	Baytown, TX	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Packwell ExportWHS - TXLP	10016 Porter Street	TXLP	Houston, TX 77571	US33	Olefins	Terminal	Polyethylene (FG)			1,349,305.50		1,349,305.50	1,899,901
Packwell ExportWHS - TXPA	Navigation	TXPA	Houston, TX 77003	US33	Olefins	Terminal	Polyethylene (FG)			—		—	238,629
Epolene	Highway 149, Kodak Blvd 75603	EW	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			383,782.37		383,782.37	540,388
WLK leasetrack	Bemis Film @ Route 12	NJFM	Flemington, NJ 08222	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Valeron Strenght Films	Zone 07, Track 711	TXVL	Fairbanks, TX 77064	US33	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Lonestar Plastics	Lonestar Plactics at Market Street Track 788 & 789	TXGR	Garland, TX 75041	US33	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Westlake Longview Corp	E Pointsett Rd Track A42	SCGE	Greer, SC 29650	US33	Olefins	Terminal	Polyethylene (FG)			2,893,000.67		2,893,000.67	4,073,514
Westlake Longview Corp	Carretera Panamericana	MXGU	Guanajuato, MX 36100	US33	Olefins	Foreign	Polyethylene (FG)			—		—	—
Packwell formally (HDS) (WT Packaging) DOM	7703 Cannon Yard	TXW1	Houston, TX 77021	US33	Olefins	At packaging plant	Polyethylene (FG)			—		—	—
Packwell formally (HDS) (WT Packaging) EX	yard 50, track 721	TXWT	Houston, TX 77051	US33	Olefins	At packaging plant	Polyethylene (FG)			385,424.34		385,424.34	542,700
WLK leasetrack	Norfolk S RRMile Post 300, Station 7054 & 71	NCHP	High Point, NC 60047	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
KTN formerly (Houston Interpak)	HWY 225	TXIP	Houston, TX 77029	US33	Olefins	At packaging plant	Polyethylene (FG)			—		—	—
Colortech	Colortech 400 Longwood Rd South	ONCO	Hamilton, ON L8P 4Z3	US33	Olefins	Foreign	Polyethylene (FG)			—		—	—
WLK leasetrack	Senate Ave Terminal FWD Storage	INID	Indianapolis, IN 46204	US33	Olefins	WLK leasetrack	Polyethylene (FG)			477,877.18		477,877.18	672,879
Oryovac, Inc SILO	1301 West Magnolia Ave	TXI2	Iowa Park, TX 76367	US33	Olefins	Consigned	Polyethylene (FG)			1,536,441.91		1,536,441.91	2,163,400
Oryovac, Inc	1301 West Magnolia Ave	TXIO	Iowa Park, TX 76367	US33	Olefins	Consigned	Polyethylene (FG)			352,968.30		352,968.30	497,000
PACTIV	E Morton Road	ILJE	Jacksonville, IL	US33	Olefins	Consigned	Polyethylene (FG)			—		—	—
A&R Trasport Terminal / A&R Transport Truckers	Harrison Ave	INJE	Jeffersonville, IN 47130	US33	Olefins	Terminal	Polyethylene (FG)			241,026.93		241,026.93	339,380
Liquid Transport Terminal / Liquid Transport Trucker	West 3rd Street	MOKC	Kansas City MO 64105	US33	Olefins	Terminal	Polyethylene (FG)			—		—	—
Bayshore Industries	McCabe Road	TXBA	LAPORTE, TX 77571	US33	Olefins	In process off site	Polyethylene (FG)			—		—	—
Packwell ExportsWHS - TXK1	10925 SH 225/Zone 40/Tk 752	TXK1	LA PORTE, TX 77571	US33	Olefins	Terminal	Polyethylene (FG)			—		—	—
Westlake Longview Corp	12th AveN	PQLA	Lachine, PQ H8S 4K9	US33	Olefins	Foreign	Polyethylene (FG)			236,645.01		236,645.01	333,210
Frontier WHS	402 Logan Ave Track 7 10	TXLO	Laredo, TX 78041	US33	Olefins	Terminal	Polyethylene (FG)			—		—	—
Pliant Corp	Pliant Corp @ EastMainStreet	NYMA	Macedon, NY 14502	US33	Olefins	Consigned				133,339.64		133,339.64	187,750
WLK leasetrack	4505 OLD LAMAR AVE	TNMP	Memphis, TN 38118	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
	1030 West Smith Road	OHME	Medina, OH 44256	US33	Olefins	WLK leasetrack	Polyethylene (FG)			85,441.77		85,441.77	120,307
Westlake Longview Corp	Cavendish Blvd @ Taschereau Yard	PQMO	Montreal, Quebec, CANADA	US33	Olefins	Foreign	Polyethylene (FG)			299,327.07		299,327.07	421,470
A&R Trasport Terminal / A&R Transport Truckers	A&R Transport on N Tabler Rd	ILMO	Morris, IL 60450	US33	Olefins	Terminal	Polyethylene (FG)			271,730.91		271,730.91	382,613
CLOPAY	463 Harding Industry	TNNA	Nashville TN 37211	US33	Olefins	Consigned	Polyethylene (FG)			128,261.72		128,261.72	180,600
CURWOOD	718 High Street	WINL	New London, WI 54961	US33	Olefins	Customer leasetrack	Polyethylene (FG)			—		—	—
Non-WM (part of Excel Warehouse)	2021 Callahan Road, Longview 75602	O1	Longview, TX 75603	US33	Olefins	leased	Polyethylene (FG)			—		—	—
ORREX	Highway 149, Kodak Blvd 7560G	ZORX	Longview, TX 75603	US33	Olefins	In process off site	Polyethylene (FG)			—		—	—
Bernis Film	OSHKOSH, Wl-BxF	WIOK	Oshkosh, WI 54904	US33	Olefins	Consigned	Polyethylene (FG)			263,021.75		263,021.75	370,350
Milprint North	OSHKOSH, Wl-MON	WIOS	Oshkosh, WI 54901	US33	Olefins	Consigned	Polyethylene (FG)			390,892.87		390,892.87	550,400
WLK leasetrack	OSHKOSH, Wl-SSt	WISS	Oshkosh, WI 54904	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
CURWOOD	OHSKOSH, Wl-CURMOS	WIOH	Oshkosh, WI 54904	US33	Olefins	Consigned	Polyethylene (FG)			27,255,448.31		27,255,448.31	38,377,264
On-site rail storage	Highway 149, Kodak Blvd 75603	PERC	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			—		—	—
WLK leasetrack	Mississippi Export RR - FWD storage	MSPA	Pascagoula, MS 39562	US33	Olefins	WLK leasetrack	Polyethylene (FG)			130,782.92		130,782.92	184,150
PE Inv @LV WH	LVWHS #55061 1601 W Cotton Street, Longview 75604	7L	Longview, TX 75604	US33	Olefins	leased	Polyethylene (FG)			—		—	—
PE Processing	Highway 149, Kodak Blvd 75603	71	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			—		—	—
PE-1 Department	Highway 149, Kodak Blvd 75603	70R	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			—		—	—
PE-1 Raw Mtl Storage	Highway 149, Kodak Blvd 75603		Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			—		—	—
PE-2 Department	Highway 149, Kodak Blvd 75603	74	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			—		—	—
PE-3 Department	Highway 149, Kodak Blvd 75603	75	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			—		—	—
PE-3 Raw Mtl Storage	Highway 149, Kodak Blvd 75603	75R	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			35,509.89		35,509.89	50,000
WLK leasetrack	850 Sherman Avenue	NJPN	Pennsauken, NJ 08105	US33	Olefins	Terminal	Polyethylene (FG)			—		—	—
PEP Raw Mtl Storage	Highway 149, Kodak Blvd 75603	71R	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			—		—	—
AEP Industries	AEP Industries @ Track 650	PAPT	Pittstown, PA	US33	Olefins	Customer leasetrack	Polyethylene (FG)			22,726.33		22,726.33	32,000
PK-PE PK Inv/Call	Highway 149, Kodak Blvd 75603	7A	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			383,719.87		383,719.87	540,300
Alcoa	Alcoa, East on 200 South (Lewis on)	UTPR	Presto, UT 84320	US33	Olefins	Customer leasetrack	Polyethylene (FG)			1,297.983.77		1,297.983.77	1,827,637
Pacific Chemical Distribution / Pacific Bulk Transporation Co	6250 Caballero Blvd.	6Y01	Anaheim, CA 92806	US33	Olefins	Terminal	Polyethylene (FG)			—		—	—
CURWOOD	1900 Enterprise Blvd, Track 68	OKPV	Pauls Valley, OK 73075	US33	Olefins	Customer leasetrack				2,616.37		2,616.37	3,694
Pax Terminal	Pax Terminal, A42 Tryon Street	NCPX	Charolette, NC 28214	US33	Olefins	Terminal	Polyethylene (FG)			81,353.16		81,353.16	114,550
A&R Transport Terminal / A&R Transport Truckers	8 East Oregon Avenue	PAPI	Philadelphia, PA 19148	US33	Olefins	Terminal	Polyethylene (FG)			5,894.64		5,894.64	8,300
Plastics Lab	Highway 149, Kodak Blvd 75603	51	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			1,136.32		1,136.32	1,600
Polyone Corp	North Ohio Industrial Park	XB01	Elyria OH 44035	US33	Olefins	In process off site	Polyethylene (FG)			—		—	—
Lone star	Lone star @ 1107 Doster Rd	ALPV	Prattville AL 36067	US33	Olefins	Customer leasetrack				256,097.33		256,097.33	360,600
Glad Manufacturing Co	Glad Manufacturing Co on N. 13th Street	ARRO	Rogers, AR 72756	US33	Olefins	Customer leasetrack	Polyethylene (FG)			2,132,837.61		2,132,837.61	3,003,160
Rail car on yard	Highway 149, Kodak Blvd 75603	99	Longview, TX 75603	US33	Olefins	Owned	Polyethylene (FG)			—		—	—
WLK leasetrack	Raritan Central railway FWD Storage	NJES	Raritan, NJ 08817	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
WLK leasetrack	3033 East 16th Street FWD Storage	ARRU	Russellville, AR 72802	US33	Olefins	WLK leasetrack	Polyethylene (FG)			61,716.19		61,716.19	86,900
SOPAKCO	Highway 149, Kodak Blvd 75603	WCOL	Longview, TX 75603	US33	Olefins	In process off site	Polyethylene (FG)			341,473.04		341,473.04	480,814
Plastics Express	678 Transfer Road	MNSP	St. Paul, MN	US33	Olefins	Terminal	Polyethylene (FG)			135,257.17		135,257.17	190,450
WLK leasetrack	450 S Benton, Searcy AR 72143	ARSC	Searcy, AR 72143	US33	Olefins	WLK leasetrack	Polyethylene (FG)			269,098.21		269,098.21	378,906
Cryovac, Inc SILO	803 North Maple Street	6K02	Simpsonville, SC 29681	US33	Olefins	Consigned	Polyethylene (FG)			381,695.81		391,695.81	537,450
CRyovac, Inc	803 North Maple Street	6K01	Simpsonville, SC 29681	US33	Olefins	Consigned	Polyethylene (FG)			—		—	—
Georgia Pacific	Highway 40 & Julia Street	GASM	St. Mary’s, GA 31558	US33	Olefins	Consigned	Polyethylene (FG)			—		—	—
Stratoflo Dst Sv @ Toronto ON	Track 550	2B01	Toronto ON	US33	Olefins	Foreign	Polyethylene (FG)			128,332.74		128,332.74	180,700
Pegasus	Pegasus drive	TXTE	Temple, TX 76501	US33	Olefins	Consigned	Polyethylene (FG)			2,047,171.42		2,047,171.42	2,882,537
Bemis Film	Bemis Film - N. Fruitridge	INTH	Terre Haute, IN 47804	US33	Olefins	Consigned	Polyethylene (FG)			184,417.06		184,417.06	259,670
Truck Rail Handling/Quality Transport	Truck Rail Handling, 2300 South 300 West	EJ01	Salt Lake City, UT 84157	US33	Olefins	Terminal	Polyethylene (FG)			103,958.75		103,958.75	1,463,800
United DC - Lathrop	1200 Lathrop	TXD3	Houston, TX 77020	US33	Olefins	At packaging plant	Polyethylene (FG)			1,278.36		1,278.36	1,800
United DC - Lathrop	1200 Lathrop	TXD3	Houston, TX 77020	US33	Olefins	At packaging plant	Polyethylene (FG)			274,328.10		274,328.10	386,270
A&R Transport Terminal / A&R Transport Truckers	A&R Transport on East street	MAWA	Ware, MA 01082	US33	Olefins	Terminal	Polyethylene (FG)			1,788,194.96		1,788,194.96	2,517,883
WLK leasetrack	Norfolk S RR ZTS Track#606 Zone 4	PAWH	West Hazelton, PA	US33	Olefins	WLK leasetrack	Polyethylene (FG)			—		—	—
Capitol Warehousing	Capitol Warehousing on Duraform Lane	WIWI	Windsor, WI 53598	US33	Olefins	Terminal	Polyethylene (FG)			—		—	—
Wagner Moving & Storage / Wagner Moving & Storage Trucker	Wagner WH 900 Olive Street Pacudah, KY	Q501	Paducah, KY 42001	US33	Olefins	Terminal	Polyethylene (FG)			269,014.40		269,014.40	378,788
Westlake Longview Corp	Spur MP1 Glensboro Sub	MBWP	Winnipeg, Manitoba, CANADA	US33	Olefins	Foreign	Polyethylene (FG)			257,375.68		257,375.68	362,400
WLK leasetrack	Washington Central RR Middle Yar - Yard 40 Track 722	WAYA	Yakima, WA	US33	Olefins	WLK leasetrack	Polyethylene (FG)			(575,874.02)		(575,874.02)	(810,864)
Westlake Longview Corp	Highway 149, Kodak Blvd 75603	TXEX	Longview, TX 75603	US33	Olefins	In process off site	Polyethylene (FG)			—		—	—
Westlake Longview Corp	FG to customer(s)	TXEX	Longview, TX 75603	US33	Olefins	In-Transit	Chlorine (rm), VCM (rm), VCM (fg), EDC (fg), PWC (fg)	1,366,378.53		9,157,900.09	—	9,157,900.09
GVC	2468 Industrial Pkwy.	LAGM	Geismar, LA 70734	US37	Vinyls	Owned

Westlake Chemical Corp.

Location Name	Location Address	SAP Storage Location	City, State, Zip	Co. Code	Group	Location Type (Owned Leased)	Type of Inventory	Raw Mat’ls	WIP	Fin.Goods	Other	7/31/2011	Pounds
GVC	2468 Industrial Pkwy.	LAGM	Geismar, LA 70734	US37	Vinyls	Pipeline at the plants	Chlorine (rm), VCM (rm), VCM (fg), EDC (fg), PVC (fg)	3,242.48	—	330,802.02	—	334,044,50
WLK leasetrack	Hickory Avenue	LANO	Harahan LA 70123	US37	Vinyls	WLK leasetrack	PVC resin (fg)			—		—
Blue Flash	zone 41, track 705-Bayport	TXLA	La Porte, TX 77571	US37	Vinyls	Terminal	PVC resin (fg)			421,716.69		421,716.69
WLK leasetrack	100 Cook Ave	KYFU	Fulton, KY 42041	US37	Vinyls	WLK leasetrack	PVC resin (fg)			208,758.77		208,758.77
WLK leasetrack	Freedom Plastics South Beloit Leastrack	WIJV	Janesville, WI 53547	US37	Vinyls	WLK leasetrack	PVC resin (fg)			—		—
WLK leasetrack	1128 South Yard Road	MCMS	McComb MS 39648	US37	Vinyls	WLK leasetrack	PVC resin (fg)			—		—
Kaytec	Kaytec - Holly Springs, MS	MSHS	Holly Springs, MS	US37	Vinyls	Customer leastrack	PVC resin (fg)			—		—
Deprey Warehouse	6101 Terminal Drive	LADU	Duprey, LA 70115	US37	Vinyls	At packaging plant	PVC resin (fg)			74,701.97		74,701.97
Kaytec	400 Longwood Road South	ONHM	Hamilton, ON L5J 1J9	US37	Vinyls	Foreign	PVC resin (fg)			393,425.08		393,425.08
Kaytec	foreign	ONCA	Calgary, Ontario Canada	US37	Vinyls	Foreign	PVC resin (fg)			—		—
IPEX	6665 Chemin St-Francois	PQST	IPEX-St Laurent ON	US37	Vinyls	Foreign	PVC resin (fg)			—		—
IPEX-Langley BC	20460 duncan way	BCLA	IPEX-Langley BC	US37	Vinyls	Foreign	PVC resin			—		0
IPEX	10100 Rodney Street	NCPI	IPEX-Pineville, NC 28134	US37	Vinyls	Customer leastrack	PVC resin (fg)			337,426.06		337,426.06
IPEX	MacMillan Yard Station 41978	2B01	IPEX-Toronto ON	US37	Vinyls	Foreign	PVC resin (fg)			—		—
IPEX	Edmonton RR, Township Rd #534	ABED	Edmonton, AB T58A 4V3	US37	Vinyls	Foreign	PVC resin (fg)			—		—
IPEX	1055 Wilton Grove Road	ONLO	IPEX-London, Ontario	US37	Vinyls	Foreign	PVC resin (fg)			422,046.12		422,046.12
IPEX			IPEX-Lachine, Montreal PQ	US37	Vinyls	Foreign	PVC resin (fg)			120,061.22		120,061.22
Aurora Plastic	180 Welcome Center blvd	NCCO	Colfax, NC 27374	US37	Vinyls	Customer leastrack	PVC resin (fg)			1,260,164.67		1,260,164.67
Simex	181 Pleasants Industrial Center	WVST	St. Mary’s WV 16170	US37	Vinyls	Customer leastrack	PVC resin (fg)			171,699.88		171,699.88
Aurora Plastic	9280 Jefferson Street	OHST	Streetsboro OH 44241	US37	Vinyls	Customer leastrack	PVC resin (fg)			3,106,125.05		3,106,125.05
Venezia Trucking	South Plainsfield leasetrack	NJSP	South Plainsfield, NJ 07080	US37	Vinyls	Terminal	PVC resin (fg)			693,743.94		693,743.94
Durbin	South America	MXGU	SOUTH AMERICA	US37	Vinyls	Foreign	PVC resin (fg)			859,139.37		859,139.37
EXPORT Warehouse	france road parkway	NOLA	New Orleans, LA 70126	US37	Vinyls	At packaging plant	PVC resin (fg)			—		—
Crane Plastic	1441 Universal Road	OHCO	Columbus OH 43216	US37	Vinyls	Customer leastrack	PVC resin			—		—
WLK leasetrack	Hickory Avenue	LANO	Harahan LA 70123	US37	Vinyls	WLK leasetrack	PVC resin (fg)			—		—
United DC	United DC, 8947 Market Street	TXD1	Houston, TX 77029	US37	Vinyls	At packaging plant	PVC resin (fg)			743.20		743.20
The International Group, Inc	Highway 146 North	TXBY	Baytown, TX	US37	Vinyls	WLK leasetrack	PVC resin (fg)			5,642,460.82		5,642,460.82
United DC	Export Warehouse on Lathrop Street	TXD2	Houston, TX 77020	US37	Vinyls	At packaging plant	PVC resin (fg)			—		—
United DC		TXEW	Houston, TX 77020	US37	Vinyls	At packaging plant	PVC resin (fg)			42,228.77		42,228.77
WPC Export WHS TXKT	TURNING BASIN~ TRAZONE 20	TXLP	Houston, TX 77029	US37	Vinyls	At packaging plant	PVC resin (fg)			—		—
United DC	United DC, 8905 Spikewood Drive	TXSP	Houston, TX	US37	Vinyls	At packaging plant	PVC resin (fg)			—		—
GVC - Offsite Packwell	Packwell Wallisview, 8786 Wallisville Road	TXP1	Houston, TX	US37	Vinyls	At packaging plant	PVC resin (fg)			5,503,828.87		5,503.828.87
WPC Export WHS TXKT	TURNING BASIN~ TRAZONE 20	TXGY	Houston, TX 77029	US37	Vinyls	At packaging plant	PVC resin (fg)			—		—
WPC Export WHS TXKT	TURNING BASIN~ TRAZONE 20	TXKT	Houston, TX 77029	US37	Vinyls	At packaging plant	PVC resin (fg)			—		—
GVC - Offsite Packwell	Portwall	TXPP	La Porte, TX 77571	US37	Vinyls	At packaging plant	PVC resin (fg)			4,024,929.80		4,024,929.80
GVC	FG to custome(s)			US37	Vinyls	In-Transit	EDC (fg), VCM (rm) Chlorine (rm)	0.00	—	—	—	—
NAPG	7504 30th Street, S.E.		Calgary, Alberta Canada	CA36	Fabrications	NOT INCLUDED	Resin, Window Frames	1,529,150.25	852,780.67	11,425,823.05	—	13,807,753.96	—
Spare Parts						Other					50,047,506.49	50,047,506.49
Additives & Non Recipe Chemicals						Other					8,145,771.88	8,145,771.88
Supplies - Gaskets, Lube, Intermediates, Lumber Strapping						Other					5,479,474.91	5,479,474.91
Other	Primarily Inventory exchange					Other					2,297,300.03	2,297,300.03
Inventory Reserve	Slow moving reserve against spare parts inventory					Other				—	(7,357,199.84)	(7,357,199.84)
Intercompany Profit Elimination						Other					(61,078,000.00)	(61,078,000.00)
												—
Rounding/Variance						Other						—

								172,293,871.81	8,136,169.97	311,949,430.65	(2,465,146.52)	489,914,325.90

Total Inventory								172,293,871.81	8,136,169.97	311,949,430.65	(2,465,146.52)	489,914,325.90	223,071,608

								172,293,871.81	8,136,169.97	311,949,430.66	(2,465,146.52)	489,914,325.91
								0.00	0.00	(0.00)	0.00	(0.00)
							Less: CA36	1,529,150.25	852,780.67	11,425,823.05	0.00	13,807,753.96

							Inventory for the Borrowing Base	170,764,721.56	7,283,389.30	300,523,607.61	(2,465,146.52)	476,106,571.95

SCHEDULE 6.24

DEPOSIT ACCOUNTS AS OF SEPTEMBER 16, 2011

BANK	ACCOUNT NAME	ACCOUNT NUMBER
Bank of America Customer Connection Dallas, TX 75283-2406	Westlake Chemical Corporation	3750232879
Bank of America	Westlake Chemical Corporation - CDA	3299114316
Bank of America	Westlake Management Services, Inc. - Payroll CDA	3299122996
Bank of America	Westlake Vinyls, Inc. - Payroll CDA	3299123002
Bank of America	North American Pipe Corporation - Payroll CDA	3299123010
Bank of America	Westlake Development Corporation	3751754673
Bank of America	Westlake Vinyls Company LP	3752082807
Bank of America	North American Pipe Corporation - Operating	3750480773
Bank of America	Westech Building Products, Inc.	3750770111
Bank of America	Westlake Vinyls, Inc. - Westlake CA&O - Operating	3750857597
Bank of America	Westlake Vinyls, Inc. - Westlake Monomers Division	3750480731
Bank of America	Westlake Management Services, Inc.	3750480757
Bank of America	Westlake Petrochemicals LLC	3750480744
Bank of America	Westlake Polymers LLC - Operating	3750480728
Bank of America	Westlake PVC Corporation - Operating	3750480760
Bank of America	Westlake Styrene LLC - Operating, Lockbox	3751000741
Bank of America	Westlake Petrochemicals LLC - WPE Division	3750909487
Bank of America	WPT LLC	3750692749
Bank of America	Westlake Polymers LLC - Lockbox	3750860607
Bank of America	Westlake PVC Corporation - Lockbox	3750889811
Bank of America	Westlake Vinyls, Inc-Westlake CA&O Lockbox	3751754660
Bank of America	North American Pipe Corporation - Lockbox	3750232840
Bank of America	Westlake Longview Corporation	4426358345
Bank of America	Westlake Supply and Trading Company	4426430645
Bank of America	Westlake Pipeline Investments LLC	4427135761
Bank of America	Westlake Chemical Corporation FBO Bank of America as Collateral Pledgee Cash Collateral Account	4426869274
Capital One 1312 South Burnside Gonzales, LA 70737	Westlake Vinyls Company LP-Petty Cash	2080093333
Capital One P.O. Box 61540 New Orleans, LA 70161	Westlake Petrochemicals LP - Petty Cash	01-020757-01
Community Financial Service Bank PO. Box 467 Benton, KY 42025	Westlake Vinyls, Inc - Petty Cash	0503614

Schedule 6.24

Heritage Bank 20 Oak Plaza Drive Calvert City, KY 42029	North American Pipe Corporation - Petty Cash	620001593
Litchfield Bank & Trust 401 North Madison Litchfield, IL 62056	North American Pipe Corporation - Petty Cash	00077666
BancorpSouth 207 S. 1st Street Booneville, MS 38829	North American Pipe Corporation - Petty Cash	60019452
BB&T P.O Box 191 Springfield, KY 40069	North American Pipe Corporation - Petty Cash	5180331451
The Farmers Bank 202 S. Main Street Greensboro, GA 30642	North American Pipe Corporation - Petty Cash	0032623
Fifth Third Bank Evansville, IN	Westech Building Products Inc. - Petty Cash	7692084747
Texas Bank P.O.Box 7789 Longview, TX 75603	Westlake Longview Corporation - Petty Cash	4212266
JPMorgan Chase Bank 18 N. Arch Street Janesville, WI 53548	North American Pipe Corporation - Petty Cash	811663020
PNC Bank 16 East Main Street Leola, PA 17540	North American Pipe Corporation - Petty Cash	5006165749

Schedule 6.24

SCHEDULE 7.10

EXISTING INVESTMENTS

1.	Please see items listed in Schedule 7.13.

2.	100 shares of ordinary stock of Westlake Trinidad Unlimited by Westlake NG I Corporation.

3.	100 shares of common stock of Westlake International Services Corporation by Westlake Olefins Corporation.

4.	100 shares of common stock of Westlake Chemical (China) Corporation by Westlake Olefins Corporation.

5.	1 share of common stock of Westlake Chemical (Asia), Inc. by Westlake Chemical Corporation.

6.	100% of partnership interests in Westlake International Holdings C.V. by Westlake Olefins Corporation (general partner, owning approximately 56%) and Westech Building Products, Inc. (limited partner, owning approximately 43%).

7.	100% membership interests in Westlake International LLC by Westlake International Holdings C. V.

8.	100% ownership interests in Westlake International Holdings Cooperatief U.A. by Westlake International Holdings C.V. (approximately 99%) and Westlake International LLC (less than 1%).

9.	100% ownership interests in Westlake International I B.V. by Westlake International Holdings C. V.

10.	100% ownership interests in Westlake International II B.V. by Westlake International I B.V.

11.	10,300,000 ordinary shares and 5,000,000 non-voting preferred shares in Westlake International Investments Corporation by Westlake International I B.V.

12.	100% ownership interests in Westech (Shanghai) Equipment Leasing Co., Ltd. by Westlake International Investments Corporation.

13.	Approximately 59% joint venture ownership interests in Suzhou Huasu Plastics Co., Ltd. by Westlake International Investments Corporation.

14.	100 common shares and 15,500 preferred shares in Westech Building Products ULC by Westlake International II B.V.

15.	50% membership interests in Cypress Interstate Pipeline LLC by Westlake Pipeline Investments LLC.

16.	All exiting investments in Restricted Subsidiaries as of the date hereof.

Schedule 7.10

SCHEDULE 7.13

DEBT AND EXISTING LETTERS OF CREDIT

1.	Note in the amount of $175,000,000 issued on February 14, 2004 by WPT LP and payable to Westlake Development Corporation.

2.	Note in the amount of $175,000,000 issued on February 14, 2004 by Westlake Polymers LP (now Westlake Polymers LLC) payable to Westlake Development Corporation.

3.	Note in the amount of $50,000,000 issued on February 14, 2004 by North American Pipe Corporation payable to Westlake Development Corporation.

4.	Note in the amount of $120,000,000 issued on February 14, 2004 by Westlake Vinyls, Inc. payable to Westlake Development Corporation.

5.	Note in the amount of $14,400,000 issued on November 30, 2006 by Westlake Ethylene Pipeline Corporation payable to Westlake Development Corporation.

6.	Note in the amount of $173,622,000 issued on November 30, 2006 by Westlake Longview Corporation payable to Westlake Development Corporation.

7.	Note in the amount of $11,500,000 issued on December 31, 2009 by Westech Building Products Limited payable to Westlake Development Corporation.

Schedule 7.13

SCHEDULE 7.17

EXISTING LIENS

None.